                                                                                                                         EXECUTION COPY
                                                   HOME EQUITY LOAN TRUST 2006-HSA4

                                                                Issuer

                                                                  AND

                                               JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                                                           Indenture Trustee

                                                               INDENTURE

                                                       Dated as of July 28, 2006

                                                   HOME EQUITY LOAN-BACKED TERM NOTES

                                             HOME EQUITY LOAN-BACKED VARIABLE FUNDING NOTES

                                            RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
                                        ACT OF 1939 AND INDENTURE PROVISIONS*

          Trust Indenture
            Act Section                                                            Indenture Section

             310(a)(1)......................................................               6.11
                (a)(2)......................................................               6.11
                (a)(3)......................................................               6.10
                (a)(4)......................................................          Not Applicable
                (a)(5)......................................................               6.11
                (b).........................................................               6.08, 6.11
                (c).........................................................          Not Applicable
             311(a).........................................................               6.12
                (b).........................................................               6.12
                (c).........................................................          Not Applicable
             312(a).........................................................               7.01, 7.02(a)
                (b).........................................................               7.02(b)
                (c).........................................................               7.02(c)
             313(a).........................................................               7.04
                (b).........................................................               7.04
                (c).........................................................               7.03(a)(iii), 7.04
                (d).........................................................               7.04
             314(a).........................................................               3.10, 7.03(a)
                 (b)........................................................               3.07
                (c)(1)......................................................               8.05(c), 10.01(a)
                (c)(2)......................................................               8.05(c), 10.01(a)
                (c)(3)......................................................          Not Applicable
                (d)(1)......................................................               8.05(c), 10.01(b)
                (d)(2)......................................................               8.05(c), 10.01(b)
                (d)(3)......................................................               8.05(c), 10.01(b)
                (e).........................................................              10.01(a)
             315(a).........................................................               6.01(b)
                (b).........................................................               6.05
                (c).........................................................               6.01(a)
                (d).........................................................               6.01(c)
                (d)(1)......................................................               6.01(c)
                (d)(2)......................................................               6.01(c)
                (d)(3)......................................................               6.01(c)
                (e).........................................................               5.13
             316(a)(1)(A)...................................................               5.11
             316(a)(1)(B)...................................................               5.12
             316(a)(2)......................................................          Not Applicable
             316(b).........................................................               5.07
             317(a)(1)......................................................               5.04
             317(a)(2)......................................................               5.03(d)
             317(b).........................................................               3.03(a)
             318(a).........................................................              10.07

*This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

                                                           TABLE OF CONTENTS

         Section 4.02.        Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate

         Section 10.04.       Notices, etc., to Indenture Trustee, Issuer, Credit Enhancer and Rating Agencies..54

EXHIBIT

Exhibit A-1  .....Form of Class A Notes                                                          A-1
Exhibit A-2 ......Form of Variable Funding Notes                                                 A-2
Exhibit B ........Form of Rule 144A Investment Representation                                    B-1
Exhibit C ........Form of Investor Representation Letter                                         C-1
Exhibit D ........Form of Transferor Representation Letter                                       D-1

                  This Indenture,  dated as of July 28, 2006, between HOME EQUITY LOAN TRUST 2006-HSA4,  a Delaware statutory trust, as
Issuer (the "Issuer"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Indenture Trustee (the "Indenture Trustee"),

                                                           WITNESSETH THAT:

                  Each party hereto  agrees as follows for the benefit of the other party and for the equal and ratable  benefit of the
Holders of the Issuer's  Series  2006-HSA4  Home Equity  Loan-Backed  Term Notes and Home Equity  Loan-Backed  Variable  Funding  Notes
(together, the "Notes") and the Credit Enhancer.

                                                            GRANTING CLAUSE

                  The Issuer hereby  Grants to the Indenture  Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuer's right,  title and interest in and to the Home Equity Loans and to all accounts,  chattel paper,  general intangibles,  payment intangibles,  contract rights,  certificates of deposit,  deposit accounts,  instruments,  documents,  letters of credit,  money,  advices of credit,  investment  property,  goods and other property consisting of, arising under or related to whether now existing or hereafter created in (a) the Home Equity Loans, including,  without limitation,  the benefit of the representations and warranties made by the Seller in Section 3.1(a) and Section 3.1(b) of the Purchase  Agreement  concerning the Home Equity Loans and the right to enforce the remedies  against the Seller  provided in such Section 3.1 to the same extent as though such  representations  and warranties were made directly to the Indenture  Trustee,  (b) the Payment  Account,  all funds on deposit or credited thereto from time to time and all proceeds thereof and (c) all present and future claims,  demands,  causes and choses in action in respect of any or all of the  foregoing and all payments on or under,  and all proceeds of every kind and nature  whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature  whatsoever in the conversion  thereof,  voluntary or involuntary,  into cash or other liquid  property,  all cash proceeds,  accounts,  accounts  receivable,  notes,  drafts,  acceptances, checks,  deposit  accounts,  rights to payment of any and every kind, and other forms of obligations and  receivables,  instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing  (collectively,  the
"Trust Estate" or the "Collateral").

                  The  foregoing  Grant is made in trust to secure the payment of principal  of and interest on, and any other  amounts owing in respect of, the Notes,  equally and ratably  without  prejudice,  priority or distinction,  and to secure  compliance with the provisions of this Indenture, all as provided in this Indenture.

                  The  foregoing  Grant shall  inure to the  benefit of the Credit  Enhancer in respect of draws made on the Policy and amounts  owing to the Credit  Enhancer  from time to time  pursuant  to the  Insurance  Agreement  and  payable to the Credit  Enhancer pursuant to this  Indenture,  and such Grant shall  continue in full force and effect for the benefit of the Credit  Enhancer until all such amounts owing to it have been repaid in full.

                  The Indenture  Trustee,  as trustee on behalf of the Holders of the Notes, (i) acknowledges  such Grant, (ii) accepts the trust under this Indenture in accordance  with the provisions  hereof,  (iii) agrees to perform its duties as Indenture  Trustee as required herein and (iv)  acknowledges  receipt of the Policy and shall hold such Policy in accordance with the terms of this Indenture for the benefit of the Holders of the Notes.

ARTICLE I

                                                              Definitions

Section 1.01.     Definitions.  For all  purposes  of this  Indenture,  except as  otherwise  expressly  provided  herein or unless the context  otherwise  requires,  capitalized  terms not otherwise  defined  herein shall have the meanings  assigned to such terms in the
Definitions  attached hereto as Appendix A which is incorporated by reference  herein.  All other  capitalized  terms used herein shall have the meanings specified herein.

Section 1.02.     Incorporation  by  Reference of Trust  Indenture  Act.  Whenever  this  Indenture  refers to a provision of the Trust
Indenture Act (the "TIA"),  the provision is incorporated  by reference in and made a part of this  Indenture.  The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA,  defined by TIA reference to another  statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.03.     Rules of Construction.  Unless the context otherwise requires:

(i)      a term has the meaning assigned to it;

(ii)     an accounting  term not otherwise  defined has the meaning  assigned to it in accordance  with generally  accepted  accounting principles as in effect from time to time;

(iii)    "or" is not exclusive;

(iv)     "including" means including without limitation;

(v)      words in the singular include the plural and words in the plural include the singular; and

(vi)     any  agreement,  instrument  or statute  defined or  referred  to herein or in any  instrument  or  certificate  delivered  in connection  herewith means such agreement,  instrument or statute as from time to time amended,  modified or supplemented  and includes
(in the case of agreements or instruments)  references to all attachments thereto and instruments  incorporated therein;  references to a Person are also to its permitted successors and assigns.

ARTICLE II

                                                      Original Issuance of Notes

Section 2.01.     Form. The Term Notes and the Variable Funding Notes, in each case together with the Indenture  Trustee's  certificate of  authentication,  shall be in  substantially  the forms set  forth in  Exhibits  A-1 and A-2,  respectively,  with such  appropriate insertions,  omissions,  substitutions  and other  variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may,  consistently  herewith, be determined by the officers  executing  such Notes,  as evidenced by their  execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         The Notes shall be  typewritten,  printed,  lithographed  or engraved or produced by any combination of these methods (with or without steel engraved  borders),  all as determined by the Authorized  Officers  executing such Notes, as evidenced by their execution of such Notes.

         The terms of the Notes set forth in Exhibits A-1 and A-2 are part of the terms of this Indenture.

Section 2.02.     Execution,  Authentication  and  Delivery.  The  Notes  shall be  executed  on  behalf  of the  Issuer  by any of its
Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile  signature of individuals who were at any time  Authorized  Officers of the Issuer shall bind the Issuer,  notwithstanding  that such  individuals  or any of them have ceased to hold such offices prior to the  authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The  Indenture  Trustee  shall upon Issuer  Request  authenticate  and deliver Term Notes for  original  issue in an aggregate initial  principal  amount of $402,118,000 and Variable  Funding Notes for original issue in an aggregate  initial  principal amount of
$0.  The Security Balance of the Variable Funding Notes in the aggregate may not exceed the Maximum Variable Funding Balance.

         Each Note shall be dated the date of its  authentication.  The Notes  shall be issuable  as  registered  Notes and the Class A
Notes shall be issuable in the minimum initial Security Balances of $100,000 and in integral multiples of $1 in excess thereof.

         Each  Variable  Funding  Note shall be  initially  issued  with a Security  Balance of $0 or, if  applicable,  with a Security
Balance in the amount equal to the Additional  Balance  Differential  for the  Collection  Period related to the Payment Date following the date of issuance of such Variable Funding Note pursuant to Section 4.01(b).

         No Note shall be entitled to any  benefit  under this  Indenture  or be valid or  obligatory  for any  purpose,  unless  there appears on such Note a certificate of  authentication  substantially in the form provided for herein executed by the Indenture  Trustee by the manual signature of one of its authorized  signatories,  and such certificate  upon any Note shall be conclusive  evidence,  and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

                                                               Covenants

Section 3.01.     Collection  of Payments with Respect to the Home Equity Loans.  The  Indenture  Trustee shall  establish and maintain with itself the Payment  Account in which the Indenture  Trustee shall,  subject to the terms of this paragraph,  deposit,  on the same day as it is received from the Master  Servicer,  each  remittance  received by the  Indenture  Trustee with respect to the Home Equity
Loans.  The Indenture  Trustee shall make all payments of principal of and interest on the Notes,  subject to Section 3.03, as provided in Section 3.05 herein from monies on deposit in the Payment Account.

Section 3.02.     Maintenance  of Office or Agency.  The  Issuer  will  maintain  in the City of New York,  an office or agency  where, subject to satisfaction of conditions set forth herein,  Notes may be surrendered for  registration of transfer or exchange,  and where notices  and  demands to or upon the  Issuer in respect of the Notes and this  Indenture  may be served.  The Issuer  hereby  initially appoints  the  Indenture  Trustee to serve as its agent for the  foregoing  purposes.  If at any time the Issuer shall fail to maintain any such  office or agency or shall fail to furnish the  Indenture  Trustee  with the address  thereof,  such  surrenders,  notices and demands may be made or served at the Corporate  Trust  Office,  and the Issuer  hereby  appoints the Indenture  Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03.     Money for Payments to Be Held in Trust;  Paying Agent.  (a) As provided in Section 3.01,  all payments of amounts due and payable with  respect to any Notes that are to be made from amounts  withdrawn  from the Payment  Account  pursuant to Section 3.01 shall be made on behalf of the Issuer by the  Indenture  Trustee or by the Paying Agent,  and no amounts so withdrawn  from the Payment
Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

         The Issuer will cause each Paying Agent other than the Indenture  Trustee to execute and deliver to the  Indenture  Trustee an instrument in which such Paying Agent shall agree with the Indenture  Trustee (and if the  Indenture  Trustee acts as Paying Agent,  it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)      hold all sums held by it for the  payment of amounts  due with  respect to the Notes in trust for the  benefit of the  Persons entitled  thereto until such sums shall be paid to such Persons or otherwise  disposed of as herein  provided and pay such sums to such
Persons as herein provided;

(ii)     give the  Indenture  Trustee  and the  Credit  Enhancer  written  notice of any  default  by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)    at any time during the continuance of any such default,  upon the written request of the Indenture  Trustee,  forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)     immediately  resign as Paying Agent and forthwith  pay to the  Indenture  Trustee all sums held by it in trust for the payment of Notes, if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v)      comply with all  requirements  of the Code with respect to the  withholding  from any payments  made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)     deliver to the  Indenture  Trustee a copy of the report to  Noteholders  prepared  with  respect to each  Payment  Date by the
Master Servicer pursuant to Section 4.01 of the Servicing Agreement.

         The Issuer may at any time,  for the purpose of obtaining the  satisfaction  and discharge of this  Indenture or for any other purpose,  by Issuer Request direct any Paying Agent to pay to the Indenture  Trustee all sums held in trust by such Paying Agent,  such sums to be held by the  Indenture  Trustee upon the same trusts as those upon which the sums were held by such Paying  Agent;  and upon such  payment by any Paying  Agent to the  Indenture  Trustee,  such Paying  Agent shall be released  from all further  liability  with respect to such money.

         Subject to applicable  laws with respect to escheat of funds,  any money held by the Indenture  Trustee or any Paying Agent in trust for the  payment of any amount due with  respect to any Note and  remaining  unclaimed  for one year after such amount has become due and payable  shall be  discharged  from such trust and be paid to the Issuer on Issuer  Request;  and the Holder of such Note shall thereafter,  as an unsecured  general  creditor,  look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer),  and all liability of the Indenture  Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided,  however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment,  shall at the expense and  direction  of the Issuer  cause to be published  once,  in an  Authorized  Newspaper,  notice that such money  remains unclaimed  and that,  after a date  specified  therein,  which  shall not be less than 30 days from the date of such  publication,  any unclaimed  balance of such money then remaining will be repaid to the Issuer.  The Indenture  Trustee may also adopt and employ, at the expense and direction of the Issuer,  any other  reasonable  means of  notification of such repayment  (including,  but not limited to, mailing  notice of such repayment to Holders whose Notes have been called but have not been  surrendered  for redemption or whose right to or interest in monies due and payable but not claimed is  determinable  from the records of the  Indenture  Trustee or of any Paying
Agent, at the last address of record for each such Holder).

Section 3.04.     Existence.  The Issuer will keep in full effect its existence,  rights and franchises as a statutory  trust under the laws of the State of Delaware  (unless it becomes,  or any successor  Issuer  hereunder is or becomes,  organized under the laws of any other  state or of the  United  States of  America,  in which  case the  Issuer  will keep in full  effect  its  existence,  rights and franchises  under the laws of such  other  jurisdiction)  and will  obtain  and  preserve  its  qualification  to do  business  in each jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this Indenture,  the
Notes, the Home Equity Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05.     Payment of  Principal  and  Interest;  Defaulted  Interest.  (a) On each  Payment Date from amounts on deposit in the
Payment  Account (other than amounts  deposited in the nature of prepayment  charges),  the Paying Agent shall pay to the  Noteholders, the Certificate  Paying Agent,  on behalf of the  Certificateholders,  and to other Persons the amounts to which they are entitled,  as set forth in the  statements  delivered to the  Indenture  Trustee  pursuant to Section 4.01 of the Servicing  Agreement,  as set forth below in the following order of priority:

(i)      first, to the Class A Noteholders  and the Variable  Funding  Noteholders,  the Interest  Distribution  Amount for the Class A
Notes and the  Variable  Funding  Notes for such  Payment  Date,  on a pro rata  basis in  accordance  with their  respective  Interest
Distribution Amounts;

(ii)     second,  to the Class A  Noteholders  and the  Variable  Funding  Noteholders,  as principal on the Class A Notes and Variable
Funding Notes, the Principal  Collection  Distribution Amount with respect to the Class A Notes and the Variable Funding Notes for such
Payment Date, on a pro rata basis in accordance with the outstanding Security Balances thereof;

(iii)    third,  to the Class A  Noteholders  and the  Variable  Funding  Noteholders,  as  principal on the Class A Notes and Variable
Funding Notes, on a pro rata basis in accordance with the outstanding  Security  Balances  thereof,  the Liquidation Loss  Distribution
Amount for such Payment Date;

(iv)     fourth,  to the Credit Enhancer,  the amount of the premium for the Policy and any previously  unpaid premiums for the Policy, with interest thereon as provided in the Insurance Agreement;

(v)      fifth,  to the Credit  Enhancer,  to  reimburse  it for prior draws made on the Policy  related to payments of  principal  and interest on the Class A Notes and the Variable Funding Notes with interest thereon as provided in the Insurance Agreement;

(vi)     sixth, to the Class A Noteholders  and the Variable  Funding  Noteholders,  as principal on the Class A Notes and the Variable
Funding Notes, on a pro rata basis in accordance with the outstanding  Security Balances thereof,  the  Overcollateralization  Increase
Amount, if any, for such Payment Date;

(vii)    seventh, to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

(viii)   eighth,  to the Class A Noteholders  and the Variable  Funding  Noteholders,  any Net WAC Cap Shortfalls for that Payment Date and any Net WAC Cap Shortfalls  for previous  Payment Dates and not  previously  paid (together with interest  thereon at the Note Rate
(as adjusted from time to time)),  on a pro rata basis in accordance  with the respective  amounts of Net WAC Cap Shortfalls  allocated to each such Class for such Payment Date and any previous Payment Dates not previously paid (with interest thereon);

(ix)     ninth,  to pay to the  holders of the Class A Notes and the  Variable  Funding  Notes,  pro rata,  any  Relief Act  Shortfalls incurred during the related Collection Period; and

(x)      tenth,  any  remaining  amount  (other than amounts in the nature of prepayment  charges) to the  Certificate  Paying Agent on behalf of the  holders of the Class SB  Certificates  and any amounts in the nature of  prepayment  charges to the  Certificate  Paying
Agent, on behalf of the holders of the Class SB Certificates;

provided,  however,  in the event that on a Payment Date a Credit  Enhancer  Default  shall have occurred and be  continuing,  then the priorities of distributions  described above will be adjusted such that payments of any required  payments of principal on the Notes on each Payment Date pursuant to clause  3.05(a)(iii)  above will include all  Liquidation  Loss Amounts for such Payment Date and for all previous  Collection  Periods  until paid or covered in full, to the extent not otherwise  covered by a Liquidation  Loss  Distribution
Amount, a reduction of the  Overcollateralization  Amount on such Payment Date or a draw on the Policy (up to the outstanding  Security
Balance thereof).

         On the Final  Scheduled  Payment  Date or other final  Payment  Date for the Notes,  the amount to be paid  pursuant to clause
(iii) above shall be equal to the Security  Balances of the Notes  immediately  prior to such Payment  Date.  Notwithstanding  anything herein to the  contrary,  if the final  Payment Date is a date on which the Master  Servicer has exercised its right to purchase all of the Home Equity Loans  pursuant to Section 8.08 of the  Servicing  Agreement,  the  priorities  set forth in clauses (i) through  (iii)
above shall be  disregarded,  and  amounts on deposit in the  Payment  Account  with  respect to the Home Equity  Loans will be applied first,  to pay the Interest  Distribution  Amount for the Class A Notes and Variable  Funding Notes,  on a pro rata basis in accordance with their respective Interest  Distribution  Amounts;  and second, to pay principal on the Class A Notes and Variable Funding Notes on a pro rata basis in accordance with their respective  Security Balances,  until the Security Balances thereof have been reduced to zero and then in accordance with the priorities set forth in clauses (iv) through (x) above.

(b)      Relief Act  Shortfalls  on the Home Equity Loans will be allocated  to the Class A Notes and Variable  Funding  Notes on a pro
rata basis in accordance with the amount of accrued interest payable on that Class for such Payment Date, absent such reductions.

(c)      On each Payment Date,  the  Certificate  Paying Agent shall  deposit in the  Certificate  Distribution  Account all amounts it received pursuant to this Section 3.05 for the purpose of distributing such funds to the Certificateholders.

                  The amounts paid to Noteholders  shall be paid in respect of the Term Notes or Variable  Funding  Notes,  as the case may be, in accordance  with the  applicable  percentage  as set forth in paragraph (d) below.  Interest will accrue on the Notes during an Interest Period, on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days.

                  Any  installment of interest or principal,  if any,  payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable  Payment Date shall, if such Holder holds Notes of an aggregate  initial  Security  Balance or notional amount of at least  $1,000,000,  be paid to each  Holder of record  on the  preceding  Record  Date,  by wire  transfer  to an  account specified in writing by such Holder  reasonably  satisfactory to the Indenture  Trustee as of the preceding Record Date or in all other cases or if no such  instructions  have been delivered to the Indenture  Trustee,  by check to such Noteholder  mailed to such Holder's address as it appears in the Note Register the amount  required to be  distributed to such Holder on such Payment Date pursuant to such
Holder's  Securities;  provided,  however,  that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

(d)      Principal of each Note shall be due and payable in full on the Final  Scheduled  Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1 and A-2. All  principal  payments on each of the Term Notes and Variable  Funding  Notes shall be made in accordance  with the  priorities  set forth in paragraphs  (a) and (b) above to the  Noteholders  entitled  thereto in accordance with the related  Percentage  Interests  represented  thereby.  Upon written notice to the Indenture  Trustee by the Issuer, the  Indenture  Trustee  shall  notify  the Person in whose  name a Note is  registered  at the close of  business  on the Record  Date preceding the Final  Scheduled  Payment Date or other final Payment Date.  Such notice shall be mailed no later than five Business Days prior to such Final Scheduled  Payment Date or other final Payment Date and shall specify that payment of the principal  amount and any interest  due with  respect to such Note at the Final  Scheduled  Payment  Date or other final  Payment  Date will be payable only upon presentation  and surrender of such Note and shall specify the place where such Note may be presented  and  surrendered  for such final payment.

Section 3.06.     Protection  of Trust  Estate.  (a) The Issuer will from time to time  execute and  deliver all such  supplements  and amendments hereto and all such financing statements,  continuation statements,  instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)      maintain  or  preserve  the lien and  security  interest  (and the  priority  thereof)  of this  Indenture  or carry  out more effectively the purposes hereof;

(ii)     perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)    cause the Trust to enforce any of the Home Equity Loans; or

(iv)     preserve and defend  title to the Trust  Estate and the rights of the  Indenture  Trustee and the  Noteholders  and the Credit
Enhancer in such Trust Estate against the claims of all persons and parties.

(b)      Except as otherwise  provided in this Indenture,  the Indenture  Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an  instrument,  certificate  or other writing from the  jurisdiction  in which it was held at the date of the most  recent  Opinion of Counsel  delivered  pursuant  to Section  3.07 (or from the  jurisdiction  in which it was held as described in the Opinion of Counsel  delivered at the Closing Date pursuant to Section  3.07(a),  if no Opinion of Counsel has yet been delivered  pursuant to Section  3.07(b))  unless the Indenture  Trustee  shall have first  received an Opinion of Counsel to the effect that the lien and security  interest  created by this  Indenture  with respect to such property  will  continue to be maintained  after giving effect to such action or actions.

         The Issuer  hereby  designates  the  Indenture  Trustee its agent and  attorney-in-fact  to execute any  financing  statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

Section 3.07.     Opinions as to Trust  Estate.  (a) On the Closing  Date,  the Issuer  shall  furnish to the  Indenture  Trustee,  the
Credit  Enhancer  and the Owner  Trustee an Opinion of Counsel at the expense of the Issuer  stating  that,  upon  delivery of the Loan
Agreements  relating to the Initial Home Equity Loans to the Indenture  Trustee or the  Custodian,  the  Indenture  Trustee will have a perfected, first priority security interest in the Home Equity Loans.

(b)      On or before  December 31st in each calendar  year,  beginning in 2006,  the Issuer shall furnish to the Indenture  Trustee an
Opinion of Counsel at the expense of the Issuer either  stating  that, in the opinion of such counsel,  such action has been taken with respect to the  recording,  filing,  re-recording  and refiling of this  Indenture,  any indentures  supplemental  hereto and any other requisite  documents  and with respect to the  execution  and filing of any  financing  statements  and  continuation  statements as is necessary to maintain  the lien and security  interest in the Home Equity Loans and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security  interest.  Such Opinion of Counsel shall also describe the recording,  filing,  re-recording and refiling of this Indenture,  any indentures  supplemental  hereto and any other requisite documents and the execution and filing of any financing  statements and continuation  statements that will, in the opinion of such  counsel,  be required to maintain the lien and  security  interest in the Home Equity  Loans until  December 31 in the  following calendar year.

Section 3.08.     Performance  of  Obligations;  Servicing  Agreement.  (a) The Issuer will  punctually  perform and observe all of its obligations  and agreements  contained in this Indenture,  the Basic  Documents and in the  instruments and agreements  included in the
Trust Estate.

(b)      The Issuer may contract with other Persons to assist it in performing  its duties under this  Indenture,  and any  performance of such duties by a Person identified to the Indenture  Trustee in an Officer's  Certificate of the Issuer shall be deemed to be action taken by the Issuer.

(c)      The Issuer  will not take any action or permit any action to be taken by others  which  would  release  any Person from any of such Person's  covenants or obligations under any of the documents  relating to the Home Equity Loans or under any instrument  included in the Trust Estate, or which would result in the amendment, hypothecation,  subordination,  termination or discharge of, or impair the validity or effectiveness  of, any of the documents  relating to the Home Equity Loans or any such  instrument,  except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement.

(d)      The Issuer may retain an  administrator  and may enter into contracts  with other Persons for the  performance of the Issuer's obligations  hereunder,  and performance of such  obligations by such Persons shall be deemed to be performance of such  obligations by the Issuer.

Section 3.09.     Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:

(a)      except as expressly permitted by this Indenture,  sell,  transfer,  exchange or otherwise dispose of the Trust Estate,  unless directed to do so by the Indenture Trustee;

(b)      claim any credit on, or make any  deduction  from the  principal  or  interest  payable in respect  of, the Notes  (other than amounts  properly  withheld from such payments  under the Code) or assert any claim against any present or former  Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c)      (i) permit the  validity or  effectiveness  of this  Indenture  to be  impaired,  or permit the lien of this  Indenture  to be amended,  hypothecated,  subordinated,  terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture  except as may be expressly  permitted  hereby,  (ii) permit any lien,  charge,  excise, claim,  security  interest,  mortgage or other  encumbrance  (other than the lien of this  Indenture)  to be created on or extend to or otherwise  arise upon or burden the Trust Estate or any part thereof or any  interest  therein or the proceeds  thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(d)      impair or cause to be impaired  the  Issuer's  interest in the Home  Equity  Loans,  the  Purchase  Agreement  or in any Basic
Document, if any such action would materially and adversely affect the interests of the Noteholders or the Credit Enhancer.

Section 3.10.     Annual Statement as to Compliance.  The Issuer will deliver to the Indenture  Trustee,  within 120 days after the end of each fiscal year of the Issuer  (commencing  with the fiscal year 2006),  an Officer's  Certificate  stating,  as to the  Authorized
Officer signing such Officer's Certificate, that:

(a)      a review of the  activities  of the  Issuer  during  such  year and of its  performance  under  this  Indenture  and the Trust
Agreement has been made under such Authorized Officer's supervision; and

(b)      to the best of such  Authorized  Officer's  knowledge,  based on such review,  the Issuer has complied with all conditions and covenants under this Indenture and the provisions of the Trust  Agreement  throughout such year, or, if there has been a default in its compliance  with any such  condition or covenant,  specifying  each such default  known to such  Authorized  Officer and the nature and status thereof.

Section 3.11.     Recording of  Assignments.  The Issuer shall  enforce the  obligation  of the Seller under the Purchase  Agreement to submit or cause to be submitted for  recordation  all  Assignments of Mortgages  within 60 days of receipt of recording  information by the Master Servicer.

Section 3.12.     Representations  and  Warranties  Concerning  the Home Equity Loans.  The Indenture  Trustee,  as pledgee of the Home
Equity Loans,  has the benefit of the  representations  and  warranties  made by the Seller in Section 3.1(a) and Section 3.1(b) of the
Purchase  Agreement  concerning the Home Equity Loans and the right to enforce the remedies against the Seller provided in such Section
3.1 to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

Section 3.13.     Assignee of Record of the Home Equity Loans.  As pledgee of the Home Equity Loans,  the Indenture  Trustee shall hold record title to the Home Equity Loans by being named as payee in the  endorsements  or assignments of the Loan  Agreements and assignee in the  Assignments  of Mortgage to be recorded  under  Section 2.1 of the  Purchase  Agreement.  Except as  expressly  provided in the
Purchase  Agreement or in the  Servicing  Agreement  with respect to any specific  Home Equity Loan,  the  Indenture  Trustee shall not execute any  endorsement  or assignment  or otherwise  release or transfer such record title to any of the Home Equity Loans until such time as the remaining Trust Estate may be released pursuant to Section 8.05(b).

Section 3.14.     Master Servicer as Agent and Bailee of the Indenture  Trustee.  Solely for purposes of perfection under Section 9-313 or 9-314 of the Uniform  Commercial  Code or other  similar  applicable  law, rule or regulation of the state in which such property is held by the Master Servicer,  the Issuer and the Indenture  Trustee hereby  acknowledge that the Master Servicer is acting as agent and bailee of the  Indenture  Trustee in holding  amounts on deposit in the  Custodial  Account  pursuant to Section 3.02 of the  Servicing
Agreement  that are  allocable  to the Home  Equity  Loans,  as well as the agent and bailee of the  Indenture  Trustee in holding  any
Related  Documents  released  to the Master  Servicer  pursuant  to Section  3.06(c) of the  Servicing  Agreement,  and any other items constituting  a part of the Trust  Estate  which from time to time come into the  possession  of the Master  Servicer.  It is  intended that, by the Master Servicer's  acceptance of such agency pursuant to Section 3.02 of the Servicing  Agreement,  the Indenture Trustee,
as a pledgee of the Home Equity Loans,  will be deemed to have possession of such Related  Documents,  such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

Section 3.15.     Investment  Company  Act.  The  Issuer  shall not  become  an  "investment  company"  or under  the  "control"  of an
"investment  company" as such terms are defined in the  Investment  Company Act of 1940,  as amended (or any  successor  or  amendatory statute),  and the rules and  regulations  thereunder  (taking into  account not only the general  definition  of the term  "investment company" but also any  available  exceptions to such general  definition);  provided,  however,  that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from  regulation as an "investment  company" so long as it is in compliance with the conditions imposed in such order.

Section 3.16.     Issuer May Consolidate, etc.  (a)  The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)      the Person (if other than the Issuer)  formed by or surviving  such  consolidation  or merger shall be a Person  organized and existing  under the laws of the United  States of America or any state or the District of Columbia and shall  expressly  assume,  by an indenture  supplemental  hereto,  executed and delivered to the Indenture  Trustee,  in form  reasonably  satisfactory to the Indenture
Trustee,  the due and punctual payment of the principal of and interest on all Notes and to the Certificate  Paying Agent, on behalf of the  Certificateholders  and the  performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)     immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii)    the Issuer  receives the prior written  consent of the Credit  Enhancer and the Rating Agencies shall have notified the Issuer that such  transaction  shall not cause the rating of the Notes to be reduced,  suspended or withdrawn  or to be  considered  by either
Rating Agency to be below investment grade without taking into account the Policy;

(iv)     the Issuer shall have received an Opinion of Counsel (and shall have  delivered  copies  thereof to the Indenture  Trustee and the Credit  Enhancer)  to the effect that such  transaction  will not have any  material  adverse tax  consequence  to the Issuer,  any
Noteholder or any Certificateholder;

(v)      any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)     the Issuer shall have  delivered to the  Indenture  Trustee an  Officer's  Certificate  and an Opinion of Counsel each stating that such  consolidation  or merger and such  supplemental  indenture  comply with this Article III and that all  conditions  precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b)      The Issuer shall not convey or transfer any of its  properties or assets,  including  those  included in the Trust Estate,  to any Person, unless:

(i)      the Person that  acquires by  conveyance  or transfer the  properties  and assets of the Issuer the  conveyance or transfer of which is hereby  restricted  shall (i) be a United  States  citizen or a Person  organized  and  existing  under the laws of the United
States of America or any state, (ii) expressly assumes, by an indenture  supplemental  hereto,  executed and delivered to the Indenture
Trustee,  in form  satisfactory to the Indenture  Trustee,  the due and punctual  payment of the principal of and interest on all Notes and the  performance  or  observance  of every  agreement  and covenant of this  Indenture on the part of the Issuer to be performed or observed,  all as provided herein,  (iii) expressly agrees by means of such supplemental  indenture that all right,  title and interest so conveyed or transferred  shall be subject and subordinate to the rights of Holders of the Notes,  (iv) unless otherwise  provided in such supplemental  indenture,  expressly agrees to indemnify,  defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (v) expressly  agrees by means of such  supplemental  indenture that such Person (or if a group of Persons,  then one  specified  Person)  shall make all filings  with the  Commission  (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)     immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)    the Issuer  receives the prior written  consent of the Credit  Enhancer and the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced,  suspended or withdrawn,  if determined  without regard to the Policy;

(iv)     the Issuer shall have received an Opinion of Counsel (and shall have  delivered  copies  thereof to the Indenture  Trustee and the Credit  Enhancer) to the effect that such  transaction  will not have any  material  adverse tax  consequence  to the Issuer or any
Noteholder;

(v)      any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)     the Issuer shall have  delivered to the  Indenture  Trustee an  Officer's  Certificate  and an Opinion of Counsel each stating that such  conveyance  or transfer  and such  supplemental  indenture  comply with this Article III and that all  conditions  precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.17.     Successor or  Transferee.  (a) Upon any  consolidation  or merger of the Issuer in accordance  with Section  3.16(a), the Person formed by or surviving such  consolidation  or merger (if other than the Issuer) shall succeed to, and be  substituted  for, and may  exercise  every right and power of, the Issuer under this  Indenture  with the same effect as if such Person had been named as the Issuer herein.

(b)      Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section  3.16(b),  the Issuer will be released  from every  covenant and  agreement  of this  Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.18.     No Other Business. The Issuer shall not engage in any business other than financing,  purchasing,  owning and selling and managing the Home Equity Loans and the issuance of the Notes and  Certificates  in the manner  contemplated  by this  Indenture and the Basic Documents and all activities incidental thereto.

Section 3.19.     No  Borrowing.  The Issuer  shall not issue,  incur,  assume,  guarantee  or  otherwise  become  liable,  directly or indirectly, for any indebtedness except for the Notes.

Section 3.20.     Guarantees,  Loans,  Advances and Other  Liabilities.  Except as  contemplated  by this  Indenture or the other Basic
Documents,  the Issuer  shall not make any loan or advance or credit to, or  guarantee  (directly  or  indirectly  or by an  instrument having the effect of assuring  another's  payment or performance on any obligation or capability of so doing or otherwise),  endorse or otherwise become  contingently  liable,  directly or indirectly,  in connection with the  obligations,  stocks or dividends of, or own, purchase,  repurchase  or acquire  (or agree  contingently  to do so) any stock,  obligations,  assets or  securities  of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.21.     Capital  Expenditures.  The Issuer shall not make any expenditure (by long- term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.22.     Owner Trustee Not Liable for Certificates or Related  Documents.  The recitals contained herein shall be taken as the statements of the Depositor,  and the Owner Trustee assumes no responsibility for the correctness  thereof.  The Owner Trustee makes no representations  as to the validity or sufficiency of this  Indenture,  of any Basic  Document or of the  Certificates  (other than the signatures of the Owner Trustee on the  Certificates)  or the Notes,  or of any Related  Documents.  The Owner Trustee shall at no time have any  responsibility  or liability  with respect to the  sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders  under the Trust Agreement or the Noteholders under this Indenture,  including,  the compliance by the  Depositor  or the Seller  with any  warranty or  representation  made under any Basic  Document or in any related  document or the accuracy of any such warranty or  representation,  or any action of the  Certificate  Paying Agent,  the  Certificate  Registrar or the
Indenture Trustee taken in the name of the Owner Trustee.

Section 3.23.     Restricted  Payments.  The Issuer shall not,  directly or indirectly,  (i) pay any dividend or make any  distribution
(by reduction of capital or otherwise),  whether in cash,  property,  securities or a combination  thereof, to the Owner Trustee or any owner of a beneficial  interest in the Issuer or otherwise  with respect to any  ownership or equity  interest or security in or of the
Issuer,  (ii) redeem,  purchase,  retire or otherwise  acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose;  provided,  however,  that the Issuer may make, or cause to be made, (x)
distributions  to the Owner  Trustee and the  Certificateholders  as  contemplated  by, and to the extent funds are  available for such purpose  under the Trust  Agreement  and (y) payments to the Master  Servicer  pursuant to the terms of the  Servicing  Agreement.  The
Issuer will not,  directly or indirectly,  make payments to or distributions  from the Custodial Account except in accordance with this
Indenture and the other Basic Documents.

Section 3.24.     Notice of Events of  Default.  The Issuer  shall give the  Indenture  Trustee,  the  Credit  Enhancer  and the Rating
Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.25.     Further  Instruments and Acts. Upon request of the Indenture Trustee or the Credit Enhancer,  the Issuer will execute and deliver such further  instruments and do such further acts as may be reasonably  necessary or proper to carry out more  effectively the purpose of this Indenture.

Section 3.26.     Statements to Noteholders.  On each Payment Date, the Indenture  Trustee and the Certificate  Registrar shall forward by mail to each  Noteholder  or make  available  on its website  initially  located at  "www.jpmorgan.com/sfr"  and  Certificateholder, respectively,  the statement delivered to it, on the Business Day following the related  Determination Date pursuant to Section 4.01 of the Servicing Agreement.

Section 3.27.     Determination  of Note Rates.  On the second LIBOR  Business Day  immediately  preceding  (i) the Closing Date in the case of the first Interest  Period and (ii) the first day of each succeeding  Interest  Period,  the Indenture  Trustee shall determine
LIBOR and the Note Rate for such  Interest  Period and shall  inform  the  Issuer,  the  Master  Servicer  and the  Depositor  at their respective facsimile numbers given to the Indenture Trustee in writing.

Section 3.28.     Payments  under the Policy.  (a) On or prior to 12:00 noon New York City time on the second  Business  Day before any
Payment Date,  the  Indenture  Trustee  shall make a draw on the Policy,  in an amount,  if any,  equal to the  Deficiency  Amount with respect to the Notes.  For purposes of the  foregoing,  amounts in the Payment  Account  available  for interest  distributions  on the
Notes on any Payment Date shall be deemed to include all amounts  distributed  on the Home Equity Loans for such  Payment  Date,  other than the Principal  Collection  Distribution  Amount  distributed  thereon.  In addition,  on the Final  Scheduled  Payment  Date,  the
Indenture  Trustee  shall make a draw on the Policy in the amount by which the  Security  Balances on the Notes  exceeds  the  payments otherwise available to be made to the Holders thereof on the Final Scheduled Payment Date.

(b)      The Indenture  Trustee shall submit,  if any Deficiency  Amount is specified in any statement to Holders of the Notes prepared by the Master Servicer pursuant to Section 4.01 of the Servicing  Agreement and timely delivered to the Indenture  Trustee,  the notice
(in the form  attached as Exhibit A to the Policy) in the amount of the  Deficiency  Amount to the Credit  Enhancer no later than 12:00 noon, New York City time, on the second Business Day prior to the applicable  Payment Date.  Upon receipt of such Deficiency  Amount in accordance  with the terms of the Policy,  the  Indenture  Trustee  shall  deposit such  Deficiency  Amount in the Payment  Account for distribution to the Noteholders pursuant to Section 3.05.

Section 3.29.     Additional Representations of the Issuer.

                  The Issuer  represents  and warrants to the  Indenture  Trustee and the Credit  Enhancer that as of the Closing Date, unless specifically stated otherwise:

(a)      This  Indenture  creates a valid and  continuing  security  interest (as defined in the New York UCC) in the Mortgage Notes in favor of the Indenture Trustee,  which security interest is prior to all other Liens (except as expressly  permitted  otherwise in this Indenture), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)      The Mortgage Notes constitute "instruments" within the meaning of the New York UCC and the Delaware UCC.

(c)      The Issuer owns and has good and marketable title to the Mortgage Notes free and clear of any Lien of any Person.

(d)      The original  executed copy of each  mortgage  Note (except for any Mortgage Note with respect to which a Lost Note  Affidavit has been delivered to the Custodian) has been delivered to the Custodian.

(e)      The Issuer has received a written  acknowledgment  from the  Custodian  that the  Custodian  is acting  solely as agent of the
     Indenture Trustee for the benefit of the Noteholders and the Credit Enhancer.

(f)      Other than the security  interest  granted to the Indenture  Trustee  pursuant to this Indenture,  the Issuer has not pledged, assigned,  sold,  granted a security  interest in, or otherwise  conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and is not aware of any financing  statements  against the Issuer that include a description of collateral  covering the  Mortgage  Notes other than any  financing  statement  relating to the  security  interest  granted to the  Indenture  Trustee hereunder or any security  interest that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g)      None of the Mortgage Notes has any marks or notations  indicating that they have been pledged,  assigned or otherwise conveyed to any Person other than the Indenture Trustee,  except for (i) any endorsements that are part of a complete chain of endorsements from the originator of the Mortgage Note to the Indenture Trustee,  and (ii) any marks or notations  pertaining to Liens that have been terminated or released.

ARTICLE IV

                                          The Notes; Satisfaction and Discharge of Indenture.

Section 4.01.     The Notes;  Increase  of Maximum  Variable  Funding  Balance;  Variable  Funding  Notes.  (a) The Term Notes shall be registered in the name of a nominee  designated by the  Depository.  Beneficial  Owners will hold interests in the Class A Notes as set forth in Section 4.06 herein in minimum  initial  Security  Balances of $100,000 and integral  multiples of $1 in excess  thereof.  The
Capped Funding Notes will be issued as definitive notes in fully  registered form in minimum initial  Security  Balances of $10,000 and integral  multiples of $1 in excess thereof,  together with any additional amount necessary to cover (i) the aggregate initial Security
Balance of the Capped  Funding  Notes  surrendered  at the time of the  initial  denominational  exchange  thereof  (with such  initial
Security  Balance  in each case  being  deemed to be the  Security  Balance of the  Capped  Funding  Notes at the time of such  initial denominational  exchange  thereof) or (ii) the aggregate  initial  Security  Balance of any Capped  Funding Notes issued in an exchange described in subsection (d) below.

         The Indenture  Trustee may for all purposes  (including  the making of payments due on the Notes) deal with the  Depository as the  authorized  representative  of the  Beneficial  Owners with respect to the Term Notes for the purposes of exercising the rights of
Holders of Term Notes  hereunder.  Except as provided in the next  succeeding  paragraph of this Section 4.01, the rights of Beneficial
Owners with respect to the Term Notes shall be limited to those  established by law and agreements  between such Beneficial  Owners and the  Depository  and  Depository  Participants.  Except as  provided  in Section  4.08,  Beneficial  Owners  shall not be  entitled  to definitive  certificates  for the Term Notes as to which they are the Beneficial  Owners.  Requests and directions  from, and votes of, the  Depository  as Holder of the Term Notes shall not be deemed  inconsistent  if they are made with respect to  different  Beneficial
Owners.  The Indenture  Trustee may establish a reasonable  record date in connection with  solicitations of consents from or voting by
Noteholders  and give notice to the  Depository of such record date.  Without the consent of the Issuer and the Indenture  Trustee,  no
Term Note may be transferred by the Depository  except to a successor  Depository  that agrees to hold such Note for the account of the
Beneficial Owners.

         In the event the  Depository  Trust Company  resigns or is removed as Depository,  the Indenture  Trustee with the approval of the Issuer may appoint a successor  Depository.  If no successor  Depository has been appointed within 30 days of the effective date of the  Depository's  resignation  or  removal,  each  Beneficial  Owner  shall be  entitled  to  certificates  representing  the Notes it beneficially owns in the manner prescribed in Section 4.08.

         The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee,  not in its individual  capacity but solely as Owner Trustee,  authenticated  by the Note  Registrar and delivered by the Indenture  Trustee to or upon the order of the
Issuer.

(b)      On each Payment Date, the aggregate  Security  Balance of the Variable  Funding Notes shall be increased by an amount equal to the  Additional  Balance  Differential  for such  Payment  Date,  subject to the  Maximum  Variable  Funding  Balance and the terms and conditions set forth below.  The Maximum Variable Funding Balance may be increased as provided in Section 9.01(a)(viii).

(c)      The Variable  Funding Notes issued on the Closing Date shall bear the Designation  "VFN-1" and each new Variable  Funding Note for such Class of Variable Funding Note will bear sequential numerical designations in the order of their issuance.

(d)      Subject to the following  conditions,  the Variable  Funding  Notes may be exchanged  pursuant to Section 4.02 for one or more
Capped Funding Notes.  Prior to any such exchange,  the party requesting the exchange must provide an Opinion of Counsel,  addressed to the Credit  Enhancer,  the Issuer and the  Indenture  Trustee,  to the effect that the Capped  Funding  Notes shall qualify for federal income tax purposes as  indebtedness  of the Issuer and the Issuer will not be  characterized  as an association  (or a publicly traded partnership)  taxable as a corporation  or a taxable  mortgage  pool within the meaning of Section  7701(i) of the Code. If required by the Opinion of Counsel,  the Capped Funding Notes may be issued  concurrently  with a reduction in the Security Balance of the Variable
Funding  Notes and an  equivalent  increase  in the  Security  Balance  of the  Certificates,  pursuant  to  Section  3.12 of the Trust
Agreement.  Upon  receipt of the  Opinion of Counsel,  the  Indenture  Trustee  shall  issue the Capped  Funding  Notes with a Security
Balance equal to the Security  Balance  permitted under such Opinion of Counsel,  in minimum  denominations  as set forth in subsection
(a) above.  The Capped  Funding  Notes  shall bear the  designation  "Capped"  in  addition  to any other  applicable  designation.  In connection  with such  exchange,  any Security  Balance not  represented by either a Capped Funding Note or an increase in the Security
Balance of the  Certificates  referred to above shall result in the issuance of a new Variable  Funding Note having an initial Security
Balance equal to the excess of the outstanding  Security  Balance of the Variable Funding Note so surrendered over the initial Security
Balances of the related  Capped  Funding  Notes and an increase in the  Security  Balance of the  Certificates  referred to above.  The
Indenture  Trustee and the Issuer agree to cooperate with each other and the party  requesting  the exchange of Variable  Funding Notes for Capped Funding Notes, the Credit Enhancer,  the Depositor,  the Seller and the Owner Trustee and to cause no unreasonable  delay in issuing Capped Funding Notes in connection with this Section and Section 3.12 of the Trust Agreement.

Section 4.02.     Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar.  (a)
The Issuer  shall  cause to be kept at the  Indenture  Trustee's  Corporate  Trust  Office a Note  Register  in which,  subject to such reasonable  regulations  as it may  prescribe,  the Note  Registrar  shall provide for the  registration  of Notes and of transfers and exchanges of Notes as herein provided.

         (b)      Subject to the restrictions and limitations set forth below,  upon surrender for registration of transfer of any Note at the Corporate  Trust Office,  the Issuer shall execute and the Note Registrar  shall  authenticate  and deliver,  in the name of the designated  transferee or transferees,  one or more new Notes in authorized  initial  Security  Balances  evidencing the same aggregate
Percentage Interests.

         (c)      No Variable  Funding Note,  other than any Capped Funding Notes,  may be  transferred.  Subject to the provisions set forth below, Capped Funding Notes may be transferred,  provided that with respect to the initial transfer thereof by the Seller,  prior written notification of such transfer shall have been given to the Rating Agencies and to the Credit Enhancer by the Seller.

         (d)      No transfer,  sale,  pledge or other  disposition of a Capped Funding Note shall be made unless such transfer,  sale, pledge or other  disposition  is  exempt  from the  registration  requirements  of the  Securities  Act of 1933,  as  amended,  and any applicable  state  securities  laws or is made in accordance  with said Act and laws. In the event of any such transfer,  the Indenture
Trustee or the Issuer shall require the transferee to execute  either (i)(a) an investment  letter in  substantially  the form attached hereto as Exhibit B (or in such form and substance  reasonably  satisfactory to the Indenture  Trustee and the Issuer) which investment letters shall not be an expense of the Trust,  the Owner Trustee,  the Indenture  Trustee,  the Master  Servicer,  the Depositor or the
Issuer and which  investment  letter states that,  among other things,  such  transferee  (a) is a "qualified  institutional  buyer" as defined under Rule 144A,  acting for its own account or the accounts of other  "qualified  institutional  buyers" as defined under Rule
144A,  and (b) is aware that the  proposed  transferor  intends  to rely on the  exemption  from  registration  requirements  under the
Securities  Act of 1933,  as amended,  provided by Rule 144A or (ii)(a) a written  Opinion of Counsel  (which may be in-house  counsel)
acceptable  to and in form and substance  reasonably  satisfactory  to the  Indenture  Trustee and the Issuer that such transfer may be made pursuant to an exemption,  describing the  applicable  exemption and the basis  therefor,  from said Act and laws or is being made pursuant to said Act and laws,  which  Opinion of Counsel  shall not be an expense of the  Indenture  Trustee or the Issuer and (b) the
Indenture  Trustee shall require the transferee  executes an investment  letter in  substantially  the form of Exhibit C hereto and the transferor  executes a representation  letter,  substantially  in the form of Exhibit D hereto  acceptable to and in form and substance reasonably  satisfactory  to the  Issuer and the  Indenture  Trustee  certifying  to the Issuer  and the  Indenture  Trustee  the facts surrounding such transfer,  which  investment  letter shall not be an expense of the Indenture  Trustee or the Issuer.  The Holder of a
Capped  Funding Note desiring to effect such transfer  shall,  and does hereby agree to,  indemnify the Indenture  Trustee,  the Credit
Enhancer and the Issuer against any liability  that may result if the transfer is not so exempt or is not made in accordance  with such federal and state laws. In addition,  any Noteholder of a Capped  Funding Note desiring to effect any such transfer  shall deliver,  if any private  placement  memorandum or other  offering  document  prepared in connection  with the offering of such Capped Funding Notes specifies  that  such  delivery  will be  required,  to the  Indenture  Trustee  and the  Master  Servicer,  either  (i) a  certificate substantially  to the effect of the  certification  set forth in Exhibit G to the Trust  Agreement  or (ii) an Opinion of Counsel  that establishes  to the  satisfaction  of the  Indenture  Trustee,  the  Credit  Enhancer  and the Master  Servicer  that the  purchase  of
Certificates is permissible  under applicable law, will not constitute or result in any non-exempt  prohibited  transaction under ERISA or Section  4975 of the Code and will not  subject  the  Indenture  Trustee or the  Master  Servicer  to any  obligation  or  liability
(including  obligations  or  liabilities  under ERISA or Section 4975 of the Code) in addition to those  undertaken in this  Indenture, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Master Servicer.  Notwithstanding  the foregoing,  the restrictions  on transfer  specified in this paragraph are not applicable to any Capped Funding Notes that have been  registered  under the Securities Act of 1933 pursuant to Section 2.4 of the Purchase Agreement.

         (e)(i)   In the case of any Class A Note (each such Note, a "Book-Entry  Non-Restricted  Note")  presented for registration in the name of any Person,  such Person  shall be deemed to have  represented  to the  Indenture  Trustee,  the  Depositor  and the Master
Servicer that (A) the Person is not a Plan  Investor,  or (B) the  acquisition  of the Note by that Person does not  constitute or give rise to a  prohibited  transaction  under  Section  406 of ERISA or  Section  4975 of the Code for which no  statutory,  regulatory  or administrative exemption is available.

         (ii)     (A) If any Class A Note (or any  interest  therein) is  acquired or held in  violation  of the  provisions  of clause
(e)(i) above,  then the last preceding  Transferee that is not in violation of the provisions of clause (e)(i) above shall be restored, to the extent  permitted by law, to all rights and  obligations as Note Owner thereof  retroactive to the date of such Transfer of such
Book-Entry  Non-Restricted  Note.  The Indenture  Trustee shall be under no liability to any Person for making any payments due on such
Note to such preceding Transferee.

         (iii)    Any Person investing  assets of a Plan may not acquire any Note or any interest therein if the Depositor,  the Master
Servicer,  the  Indenture  Trustee,  the Owner  Trustee or any  affiliates  of any such  person (A) has  investment  or  administrative discretion with respect to those plan assets of such Plan; (B) has authority or  responsibility  to give or regularly gives  investment advice with  respect to those plan assets for a fee and  pursuant to an  agreement  or  understanding  that such advice will serve as a primary basis for investment  decisions with respect to those plan assets and will be based on the particular  investment needs for the
Plan; or (C) unless United States  Department of Labor  Prohibited  Transaction  Class  Exemption 90-1,  91-38 or 95-60 applies,  is an employer maintaining or contributing to the Plan.

         (iv)     Any purported  Beneficial  Owner whose  acquisition  or holding of any  Book-Entry  Non-Restricted  Note (or interest therein) was effected in violation of the  restrictions in this Section  4.02(e) shall  indemnify and hold harmless the Depositor,  the
Indenture  Trustee,  the  Underwriter,  the Master Servicer,  any Subservicer,  and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         (f)      Subject to the foregoing, at the option of the Noteholders,  Notes may be exchanged for other Notes of like tenor, in each case in authorized  initial Security Balances  evidencing the same aggregate  Percentage  Interests upon surrender of the Notes to be exchanged at the Corporate  Trust Office of the Note  Registrar.  With respect to any surrender of Capped Funding Notes for exchange the new Notes  delivered in exchange  therefor will bear the  designation  "Capped" in addition to any other  applicable  designations.
Whenever any Notes are so surrendered for exchange,  the Indenture Trustee shall execute and the Note Registrar shall  authenticate and deliver  the Notes  which the  Noteholder  making the  exchange  is  entitled  to  receive.  Each Note  presented  or  surrendered  for registration  of transfer or exchange shall (if so required by the Note  Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form  reasonably  satisfactory  to the Note  Registrar  duly executed by, the Holder  thereof or his attorney duly  authorized in writing with such  signature  guaranteed by a commercial  bank or trust company  located or having a  correspondent located in the city of New York.  Notes  delivered upon any such transfer or exchange will evidence the same  obligations,  and will be entitled to the same rights and privileges, as the Notes surrendered.

         (g)      No service  charge shall be imposed for any  registration  of transfer or exchange of Notes,  but the Note  Registrar shall  require  payment  of a sum  sufficient  to cover any tax or  governmental  charge  that may be imposed  in  connection  with any registration of transfer or exchange of Notes.

         (h)      All Notes  surrendered  for  registration  of transfer and exchange  shall be  cancelled  by the Note  Registrar  and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

         (i)      The Issuer hereby  appoints the Indenture  Trustee as Certificate  Registrar to keep at its Corporate  Trust Office a
Certificate  Register  pursuant to Section  3.09 of the Trust  Agreement in which,  subject to such  reasonable  regulations  as it may prescribe,  the  Certificate  Registrar  shall provide for the  registration  of  Certificates  and of transfers and exchanges  thereof pursuant to Section 3.05 of the Trust Agreement.  The Indenture Trustee hereby accepts such appointment.

Section 4.03.     Mutilated,  Destroyed,  Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture  Trustee,  or the  Indenture  Trustee  receives  evidence  to its  satisfaction  of the  destruction,  loss or theft of any Note,  and (ii)  there is delivered to the Indenture  Trustee such  security or indemnity as may be required by it to hold the Issuer and the  Indenture  Trustee harmless,  then, in the absence of notice to the Issuer,  the Note Registrar or the Indenture  Trustee that such Note has been acquired by a bona fide purchaser,  and provided that the  requirements of Section 8-405 of the UCC are met, the Issuer shall execute,  and upon its request the Indenture Trustee shall  authenticate and deliver,  in exchange for or in lieu of any such mutilated,  destroyed,  lost or stolen Note, a replacement Note of the same class;  provided,  however,  that if any such destroyed,  lost or stolen Note, but not a mutilated  Note,  shall have become or within seven days shall be due and payable,  instead of issuing a replacement  Note,  the Issuer may pay such  destroyed,  lost or stolen  Note when so due or  payable  without  surrender  thereof.  If,  after the  delivery  of such replacement  Note or payment of a  destroyed,  lost or stolen  Note  pursuant  to the proviso to the  preceding  sentence,  a bona fide purchaser of the original Note in lieu of which such  replacement  Note was issued  presents for payment such original Note, the Issuer and the  Indenture  Trustee  shall be  entitled  to recover  such  replacement  Note (or such  payment)  from the Person to whom it was delivered or any Person taking such  replacement  Note from such Person to whom such  replacement Note was delivered or any assignee of such Person,  except a bona fide purchaser,  and shall be entitled to recover upon the security or indemnity  provided  therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any  replacement  Note under this Section 4.03,  the Issuer may require the payment by the Holder of such
Note of a sum  sufficient  to cover  any tax or other  governmental  charge  that may be  imposed  in  relation  thereto  and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every  replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated,  destroyed,  lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated,  destroyed,  lost or stolen
Note  shall  be at any time  enforceable  by  anyone,  and  shall  be  entitled  to all the  benefits  of this  Indenture  equally  and proportionately with any and all other Notes duly issued hereunder.

         The  provisions  of this Section 4.03 are exclusive  and shall  preclude (to the extent  lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04.     Persons Deemed Owners.  Prior to due presentment for registration of transfer of any Note, the Issuer,  the Indenture
Trustee,  the Credit  Enhancer  and any agent of the  Issuer or the  Indenture  Trustee  may treat the Person in whose name any Note is registered  (as of the day of  determination)  as the owner of such Note for the  purpose of  receiving  payments of  principal  of and interest,  if any, on such Note and for all other  purposes  whatsoever,  whether or not such Note be overdue,  and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 4.05.     Cancellation.  All Notes  surrendered  for  payment,  registration  of transfer,  exchange or  redemption  shall,  if surrendered to any Person other than the Indenture  Trustee,  be delivered to the Indenture Trustee and shall be promptly  cancelled by the  Indenture  Trustee.  The  Issuer  may at any  time  deliver  to the  Indenture  Trustee  for  cancellation  any  Notes  previously authenticated  and delivered  hereunder which the Issuer may have acquired in any manner  whatsoever,  and all Notes so delivered shall be promptly  cancelled by the Indenture  Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05,  except as expressly  permitted by this  Indenture.  All  cancelled  Notes may be held or disposed of by the Indenture  Trustee in accordance  with its standard  retention or disposal  policy as in effect at the time unless the Issuer shall direct by an Issuer  Request that they be destroyed or returned to it;  provided  however,  that such Issuer  Request is timely and the
Notes have not been previously disposed of by the Indenture Trustee.

Section 4.06.     Book-Entry  Notes.  The Term  Notes  shall  initially  be  issued as one or more Term  Notes  held by the  Book-Entry
Custodian or, if appointed to hold such Term Notes as provided  below,  the  Depository  Trust  Company,  the initial  Depository,  and registered in the name of its nominee Cede & Co. Except as provided  below,  registration  of such Term Notes may not be transferred by the Indenture  Trustee except to another  Depository  that agrees to hold such Term Notes for the  respective  Beneficial  Owners.  The
Indenture  Trustee is hereby initially  appointed as the Book-Entry  Custodian and hereby agrees to act as such in accordance  herewith and in accordance  with the agreement  that it has with the Depository  authorizing  it to act as such.  The Book-Entry  Custodian may, and, if it is no longer qualified to act as such, the Book-Entry  Custodian shall,  appoint,  by a written instrument  delivered to the
Depositor,  the Master  Servicer and, if the Indenture  Trustee is not the  Book-Entry  Custodian,  the  Indenture  Trustee,  any other transfer agent  (including the Depository or any successor  Depository)  to act as Book-Entry  Custodian  under such  conditions as the predecessor  Book-Entry  Custodian  and the  Depository or any  successor  Depository  may  prescribe,  provided  that the  predecessor
Book-Entry  Custodian shall not be relieved of any of its duties or  responsibilities  by reason of any new appointment,  except if the
Depository  is the  successor to the  Book-Entry  Custodian.  If the Indenture  Trustee  resigns or is removed in  accordance  with the terms hereof,  the successor  trustee or, if it so elects,  the Depository shall  immediately  succeed to its  predecessor's  duties as
Book-Entry  Custodian.  The  Depositor  shall have the right to  inspect,  and to obtain  copies of, any Term Notes held as  Book-Entry
Notes by the Book-Entry  Custodian.  No Beneficial Owner will receive a Definitive Note representing  such Beneficial  Owner's interest in such Note,  except as provided in Section 4.08. Unless and until  definitive,  fully registered Notes (the "Definitive  Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

(i)      the provisions of this Section 4.06 shall be in full force and effect;

(ii)     the Note  Registrar  and the  Indenture  Trustee  shall be  entitled  to deal with the  Depository  for all  purposes  of this
Indenture  (including the payment of principal of and interest on the Notes and the giving of instructions or directions  hereunder) as the sole holder of the Term Notes, and shall have no obligation to the Owners of Term Notes;

(iii)    to the extent that the provisions of this Section 4.06 conflict with any other  provisions of this  Indenture,  the provisions of this Section 4.06 shall control;

(iv)     the rights of Beneficial  Owners shall be exercised only through the  Depository and shall be limited to those  established by law and  agreements  between  such  Owners of Term  Notes and the  Depository  and/or  the  Depository  Participants.  Unless and until
Definitive Term Notes are issued pursuant to Section 4.08, the initial  Depository will make book-entry  transfers among the Depository
Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v)      whenever  this  Indenture  requires or permits  actions to be taken based upon  instructions  or directions of Holders of Term
Notes  evidencing a specified  percentage of the Security  Balances of the Term Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received  instructions to such effect from Beneficial Owners and/or  Depository  Participants owning or  representing,  respectively,  such required  percentage of the beneficial  interest in the Term Notes and has delivered such instructions to the Indenture Trustee.

Section 4.07.     Notices to  Depository.  Whenever a notice or other  communication  to the Term Note  Holders is required  under this
Indenture,  unless and until Definitive Term Notes shall have been issued to Beneficial  Owners pursuant to Section 4.08, the Indenture
Trustee shall give all such notices and  communications  specified  herein to be given to Holders of the Term Notes to the  Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08.     Definitive  Notes.  If (i) the Depositor  advises the Indenture  Trustee in writing that the  Depository is no longer willing or able to properly  discharge  its  responsibilities  with  respect to the Term Notes and the  Depositor is unable to locate a qualified  successor,  (ii) the Depositor notifies the Depository of its intent to terminate the book-entry system and, upon receipt of a notice of intent from the  Depository,  the  participants  holding  beneficial  interest in the book-entry  notes agree to initiate a termination or (iii) after the occurrence of an Event of Default,  Owners of Term Notes representing  beneficial interests  aggregating at least a majority of the Security  Balances of the Term Notes advise the Depository in writing that the  continuation of a book-entry system  through the  Depository is no longer in the best  interests of the  Beneficial  Owners,  then the  Depository  shall notify all
Beneficial  Owners and the Indenture  Trustee of the occurrence of any such event and of the  availability  of Definitive Term Notes to
Beneficial  Owners  requesting  the same.  Upon  surrender to the Indenture  Trustee of the  typewritten  Term Notes  representing  the
Book-Entry Notes by the Book-Entry Custodian or the Depository,  as applicable,  accompanied by registration  instructions,  the Issuer shall execute and the Indenture  Trustee shall  authenticate  the  Definitive  Term Notes in accordance  with the  instructions  of the
Depository.  None of the  Issuer,  the Note  Registrar  or the  Indenture  Trustee  shall be liable for any delay in  delivery  of such instructions and may  conclusively  rely on, and shall be protected in relying on, such  instructions.  Upon the issuance of Definitive
Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

         In addition,  if an Event of Default has occurred and is continuing,  each  Beneficial  Owner  materially  adversely  affected thereby may at its option request a Definitive  Note evidencing such  Beneficial  Owner's  Percentage  Interest in the related Class of
Notes. In order to make such request,  such  Beneficial  Owner shall,  subject to the rules and procedures of the  Depository,  provide the Depository or the related  Depository  Participant  with directions for the Note Registrar to exchange or cause the exchange of the
Beneficial  Owner's interest in such Class of Notes for an equivalent  Percentage  Interest in fully  registered  definitive form. Upon receipt by the Note  Registrar  of  instructions  from the  Depository  directing  the Note  Registrar  to effect such  exchange  (such instructions to contain information regarding the Class of Notes and the Security Balance being exchanged,  the Depository  Participant account to be debited with the decrease,  the registered  holder of and delivery  instructions  for the Definitive  Note, and any other information  reasonably  required by the Note  Registrar),  (i) the Note Registrar  shall instruct the Depository to reduce the related
Depository  Participant's  account by the aggregate Security Balance of the Definitive Note, (ii) the Issuer shall execute and the Note
Registrar shall authenticate and deliver, in accordance with the registration and delivery instructions  provided by the Depository,  a
Definitive Note evidencing such Beneficial  Owner's  Percentage  Interest in such Class of Notes and (iii) the Issuer shall execute and the Note Registrar shall  authenticate a new Book-Entry Note reflecting the reduction in the aggregate  Security  Balance of such Class of Notes by the amount of the Definitive Notes.

Section 4.09.     Tax Treatment.  The Issuer has entered into this  Indenture,  and the Notes will be issued,  with the intention that, for federal,  state and local  income,  single  business and  franchise tax  purposes,  the Notes will be treated as  indebtedness  for purposes of such taxes.  The Issuer,  by entering into this  Indenture,  and each  Noteholder,  by its acceptance of its Note (and each
Beneficial Owner by its acceptance of an interest in the applicable  Book-Entry Note), agree to treat the Notes for federal,  state and local income, single business and franchise tax purposes as indebtedness for purposes of such taxes.

Section 4.10.     Satisfaction  and  Discharge of Indenture.  This  Indenture  shall cease to be of further  effect with respect to the
Notes except as to (i) rights of  registration of transfer and exchange,  (ii)  substitution  of mutilated,  destroyed,  lost or stolen
Notes,  (iii) rights of Noteholders to receive  payments of principal  thereof and interest  thereon,  (iv) Sections 3.03,  3.04, 3.06,
3.09, 3.16, 3.18 and 3.19, (v) the rights,  obligations and immunities of the Indenture Trustee hereunder  (including the rights of the
Indenture  Trustee  under  Section  6.07 and the  obligations  of the  Indenture  Trustee  under  Section  4.11) and (vi) the rights of
Noteholders  and the Credit  Enhancer as  beneficiaries  hereof with respect to the property so deposited  with the  Indenture  Trustee payable  to all or any of them,  and the  Indenture  Trustee,  on demand of and at the  expense of the  Issuer,  shall  execute  proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                  (A)      either

                  (1)      all Notes theretofore  authenticated  and delivered (other than (i) Notes that have been destroyed,  lost or stolen  and that have  been  replaced  or paid as  provided  in  Section  4.03 and (ii)  Notes  for  whose  payment  money has theretofore  been  deposited in trust or  segregated  and held in trust by the Issuer and  thereafter  repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                  (2)      all Notes not theretofore delivered to the Indenture Trustee for cancellation

                           a.       have become due and payable,

                           b.       will become due and payable at the Final Scheduled Payment Date within one year, or

                           c.       have been declared immediately due and payable pursuant to Section 5.02.

and the Issuer,  in the case of a. or b. above,  has  irrevocably  deposited or caused to be  irrevocably  deposited with the Indenture
Trustee cash or direct  obligations of or  obligations  guaranteed by the United States of America (which will mature prior to the date such amounts are payable),  in trust for such purpose,  in an amount  sufficient to pay and discharge the entire  indebtedness  on such
Notes and Certificates  then  outstanding not theretofore  delivered to the Indenture  Trustee for  cancellation  when due on the Final
Scheduled Payment Date;

                  (B)      the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance  Agreement by the Issuer; and

                  (C)      the Issuer has delivered to the Indenture  Trustee and the Credit  Enhancer an Officer's  Certificate and an
         Opinion of Counsel,  each meeting the applicable  requirements of Section 10.01 and each stating that all conditions precedent herein provided for relating to the  satisfaction  and discharge of this Indenture have been complied with and, if the Opinion of Counsel  relates to a deposit made in  connection  with Section  4.10(A)(2)b.  above,  such opinion shall further be to the effect  that such  deposit  will not have any  material  adverse  tax  consequences  to the  Issuer,  any  Noteholders  or any
         Certificateholders.

Section 4.11.     Application of Trust Money.  All monies  deposited with the Indenture  Trustee  pursuant to Section 4.10 hereof shall be held in trust and  applied  by it, in  accordance  with the  provisions  of the Notes and this  Indenture,  to the  payment,  either directly  or through  any Paying  Agent or  Certificate  Paying  Agent,  as the  Indenture  Trustee  may  determine,  to the Holders of
Securities,  of all sums due and to become due thereon for principal and  interest;  but such monies need not be segregated  from other funds except to the extent required herein or required by law.

Section 4.12.     Subrogation  and  Cooperation.  The Issuer and the Indenture  Trustee  acknowledge  that (i) to the extent the Credit
Enhancer makes payments under the Policy on account of principal of or interest on the Home Equity Loans,  the Credit  Enhancer will be fully  subrogated  to the rights of the  Noteholders  to receive such  principal  and interest from the Home Equity Loans and any other
Collateral  and (ii) the  Credit  Enhancer  shall be paid such  principal  and  interest  but only from the  sources  and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

         The Indenture  Trustee shall  cooperate in all respects with any  reasonable  request or direction by the Credit  Enhancer for action to preserve or enforce the Credit  Enhancer's  rights or interest  under this Indenture or the Insurance  Agreement,  consistent with this Indenture and without  limiting the rights of the  Noteholders as otherwise set forth in the  Indenture,  including,  without limitation,  upon the occurrence and continuance of a default under the Insurance  Agreement,  a request to take any one or more of the following actions:

(i)      institute  Proceedings  for the  collection of all amounts then payable on the Notes or under this Indenture in respect of the
Notes and all amounts  payable  under the Insurance  Agreement and to enforce any judgment  obtained and collect from the Issuer monies adjudged due;

(ii)     sell the Trust  Estate or any  portion  thereof or rights or  interest  therein,  at one or more  public or private  Sales (as defined in Section 5.15 hereof) called and conducted in any manner permitted by law;

(iii)    file or record all assignments that have not previously been recorded;

(iv)     institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(v)      exercise any remedies of a secured party under the Uniform  Commercial Code and take any other  appropriate  action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.

         Following the payment in full of the Notes,  the Credit Enhancer shall continue to have all rights and privileges  provided to it under this Section and in all other  provisions of this Indenture,  until all amounts owing to the Credit Enhancer have been paid in full.

Section 4.13.     Repayment of Monies Held by Paying Agent.  In connection with the  satisfaction  and discharge of this Indenture with respect to the Notes,  all monies then held by any Person other than the Indenture  Trustee under the provisions of this Indenture with respect to such Notes shall,  upon demand of the Issuer,  be paid to the Indenture  Trustee to be held and applied according to Section
3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 4.14.     Temporary  Notes.  Pending  the  preparation  of any  Definitive  Notes,  the Issuer may execute and upon its written direction,  the Indenture  Trustee may  authenticate and make available for delivery,  temporary Notes that are printed,  lithographed, typewritten,  photocopied or otherwise  produced,  in any  denomination,  substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate  insertions,  omissions,  substitutions and other variations as the officers  executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued,  the Issuer will cause Definitive Notes to be prepared without  unreasonable  delay.  After the preparation of the Definitive  Notes,  the temporary Notes shall be exchangeable  for Definitive  Notes upon surrender of the temporary
Notes at the office or agency of the Indenture  Trustee,  without charge to the Holder.  Upon surrender for  cancellation of any one or more  temporary  Notes,  the Issuer shall execute and the Indenture  Trustee shall  authenticate  and make  available for delivery,  in exchange  therefor,  Definitive  Notes  of  authorized  denominations  and of like  tenor  and  aggregate  principal  amount.  Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

ARTICLE V

                                                         Default and Remedies

Section 5.01.     Events of Default.  The Issuer  shall  deliver to the  Indenture  Trustee and the Credit  Enhancer,  within five days after  learning  of the  occurrence  any event  which with the giving of notice and the lapse of time would  become an Event of Default under clause (iii) of the  definition of "Event of Default"  written  notice in the form of an Officer's  Certificate of its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02.     Acceleration of Maturity;  Rescission and Annulment.  If an Event of Default should occur and be continuing or if the
Master  Servicer  shall purchase all of the Home Equity Loans  pursuant to Section 8.08 of the Servicing  Agreement,  then and in every such case the Indenture  Trustee or the Holders of Notes  representing not less than a majority of the Security  Balances of all Notes, in each case, with the written consent of the Credit  Enhancer,  or the Credit Enhancer may declare the Notes to be immediately due and payable,  by a notice in writing to the Issuer (and to the Indenture  Trustee if given by  Noteholders),  and upon any such declaration the  unpaid  principal  amount of such  class of  Notes,  together  with  accrued  and  unpaid  interest  thereon  through  the date of acceleration, shall become immediately due and payable.

         At any time after such  declaration of  acceleration  of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture  Trustee as  hereinafter  provided in this Article
V, the  Holders of Notes  representing  a majority  of the  Security  Balances  of all Notes,  by written  notice to the Issuer and the
Indenture  Trustee with the written consent of the Credit Enhancer,  or the Credit Enhancer,  may in writing waive the related Event of
Default and rescind and annul such declaration and its consequences if:

(i)      the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (A)      all payments of  principal  of and  interest on the Notes and all other  amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

                           (B)      all sums paid or advanced by the  Indenture  Trustee  hereunder  and the  reasonable  compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and
(ii)     all  Events  of  Default,  other  than the  nonpayment  of the  principal  of the Notes  that has  become  due  solely by such acceleration, have been cured or waived as provided in Section 5.12.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03.     Collection  of  Indebtedness  and Suits for  Enforcement  by  Indenture  Trustee.  (a) The Issuer  covenants  that if default in the payment of (i) any interest on any Note when the same becomes due and payable,  and such default  continues for a period of five days,  or (ii) the  principal of or any  installment  of the  principal of any Note when the same becomes due and payable,  the
Issuer shall,  upon demand of the Indenture  Trustee,  pay to it, for the benefit of the Holders of Notes or the Credit Enhancer to the
extent the Credit  Enhancer  has made a payment on the Policy,  the whole  amount then due and payable on the Notes for  principal  and interest,  with interest upon the overdue  principal,  and in addition  thereto such further amount as shall be sufficient to cover the costs and expenses of  collection,  including  the  reasonable  compensation,  expenses,  disbursements  and advances of the  Indenture
Trustee and its agents and counsel.

(b)      In case the Issuer shall fail forthwith to pay such amounts upon such demand,  the Indenture  Trustee,  in its own name and as trustee of an express  trust,  subject to the  provisions of Section 10.17 hereof may institute a Proceeding  for the collection of the sums so due and unpaid,  and may prosecute such Proceeding to judgment or final decree,  and may enforce the same against the Issuer or other  obligor  upon the Notes and collect in the manner  provided by law out of the  property of the Issuer or other  obligor upon the
Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)      If an Event of Default  shall occur and be  continuing,  the  Indenture  Trustee  subject to the  provisions  of Section 10.17 hereof may,  as more  particularly  provided  in Section  5.04,  in its  discretion,  proceed to protect and enforce its rights and the rights of the Noteholders and the Credit Enhancer,  by such appropriate  Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights,  whether for the specific  enforcement of any covenant or agreement in this Indenture or in aid of the  exercise  of any power  granted  herein,  or to enforce  any other  proper  remedy or legal or  equitable  right  vested in the
Indenture Trustee by this Indenture or by law.

(d)      In case there shall be pending,  relative to the Issuer or any other  obligor upon the Notes or any Person  having or claiming an ownership  interest in the Trust Estate,  Proceedings  under Title 11 of the United States Code or any other  applicable  federal or state  bankruptcy,  insolvency  or other  similar  law, or in case a receiver,  assignee or trustee in  bankruptcy  or  reorganization, liquidator,  sequestrator or similar  official shall have been appointed for or taken  possession of the Issuer or its property or such other  obligor or Person,  or in case of any other  comparable  judicial  Proceedings  relative to the Issuer or other obligor upon the
Notes,  or to the  creditors  or property of the Issuer or such other  obligor,  the  Indenture  Trustee,  irrespective  of whether the principal of any Notes shall then be due and payable as therein  expressed or by declaration or otherwise and  irrespective  of whether the Indenture  Trustee shall have made any demand  pursuant to the  provisions of this  Section,  shall be entitled and  empowered,  by intervention in such Proceedings or otherwise:

(i)      to file and prove a claim or claims for the entire amount of principal  and interest  owing and unpaid in respect of the Notes and to file such other papers or documents  as may be  necessary  or  advisable  in order to have the claims of the  Indenture  Trustee
(including  any  claim for  reasonable  compensation  to the  Indenture  Trustee  and each  predecessor  Indenture  Trustee,  and their respective agents,  attorneys and counsel,  and for reimbursement of all expenses and liabilities  incurred,  and all advances made, by the Indenture Trustee and each predecessor  Indenture Trustee,  except as a result of negligence,  willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)     unless  prohibited by applicable law and regulations,  to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)    to collect and receive any monies or other  property  payable or  deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)     to file such proofs of claim and other  papers or  documents  as may be  necessary or advisable in order to have the claims of the  Indenture  Trustee or the Holders of Notes  allowed in any judicial  proceedings  relative to the Issuer,  its  creditors  and its property;

and any trustee,  receiver,  liquidator,  custodian or other similar  official in any such  Proceeding is hereby  authorized by each of such Noteholders to make payments to the Indenture  Trustee,  and, in the event that the Indenture  Trustee shall consent to the making of payments  directly to such  Noteholders,  to pay to the Indenture  Trustee such amounts as shall be  sufficient to cover  reasonable compensation to the Indenture Trustee, each predecessor  Indenture Trustee and their respective agents,  attorneys and counsel, and all other  expenses and  liabilities  incurred,  and all advances made, by the Indenture  Trustee and each  predecessor  Indenture  Trustee except as a result of negligence, willful misconduct or bad faith.

(e)      Nothing herein  contained shall be deemed to authorize the Indenture  Trustee to authorize or consent to or vote for or accept or adopt on behalf of any  Noteholder any plan of  reorganization,  arrangement,  adjustment or composition  affecting the Notes or the rights of any Holder  thereof or to  authorize  the  Indenture  Trustee to vote in respect of the claim of any  Noteholder  in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)      All rights of action and of  asserting  claims  under  this  Indenture,  or under any of the  Notes,  may be  enforced  by the
Indenture  Trustee  without the possession of any of the Notes or the  production  thereof in any trial or other  Proceedings  relative thereto,  and any such action or  proceedings  instituted  by the  Indenture  Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment,  subject to the payment of the expenses,  disbursements  and compensation of the Indenture
Trustee,  each  predecessor  Indenture  Trustee and their  respective  agents and  attorneys,  shall be for the ratable  benefit of the
Holders of the Term Notes or the Variable Funding Notes, as applicable.

(g)      In any Proceedings  brought by the Indenture Trustee (and also any Proceedings  involving the  interpretation of any provision of this Indenture to which the Indenture  Trustee shall be a party),  the Indenture  Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04.     Remedies;  Priorities.  (a) If an Event of Default  shall have  occurred and be  continuing,  the  Indenture  Trustee subject to the  provisions  of Section  10.17  hereof may with the  written  consent of the Credit  Enhancer,  or shall at the  written direction of the Credit Enhancer do one or more of the following (subject to Section 5.05):

(i)      institute  Proceedings  in its own name and as trustee of an express  trust for the  collection of all amounts then payable on the Notes or under this  Indenture  with respect  thereto,  whether by  declaration  or  otherwise,  and all amounts  payable under the
Insurance Agreement,  enforce any judgment obtained,  and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)     institute  Proceedings  from time to time for the complete or partial  foreclosure of this Indenture with respect to the Trust
Estate;

(iii)    exercise  any  remedies  of a secured  party  under the UCC and take any other  appropriate  action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv)     sell the Trust  Estate or any portion  thereof or rights or interest  therein,  at one or more public or private  sales called and conducted in any manner permitted by law;

provided,  however,  that the Indenture  Trustee may not sell or otherwise  liquidate  the Trust Estate  following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Credit Enhancer,  which consent will not be unreasonably  withheld,  or, if a Credit  Enhancer  Default has occurred and is continuing,  the consent of the Holders of 100% of the aggregate  Security  Balances of the Notes,  (B) the proceeds of such sale or liquidation  distributable to Holders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal  and interest and to reimburse  the Credit  Enhancer for any amounts drawn under the Policy and any other amounts due the Credit  Enhancer  under the Insurance  Agreement or (C) the Indenture  Trustee  determines  that the Home
Equity  Loans will not  continue to provide  sufficient  funds for the payment of  principal of and interest on the Notes as they would have  become due if the Notes had not been  declared  due and  payable,  and the  Indenture  Trustee  obtains the consent of the Credit
Enhancer,  which consent will not be unreasonably  withheld;  provided  further that the Indenture  Trustee shall not sell or otherwise liquidate  the Trust  Estate if the  proceeds of such sale or  liquidation  together  with  amounts  drawn under the Policy will not be sufficient  to discharge in full all amounts then due and unpaid upon the Notes for  principal and interest and to reimburse the Credit
Enhancer for any amounts drawn under the Policy and any other amounts due the Credit  Enhancer  under the  Insurance  Agreement  unless the Indenture  Trustee  obtains the consent of the Holders of 66-2/3% of the aggregate  Security  Balances of the Notes. In determining such  sufficiency or  insufficiency  with respect to clause (B) and (C), the Indenture  Trustee may, but need not, obtain and rely upon an opinion of an  Independent  investment  banking or accounting  firm of national  reputation as to the  feasibility  of such proposed action and as to the sufficiency of the Trust Estate for such purpose.  Notwithstanding  the foregoing,  so long as a Servicing Default has not  occurred,  any Sale of the Trust  Estate  shall be made  subject to the  continued  servicing  of the Home Equity Loans by the
Master Servicer as provided in the Servicing Agreement.

(b)      If the  Indenture  Trustee  collects any money or property  pursuant to this Article V, it shall pay out the money or property in the following order:

                  FIRST:   to the Indenture Trustee for amounts due under Section 6.07;

                  SECOND:  to Holders of the Class A Notes and Variable  Funding  Notes for amounts due and unpaid on the related Notes for interest,  ratably,  without  preference  or priority of any kind,  according to the amounts due and payable on such Notes for interest from amounts available in the Trust Estate for such Noteholders;

                  THIRD:   to Holders of the Class A Notes and Variable  Funding  Notes for amounts due and unpaid on the related Notes for principal,  ratably,  without  preference or priority of any kind,  according to the amounts due and payable on such Notes for principal,  from amounts  available in the Trust Estate for such  Noteholders,  until the Security  Balances of such Notes have been reduced to zero;

                  FOURTH:  to the payment of all amounts due and owing to the Credit Enhancer under the Insurance Agreement;

                  FIFTH:   to the Certificate Paying Agent for amounts due under Article VIII of the Trust Agreement; and

                  SIXTH:   to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto.

         The  Indenture  Trustee may fix a record date and payment date for any payment to  Noteholders  pursuant to this Section 5.04.
At least 15 days before such record date,  the Indenture  Trustee  shall mail to each  Noteholder a notice that states the record date, the payment date and the amount to be paid.

Section 5.05.     Optional  Preservation of the Trust Estate.  If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its  consequences  have not been rescinded and annulled,  the Indenture  Trustee may, but need not,  (but shall at the written  direction of the Credit  Enhancer)  elect to take and maintain  possession  of the Trust
Estate.  It is the desire of the parties  hereto and the  Noteholders  that there be at all times  sufficient  funds for the payment of principal  of and  interest  on the Notes and other  obligations  of the  Issuer  including  payment to the  Credit  Enhancer,  and the
Indenture  Trustee  shall take such desire into account when  determining  whether or not to take and maintain  possession of the Trust
Estate.  In determining  whether to take and maintain  possession of the Trust Estate,  the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent  investment banking or accounting firm of national  reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06.     Limitation of Suits. No Holder of any Note shall have any right to institute any  Proceeding,  judicial or otherwise, with  respect to this  Indenture,  or for the  appointment  of a receiver or trustee,  or for any other  remedy  hereunder,  unless and subject to the provisions of Section 10.17 hereof:

(i)      such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)     the Holders of not less than 25% of the Security  Balances of the Notes have made written request to the Indenture  Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)    such  Holder or  Holders  have  offered to the  Indenture  Trustee  reasonable  indemnity  against  the  costs,  expenses  and liabilities to be incurred in complying with such request;

(iv)     the  Indenture  Trustee for 60 days after its receipt of such notice,  request and offer of indemnity  has failed to institute such Proceedings; and

(v)      no direction  inconsistent  with such written request has been given to the Indenture Trustee during such 60-day period by the
Holders of a majority of the Security Balances of the Notes or by the Credit Enhancer.

It is  understood  and intended  that no one or more  Holders of Notes shall have any right in any manner  whatever by virtue of, or by availing of, any provision of this  Indenture to affect,  disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain  priority or  preference  over any other Holders or to enforce any right under this  Indenture,  except in the manner herein provided.

         In the event the Indenture  Trustee shall receive  conflicting or inconsistent  requests and indemnity from two or more groups of Holders of Notes,  each  representing  less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07.     Unconditional  Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions in this
Indenture,  the Holder of any Note shall have the right,  which is absolute and  unconditional,  to receive payment of the principal of and interest,  if any, on such Note on or after the  respective  due dates thereof  expressed in such Note or in this  Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08.     Restoration  of Rights and Remedies.  If the Indenture  Trustee or any  Noteholder  has  instituted any Proceeding to enforce any right or remedy under this  Indenture and such  Proceeding  has been  discontinued  or abandoned for any reason or has been determined  adversely to the Indenture  Trustee or to such Noteholder,  then and in every such case the Issuer,  the Indenture  Trustee and the Noteholders  shall,  subject to any  determination in such Proceeding,  be restored  severally and respectively to their former positions  hereunder,  and thereafter all rights and remedies of the Indenture  Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09.     Rights and Remedies  Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee,  the
Credit  Enhancer or to the  Noteholders is intended to be exclusive of any other right or remedy,  and every right and remedy shall, to the extent  permitted  by law, be  cumulative  and in addition to every other  right and remedy  given  hereunder  or now or  hereafter existing at law or in equity or  otherwise.  The  assertion or employment  of any right or remedy  hereunder,  or otherwise,  shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10.     Delay or Omission Not a Waiver. No delay or omission of the Indenture  Trustee,  the Credit Enhancer or any Holder of
any Note to exercise  any right or remedy  accruing  upon any Event of Default  shall  impair any such right or remedy or  constitute a waiver of any such  Event of Default or an  acquiescence  therein.  Every  right and  remedy  given by this  Article V or by law to the
Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed  expedient,  by the Indenture
Trustee or by the Noteholders, as the case may be.

Section 5.11.     Control by the Credit Enhancer or Noteholders.  The Holders of a majority of the Security  Balances of Notes with the consent of the Credit  Enhancer,  or the Credit Enhancer (so long as no Credit Enhancer  Default exists) shall have the right to direct the time,  method and place of conducting any Proceeding  for any remedy  available to the Indenture  Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)      such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)     subject to the express  terms of Section 5.04,  any  direction to the Indenture  Trustee to sell or liquidate the Trust Estate shall be by  Holders  of Notes  representing  not less than 100% of the  Security  Balances  of Notes  with the  consent  of the Credit
Enhancer, or the Credit Enhancer (so long as no Credit Enhancer Default exists);

(iii)    if the conditions  set forth in Section 5.05 have been  satisfied and the Indenture  Trustee elects to retain the Trust Estate pursuant to such Section,  then any direction to the Indenture Trustee by Holders of Notes  representing less than 100% of the Security
Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv)     the Indenture  Trustee may take any other action deemed proper by the  Indenture  Trustee that is not  inconsistent  with such direction.

Notwithstanding  the rights of Noteholders set forth in this Section,  subject to Section 6.01, the Indenture Trustee need not take any action that it  determines  might  involve it in liability  or might  materially  adversely  affect the rights of any  Noteholders  not consenting  to such  action  unless  the  Indenture  Trustee  has  received  satisfactory  indemnity  from the Credit  Enhancer  or the
Noteholders.

Section 5.12.     Waiver of Past Default.  Prior to the  declaration  of the  acceleration  of the maturity of the Notes as provided in
Section  5.02,  the Holders of Notes of not less than a majority of the  Security  Balances of the Notes with the consent of the Credit
Enhancer,  or the  Credit  Enhancer  (so long as no  Credit  Enhancer  Default  exists)  may waive any past  Event of  Default  and its consequences  except an Event of  Default  (i) with  respect  to payment of  principal  of or  interest  on any of the Notes or (ii) in respect of a covenant or provision  hereof which cannot be modified or amended  without the consent of the Holder of each Note.  In the case of any such waiver,  the Issuer,  the Indenture  Trustee and the Holders of the Notes shall be restored to their respective former positions  and rights  hereunder;  but no such  waiver  shall  extend to any  subsequent  or other Event of Default or impair any right consequent thereto.

         Upon any such waiver,  any Event of Default  arising  therefrom  shall be deemed to have been cured and not to have  occurred, for every purpose of this  Indenture;  but no such waiver shall extend to any  subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13.     Undertaking for Costs. All parties to this Indenture  agree, and each Holder of any Note by such Holder's  acceptance thereof shall be deemed to have agreed,  that any court may in its discretion  require, in any suit for the enforcement of any right or remedy  under this  Indenture,  or in any suit  against  the  Indenture  Trustee  for any action  taken,  suffered  or omitted by it as
Indenture  Trustee,  the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs,  including  reasonable  attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses  made by such party  litigant;  but the  provisions  of this  Section
5.13 shall not apply to (a) any suit  instituted by the Indenture  Trustee,  (b) any suit  instituted  by any  Noteholder,  or group of
Noteholders,  in each case holding in the aggregate more than 10% of the Security  Balances of the Notes or (c) any suit  instituted by any  Noteholder  for the  enforcement  of the payment of  principal  of or interest  on any Note on or after the  respective  due dates expressed in such Note and in this Indenture.

Section 5.14.     Waiver of Stay or Extension  Laws.  The Issuer  covenants (to the extent that it may lawfully do so) that it will not at any time insist upon,  or plead or in any manner  whatsoever,  claim or take the benefit or advantage  of, any stay or extension law wherever enacted,  now or at any time hereafter in force,  that may affect the covenants or the performance of this Indenture;  and the
Issuer (to the extent that it may lawfully do so) hereby  expressly  waives all benefit or  advantage  of any such law,  and  covenants that it shall not hinder,  delay or impede the  execution of any power herein  granted to the  Indenture  Trustee,  but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15.     Sale of Trust Estate.  (a) The power to effect any sale or other  disposition  (a "Sale") of any portion of the Trust
Estate  pursuant to Section 5.04 is expressly  subject to the  provisions  of Section 5.05 and this Section  5.15.  The power to effect any such Sale  shall not be  exhausted  by any one or more Sales as to any  portion of the Trust  Estate  remaining  unsold,  but shall continue  unimpaired  until the entire Trust Estate shall have been sold or all amounts  payable on the Notes and under this  Indenture and under the  Insurance  Agreement  shall have been paid.  The  Indenture  Trustee may from time to time  postpone  any public Sale by public  announcement  made at the time and place of such Sale. The Indenture  Trustee hereby  expressly  waives its right to any amount fixed by law as compensation for any Sale.

(b)      The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

                  (1)      the Holders of all Notes and the Credit Enhancer  consent to, or direct the Indenture  Trustee to make, such
         Sale, or

                  (2)      the  proceeds  of such  Sale  would be not  less  than the  entire  amount  which  would be  payable  to the
         Noteholders  under the Notes,  the  Certificateholders  under the  Certificates  and the Credit Enhancer in respect of amounts drawn under the Policy and any other amounts due the Credit  Enhancer under the Insurance  Agreement,  in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or

                  (3)      the Indenture  Trustee  determines,  in its sole discretion,  that the conditions for retention of the Trust
         Estate set forth in Section 5.05 cannot be satisfied (in making any such  determination,  the Indenture  Trustee may rely upon an opinion of an  Independent  investment  banking firm  obtained and delivered as provided in Section  5.05),  and the Credit
         Enhancer  consents to such Sale,  which  consent  will not be  unreasonably  withheld  and the Holders  representing  at least
         66-2/3% of the Security Balances of the Notes consent to such Sale.

The purchase by the  Indenture  Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c)      Unless the Holders and the Credit Enhancer have otherwise  consented or directed the Indenture Trustee,  at any public Sale of all or any  portion of the Trust  Estate at which a minimum  bid equal to or greater  than the amount  described  in  paragraph  (2) of subsection  (b) of this  Section  5.15 has not been  established  by the  Indenture  Trustee and no Person  bids an amount  equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

(d)      In connection with a Sale of all or any portion of the Trust Estate:

                  (1)      any  Holder or  Holders  of Notes may bid for and with the  consent  of the  Credit  Enhancer  purchase  the property  offered  for sale,  and upon  compliance  with the terms of sale may hold,  retain and  possess  and dispose of such property,  without further  accountability,  and may, in paying the purchase money  therefor,  deliver any Notes or claims for interest  thereon in lieu of cash up to the amount  which  shall,  upon  distribution  of the net  proceeds  of such sale,  be payable  thereon,  and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon,  shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                  (2)      the  Indenture  Trustee may bid for and acquire the property  offered for Sale in  connection  with any Sale thereof,  and, subject to any requirements of, and to the extent  permitted by,  applicable law in connection  therewith,  may purchase all or any portion of the Trust Estate in a private sale,  and, in lieu of paying cash therefor,  may make settlement for the purchase  price by crediting  the gross Sale price against the sum of (A) the amount which would be  distributable  to the Holders of the Notes and Holders of  Certificates  and  amounts  owing to the Credit  Enhancer as a result of such Sale in accordance  with Section  5.04(b) on the Payment Date next  succeeding  the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection  therewith  which are  reimbursable to it, without being required to produce the Notes in order to complete  any such Sale or in order for the net Sale price to be credited  against  such Notes,  and any  property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                  (3)      the Indenture  Trustee shall execute and deliver an appropriate  instrument of conveyance  transferring  its interest in any portion of the Trust Estate in connection with a Sale thereof;

                  (4)      the Indenture  Trustee is hereby  irrevocably  appointed  the agent and  attorney-  in-fact of the Issuer to transfer  and convey its  interest in any  portion of the Trust  Estate in  connection  with a Sale  thereof,  and to take all action necessary to effect such Sale; and

                  (5)      no purchaser or transferee at such a Sale shall be bound to ascertain  the  Indenture  Trustee's  authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16.     Action on Notes.  The Indenture  Trustee's  right to seek and recover  judgment on the Notes or under this  Indenture shall not be affected by the seeking,  obtaining or  application of any other relief under or with respect to this  Indenture.  Neither the lien of this  Indenture nor any rights or remedies of the Indenture  Trustee or the  Noteholders  shall be impaired by the recovery of any judgment by the Indenture  Trustee  against the Issuer or by the levy of any  execution  under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.  Any money or property  collected by the  Indenture  Trustee shall be applied in accordance with Section 5.04(b).

Section 5.17.     Performance  and  Enforcement  of Certain  Obligations.  (a)  Promptly  following a written  request  from the Credit
Enhancer or the Indenture  Trustee with the written consent of the Credit  Enhancer to do so, the Issuer,  in its capacity as holder of the Home Equity Loans,  shall,  with the written consent of the Credit Enhancer,  take all such lawful action as the Indenture  Trustee may  request  to cause the Issuer to compel or secure the  performance  and  observance  by the  Seller  and the  Master  Servicer,  as applicable,  of each of their  obligations  to the  Issuer  under  or in  connection  with the  Purchase  Agreement  and the  Servicing
Agreement,  and to  exercise  any and all  rights,  remedies,  powers and  privileges  lawfully  available  to the  Issuer  under or in connection with the Purchase  Agreement and the Servicing  Agreement to the extent and in the manner directed by the Indenture Trustee, as  pledgee  of the Home  Equity  Loans,  including  the  transmission  of  notices  of default on the part of the Seller or the Master
Servicer  thereunder and the  institution  of legal or  administrative  actions or  proceedings to compel or secure  performance by the
Seller or the Master Servicer of each of their obligations under the Purchase Agreement and the Servicing Agreement.

(b)      If an Event of Default has occurred and is continuing,  the Indenture  Trustee,  as pledgee of the Home Equity Loans,  subject to the rights of the Credit Enhancer under the Servicing  Agreement may, and at the direction  (which  direction shall be in writing or by telephone  (confirmed in writing  promptly  thereafter)) of the Credit Enhancer (or if a Credit Enhancer  Default has occurred which is continuing,  Holders of 66-2/3% of the Security Balances of the Notes) shall, exercise all rights, remedies,  powers, privileges and claims of the Issuer  against the Seller or the Master  Servicer under or in connection  with the Purchase  Agreement and the Servicing
Agreement,  including the right or power to take any action to compel or secure  performance  or observance by the Seller or the Master
Servicer,  as the case may be,  of each of their  obligations  to the  Issuer  thereunder  and to give any  consent,  request,  notice, direction,  approval,  extension or waiver under the Purchase Agreement and the Servicing Agreement,  as the case may be, and any right of the Issuer to take such action shall not be  suspended.  In connection  therewith,  as  determined  by the  Indenture  Trustee,  the
Issuer shall take all actions necessary to effect the transfer of the Home Equity Loans to the Indenture Trustee.

ARTICLE VI

                                                         The Indenture Trustee

Section 6.01.     Duties of Indenture  Trustee.  (a) If an Event of Default has  occurred  and is  continuing,  the  Indenture  Trustee shall  exercise the rights and powers vested in it by this  Indenture and use the same degree of care and skill in their  exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)      Except during the continuance of an Event of Default:

(i)      the Indenture  Trustee  undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)     in the absence of bad faith on its part, the Indenture  Trustee may  conclusively  rely, as to the truth of the statements and the correctness of the opinions expressed  therein,  upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture;  provided,  however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)      The Indenture  Trustee may not be relieved from liability for its own negligent  action,  its own negligent  failure to act or its own willful misconduct, except that:

(i)      this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)     the Indenture  Trustee shall not be liable for any error of judgment made in good faith by a Responsible  Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the  Indenture  Trustee  shall not be liable with respect to any action it takes or omits to take in good faith in  accordance with a direction  received by it (A) pursuant to Section 5.11 or (B) from the Credit  Enhancer,  which it is entitled to give under any of the Basic Documents.

(d)      The Indenture  Trustee shall not be liable for interest on any money received by it except as the Indenture  Trustee may agree in writing with the Issuer.

(e)      Money held in trust by the Indenture  Trustee need not be segregated  from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f)      No  provision  of this  Indenture  shall  require the  Indenture  Trustee to expend or risk its own funds or  otherwise  incur financial  liability in the performance of any of its duties  hereunder or in the exercise of any of its rights or powers,  if it shall have  reasonable  grounds to  believe  that  repayment  of such funds or  adequate  indemnity  against  such risk or  liability  is not reasonably assured to it.

(g)      Every  provision of this  Indenture  relating to the conduct or affecting  the  liability  of or affording  protection  to the
Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 6.02.     Rights of Indenture  Trustee.  (a) The  Indenture  Trustee may rely on any document  believed by it to be genuine and to have been signed or presented by the proper  person.  The Indenture  Trustee need not  investigate  any fact or matter stated in the document.

(b)      Before the  Indenture  Trustee  acts or  refrains  from  acting,  it may  require an  Officer's  Certificate  or an Opinion of
Counsel.  The  Indenture  Trustee  shall  not be  liable  for any  action  it takes or omits to take in good  faith in  reliance  on an
Officer's Certificate or Opinion of Counsel.

(c)      The Indenture  Trustee may execute any of the trusts or powers  hereunder or perform any duties  hereunder  either directly or by or through agents or attorneys or a custodian or nominee,  and the Indenture  Trustee shall not be responsible for any misconduct or negligence on the part of, or for the  supervision  of, any such agent,  attorney,  custodian or nominee  appointed with due care by it hereunder.

(d)      The  Indenture  Trustee  shall not be liable for any action it takes or omits to take in good faith  which it  believes  to be authorized  or within its rights or powers;  provided,  however,  that the  Indenture  Trustee's  conduct does not  constitute  willful misconduct, negligence or bad faith.

(e)      The Indenture  Trustee may consult with counsel,  and the advice or opinion of counsel with respect to legal matters  relating to this  Indenture  and the Notes shall be full and  complete  authorization  and  protection  from  liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 6.03.     Individual  Rights of Indenture  Trustee.  The Indenture  Trustee in its  individual or any other capacity may become the owner or pledgee of Notes and may otherwise  deal with the Issuer or its  Affiliates  with the same rights it would have if it were not Indenture Trustee.  Any Note Registrar,  co-registrar or co-paying agent may do the same with like rights.  However,  the Indenture
Trustee must comply with Sections 6.11 and 6.12.

Section 6.04.     Indenture  Trustee's  Disclaimer.  The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this  Indenture or the Notes,  (ii)  accountable  for the Issuer's use of the proceeds from the Notes or (iii)  responsible  for any statement of the Issuer in this Indenture or in any document  issued in connection  with the sale of the
Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

Section 6.05.     Notice of Event of  Default.  If an Event of Default  occurs and is  continuing  and if it is known to a  Responsible
Officer of the  Indenture  Trustee,  the Indenture  Trustee shall give notice  thereof to the Credit  Enhancer.  The Indenture  Trustee shall  mail to each  Noteholder  notice  of the Event of  Default  within 90 days  after it  occurs.  Except in the case of an Event of
Default in payment of  principal  of or  interest  on any Note,  the  Indenture  Trustee  may  withhold  the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06.     Reports by Indenture  Trustee to Holders.  The Indenture  Trustee shall deliver to each Noteholder  such  information as may be required to enable such holder to prepare its federal and state income tax returns.  In addition,  upon the Issuer's  written request,  the Indenture Trustee shall promptly furnish information  reasonably  requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 6.07.     Compensation  and Indemnity.  The Indenture  Trustee shall be compensated  and  indemnified by the Master Servicer in accordance  with Section 6.06 of the Servicing  Agreement.  The  Indenture  Trustee's  compensation  shall not be limited by any law on compensation of a trustee of an express trust.

Section 6.08.     Replacement  of Indenture  Trustee.  No  resignation  or removal of the  Indenture  Trustee and no  appointment  of a successor  Indenture Trustee shall become effective until the acceptance of appointment by the successor  Indenture Trustee pursuant to this Section 6.08.  The Indenture  Trustee may resign at any time by so notifying  the Issuer and the Credit  Enhancer.  The Holders of
a majority of Security  Balances of the Notes or the Credit  Enhancer may remove the  Indenture  Trustee by so notifying  the Indenture
Trustee and the Credit Enhancer and may appoint a successor Indenture Trustee.  The Issuer shall remove the Indenture Trustee if:

(i)      the Indenture Trustee fails to comply with Section 6.11;

(ii)     the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)    a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)     the Indenture Trustee otherwise becomes incapable of acting.

         If the Indenture  Trustee  resigns or is removed or if a vacancy exists in the office of the Indenture  Trustee for any reason
(the Indenture Trustee in such event being referred to herein as the retiring Indenture  Trustee),  the Issuer shall promptly appoint a successor  Indenture  Trustee with the consent of the Credit  Enhancer which consent will not be  unreasonably  withheld.  In addition, the Indenture Trustee will resign to avoid being directly or indirectly controlled by the Issuer.

         A successor  Indenture Trustee shall deliver a written  acceptance of its appointment to the retiring Indenture Trustee and to the Issuer.  Thereupon,  the  resignation  or removal of the retiring  Indenture  Trustee  shall become  effective,  and the  successor
Indenture  Trustee  shall  have all the  rights,  powers and duties of the  Indenture  Trustee  under  this  Indenture.  The  successor
Indenture  Trustee shall mail a notice of its succession to Noteholders.  The retiring  Indenture  Trustee shall promptly  transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor  Indenture  Trustee does not take office  within 60 days after the  retiring  Indenture  Trustee  resigns or is removed,  the retiring  Indenture  Trustee,  the Issuer or the Holders of a majority of Security Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture  Trustee fails to comply with Section 6.11, any  Noteholder may petition any court of competent  jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding  the replacement of the Indenture  Trustee pursuant to this Section,  the Issuer's  obligations  under Section
6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09.     Successor  Indenture  Trustee by Merger.  If the Indenture  Trustee  consolidates  with,  merges or converts into, or transfers all or  substantially  all its  corporate  trust  business or assets to,  another  corporation  or banking  association,  the resulting,  surviving or transferee corporation without any further act shall be the successor Indenture Trustee;  provided,  that such corporation or banking  association  shall be otherwise  qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies written notice of any such transaction occurring after the Closing Date.

         In case at the time such  successor or  successors  by merger,  conversion or  consolidation  to the  Indenture  Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been  authenticated  but not delivered,  any such successor to the  Indenture  Trustee  may adopt the  certificate  of  authentication  of any  predecessor  trustee,  and  deliver  such  Notes so authenticated;  and in case at that time any of the Notes shall not have been  authenticated,  any successor to the  Indenture  Trustee may authenticate such Notes either in the name of any predecessor  hereunder or in the name of the successor to the Indenture  Trustee;
and in all such cases such  certificates  shall have the full force  which it is anywhere  in the Notes or in this  Indenture  provided that the certificate of the Indenture Trustee shall have.

Section 6.10.     Appointment of Co-Indenture  Trustee or Separate  Indenture  Trustee.  (a)  Notwithstanding  any other  provisions of this  Indenture,  at any time,  for the purpose of meeting any legal  requirement  of any  jurisdiction  in which any part of the Trust
Estate may at the time be located,  the Indenture  Trustee shall have the power and may execute and deliver all  instruments to appoint one or more Persons to act as a co-trustee or co-trustees,  or separate trustee or separate  trustees,  of all or any part of the Trust
Estate,  and to vest in such Person or  Persons,  in such  capacity  and for the  benefit of the  Noteholders,  such title to the Trust
Estate,  or any part thereof,  and,  subject to the other  provisions of this Section,  such powers,  duties,  obligations,  rights and trusts as the Indenture  Trustee may consider  necessary or desirable.  No co-trustee or separate  trustee  hereunder shall be required to meet the terms of  eligibility  as a successor  trustee under Section 6.11 and no notice to  Noteholders  of the  appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b)      Every separate  trustee and co-trustee  shall,  to the extent  permitted by law, be appointed and act subject to the following provisions and conditions:

(i)      all rights,  powers,  duties and  obligations  conferred or imposed upon the  Indenture  Trustee shall be conferred or imposed upon and exercised or performed by the Indenture  Trustee and such separate  trustee or co-trustee  jointly (it being  understood  that such separate trustee or co-trustee is not authorized to act separately  without the Indenture  Trustee joining in such act), except to the extent that under any law of any  jurisdiction in which any particular act or acts are to be performed the Indenture  Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights,  powers,  duties and obligations  (including the holding of title to the Trust Estate or any portion thereof in any such  jurisdiction)  shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)     no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)    the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)      Any notice,  request or other writing  given to the  Indenture  Trustee shall be deemed to have been given to each of the then separate  trustees and co-trustees,  as effectively as if given to each of them.  Every  instrument  appointing any separate trustee or co-trustee  shall refer to this  Indenture  and the  conditions  of this Article VI. Each  separate  trustee and  co-trustee,  upon its acceptance of the trusts  conferred,  shall be vested with the estates or property  specified in its instrument of appointment,  either jointly with the  Indenture  Trustee or  separately,  as may be provided  therein,  subject to all the  provisions  of this  Indenture, specifically  including  every  provision  of this  Indenture  relating to the conduct of,  affecting  the  liability  of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)      Any separate trustee or co-trustee may at any time constitute the Indenture Trustee,  its agent or attorney-in-fact  with full power and  authority,  to the extent not  prohibited  by law, to do any lawful act under or in respect of this  Indenture on its behalf and in its name.  If any  separate  trustee or  co-trustee  shall die,  become  incapable of acting,  resign or be removed,  all of its estates,  properties,  rights,  remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11.     Eligibility;  Disqualification.  The Indenture  Trustee shall at all times satisfy the  requirements of TIAss.310(a).
The  Indenture  Trustee shall have a combined  capital and surplus of at least  $50,000,000  as set forth in its most recent  published annual report of condition  and it or its parent shall have a long-term  debt rating of A or better by Moody's.  The Indenture  Trustee shall  comply with TIAss.310(b),  including  the optional  provision  permitted  by the second  sentence of TIAss.310(b)(9);  provided, however,  that there shall be excluded from the operation of TIAss.310(b)(1) any indenture or indentures  under which other  securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIAss.310(b)(1) are met.

                  Within 90 days after  ascertaining  the  occurrence of an Event of Default which shall not have been cured or waived, unless  authorized by the Securities and Exchange  Commission,  the Indenture  Trustee shall resign with respect to one or more Classes of Notes in  accordance  with  Section 6.08 of this  Indenture,  and the Issuer shall  appoint a successor  Indenture  Trustee for such
Classes in accordance  with Section 6.08 of this  Indenture.  In the event the Indenture  Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clause (ii) of TIAss.310(b).

                  In the case of the  appointment  hereunder  of a  successor  Indenture  Trustee  with  respect  to any Class of Notes pursuant to this Section 6.11, the Issuer,  the retiring  Indenture  Trustee and the successor  Indenture  Trustee with respect to such
Class of Notes shall execute and deliver an indenture  supplemental  hereto wherein each successor  Indenture Trustee shall accept such appointment  and which (i) shall  contain  such  provisions  as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor  Indenture Trustee all the rights,  powers,  trusts and duties of the retiring  Indenture Trustee with respect to the
Notes of the Class to which the appointment of such successor  Indenture  Trustee relates,  (ii) if the retiring  Indenture  Trustee is not retiring with respect to all Classes of Notes,  shall contain such provisions as shall be deemed  necessary or desirable to confirm that all the rights,  powers,  trusts and duties of the retiring  Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture  Trustee,  and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the  administration  of the trusts hereunder by more than one Indenture  Trustee,  it being understood that nothing herein or in such  supplemental  indenture shall constitute such
Indenture  Trustees  co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts  hereunder  administered by any other such Indenture  Trustee;  and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided therein.

Section 6.12.     Preferential  Collection of Claims Against Issuer.  The Indenture  Trustee shall comply with TIAss.311(a),  excluding any  creditor  relationship  listed in TIAss.311(b).  An Indenture  Trustee who has resigned or been removed  shall be subject to TIAss.
311(a) to the extent indicated.

Section 6.13.     Representations and Warranties.  The Indenture Trustee hereby represents that:

(i)      The  Indenture  Trustee is duly  organized,  validly  existing and in good  standing  under the laws of the United States with power and authority to own its  properties  and to conduct its business as such  properties  are  currently  owned and such business is presently conducted.

(ii)     The Indenture  Trustee has the power and authority to execute and deliver this  Indenture and to carry out its terms;  and the execution,  delivery and  performance of this Indenture have been duly authorized by the Indenture  Trustee by all necessary  corporate action.

(iii)    The  consummation of the  transactions  contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with,  result in any breach of any of the terms and  provisions  of, or constitute  (with or without notice or lapse of time) a default under,  the articles of  organization  or bylaws of the Indenture  Trustee or any agreement or other  instrument to which the Indenture
Trustee is a party or by which it is bound.

(iv)     To the Indenture  Trustee's  best  knowledge,  there are no  proceedings or  investigations  pending or threatened  before any court, regulatory body,  administrative agency or other governmental  instrumentality having jurisdiction over the Indenture Trustee or its  properties:  (A) asserting the invalidity of this  Indenture (B) seeking to prevent the  consummation  of any of the  transactions contemplated by this Indenture or (C) seeking any  determination  or ruling that might  materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

(v)      The Indenture  Trustee does not have notice of any adverse  claim (as such terms are used in Delaware UCC Section  8-302) with respect to the Home Equity Loans.

Section 6.14.     Directions to Indenture Trustee.  The Indenture Trustee is hereby directed:

(a)      to accept the pledge of the Home  Equity  Loans and hold the assets of the Trust in trust for the  Noteholders  and the Credit
Enhancer;

(b)      to authenticate  and deliver the Notes  substantially in the form prescribed by Exhibit A in accordance with the terms of this
Indenture; and

(c)      to take all other actions as shall be required to be taken by the terms of this Indenture.

Section 6.15.     Indenture Trustee May Own Securities.  The Indenture Trustee,  in its individual or any other capacity may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture Trustee.

ARTICLE VII

                                                    Noteholders' Lists and Reports

Section 7.01.     Issuer to Furnish  Indenture  Trustee  Names and  Addresses  of  Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture  Trustee (a) not more than five days after each Record Date, a list,  in such form as the Indenture  Trustee may reasonably  require,  of the names and addresses of the Holders of Notes as of such Record Date and, (b) at such other times as the
Indenture  Trustee and the Credit  Enhancer may request in writing,  within 30 days after receipt by the Issuer of any such request,  a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished;  provided,  however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.
Section 7.02.     Preservation  of  Information;  Communications  to  Noteholders.  (a) The  Indenture  Trustee shall  preserve,  in as current a form as is  reasonably  practicable,  the names and  addresses  of the  Holders of Notes  contained  in the most  recent list furnished  to the  Indenture  Trustee as  provided  in Section  7.01 and the names and  addresses  of Holders of Notes  received by the
Indenture  Trustee in its capacity as Note  Registrar.  The Indenture  Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

(b)      Noteholders  may  communicate  pursuant  to TIAss.312(b)  with  other  Noteholders  with  respect to their  rights  under this
Indenture or under the Notes.

(c)      The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIAss.312(c).

Section 7.03.     Reports by Issuer.  (a)  The Issuer shall:

(i)      file with the Indenture Trustee,  within 15 days after the Issuer is required to file the same with the Commission,  copies of the annual  reports and the  information,  documents  and other  reports (or copies of such  portions  of any of the  foregoing  as the
Commission  may from time to time by rules and  regulations  prescribe)  that the Issuer may be  required  to file with the  Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)     file with the Indenture Trustee,  and the Commission in accordance with rules and regulations  prescribed from time to time by the  Commission  such  additional  information,  documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)    supply to the  Indenture  Trustee (and the  Indenture  Trustee shall  transmit by mail to all  Noteholders  described in TIAss.
313(c)) such summaries of any  information,  documents and reports  required to be filed by the Issuer pursuant to clauses (i) and (ii)
of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b)      Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04.     Reports by  Indenture  Trustee.  If required by TIAss.313(a),  within 60 days after each  January 1,  beginning  with
January 1, 2007,  the Indenture  Trustee shall mail to each  Noteholder as required by TIAss.313(c) and to the Credit  Enhancer a brief report dated as of such date that complies with TIAss.313(a).  The Indenture Trustee also shall comply with TIAss.313(b).

         A copy of each report at the time of its mailing to Noteholders  shall be filed by the Indenture  Trustee with the Commission, if required,  and each stock  exchange,  if any, on which the Term Notes are listed.  The Issuer shall notify the Indenture  Trustee if and when the Term Notes are listed on any stock exchange.

Section 7.05.     Exchange Act Reporting In  connection  with the  preparation  and filing of periodic  reports by the Master  Servicer pursuant to Section 4.01 of the Servicing  Agreement,  the Indenture  Trustee shall timely provide to the Master Servicer (I) a list of
Holders as shown on the Note  Register or  Certificate  Register as of the end of each  calendar  year,  (II) copies of all  pleadings, other legal  process and any other  documents  relating to any claims,  charges or  complaints  involving  the  Indenture  Trustee,  as indenture trustee hereunder,  or the Trust Estate that are received by the Indenture Trustee,  (III) notice of all matters that, to the actual  knowledge of a Responsible  Officer of the Indenture  Trustee,  have been submitted to a vote of the Holders,  other than those matters that have been  submitted to a vote of the Holders at the request of the Depositor or the Master  Servicer,  and (IV) notice of any failure of the  Indenture  Trustee to make any payment to the Holders as required  pursuant to this  Indenture.  Neither the Master
Servicer nor the Indenture Trustee shall have any liability with respect to the Master  Servicer's  failure to properly prepare or file such  periodic  reports  resulting  from or  relating  to the Master  Servicer's  inability  or failure to obtain any  information  not resulting from the Master Servicer's own negligence or willful misconduct.

ARTICLE VIII

                                                 Accounts, Disbursements and Releases

Section 8.01.     Collection of Money.  Except as otherwise  expressly  provided  herein,  the Indenture  Trustee may demand payment or delivery  of,  and  shall  receive  and  collect,  directly  and  without  intervention  or  assistance  of any  fiscal  agent or other intermediary,  all money and other  property  payable to or  receivable  by the  Indenture  Trustee  pursuant  to this  Indenture.  The
Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise  expressly  provided in this  Indenture,  if any default occurs in the making of any payment or performance  under any agreement or instrument  that is part of the Trust Estate,  the Indenture  Trustee may take such action as may be appropriate to enforce such payment or performance,  including the  institution  and  prosecution  of  appropriate  Proceedings.  Any such action  shall be without  prejudice to any right to claim a
Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02.     Trust  Accounts.  (a) On or prior to the Closing Date, the Issuer shall cause the Indenture  Trustee to establish and maintain,  in the name of the Indenture Trustee,  for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the
Certificateholders and the Credit Enhancer, the Payment Account as provided in Section 3.01 of this Indenture.

(b)      All monies  deposited from time to time in the Payment Account  pursuant to the Servicing  Agreement and all deposits  therein pursuant to this Indenture are for the benefit of the Noteholders  and the Credit Enhancer and the Certificate  Paying Agent, on behalf of the  Certificateholders  and all investments  made with such monies including all income or other gain from such investments are for the benefit of the Master Servicer as provided in Section 5.01 of the Servicing Agreement.

         On each Payment Date, the Indenture  Trustee shall  distribute all amounts on deposit in the Payment Account to Noteholders in respect of the Notes and in its  capacity as  Certificate  Paying  Agent to  Certificateholders  in the order of priority  set forth in
Section 3.05 (except as otherwise provided in Section 5.04(b).

         The Master  Servicer  shall direct the  Indenture  Trustee in writing to invest any funds in the Payment  Account in Permitted
Investments  maturing no later than the  Business  Day  preceding  each  Payment Date and shall not be sold or disposed of prior to the maturity.

Section 8.03.     Officer's  Certificate.  The Indenture  Trustee shall receive at least seven days notice when requested by the Issuer to take any action  pursuant to Section  8.05(a),  accompanied by copies of any instruments to be executed,  and the Indenture  Trustee shall also  require,  as a condition to such action,  an Officer's  Certificate,  in form and substance  satisfactory  to the Indenture
Trustee,  stating the legal effect of any such action,  outlining  the steps  required to complete the same,  and  concluding  that all conditions precedent to the taking of such action have been complied with.

Section 8.04.     Termination Upon Distribution to Noteholders.  This Indenture and the respective  obligations and responsibilities of the Issuer and the Indenture  Trustee created hereby shall terminate upon the distribution to the Noteholders,  the Certificate  Paying
Agent (on behalf of the  Certificateholders)  and the Indenture  Trustee of all amounts required to be distributed  pursuant to Article
III and the Insurance Agreement;  provided,  however, that in no event shall the trust created hereby continue beyond the expiration of
21 years from the death of the survivor of the  descendants  of Joseph P.  Kennedy,  the late  ambassador  of the United  States to the
Court of St. James's, living on the date hereof.

Section 8.05.     Release of Trust  Estate.  (a) Subject to the payment of its fees and expenses,  the Indenture  Trustee may, and when required by the provisions of this Indenture or the Servicing  Agreement shall,  execute  instruments to release property from the lien of this  Indenture,  or convey  the  Indenture  Trustee's  interest  in the same,  in a manner  and  under  circumstances  that are not inconsistent  with the  provisions  of this  Indenture.  No party  relying  upon an  instrument  executed by the  Indenture  Trustee as provided in Article VIII hereunder  shall be bound to ascertain the Indenture  Trustee's  authority,  inquire into the  satisfaction of any conditions precedent, or see to the application of any monies.

(b)      The Indenture  Trustee  shall,  at such time as (i) there are no Notes  Outstanding,  (ii) all sums due the Indenture  Trustee pursuant to this  Indenture have been paid, and (iii) all sums due the Credit  Enhancer have been paid,  release any remaining  portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c)      The Indenture  Trustee shall release property from the lien of this Indenture  pursuant to this Section 8.05 only upon receipt of a request from the Issuer  accompanied by an Officers'  Certificate and a letter from the Credit  Enhancer,  stating that the Credit
Enhancer has no objection to such request from the Issuer.

(d)      The Indenture  Trustee shall,  at the request of the Issuer or the Depositor,  surrender the Policy to the Credit Enhancer for cancellation, upon final payment of principal of and interest on the Notes.

Section 8.06.     Surrender of Notes Upon Final  Payment.  By acceptance of any Note,  the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

ARTICLE IX

                                                        SUPPLEMENTAL INDENTURES

Section 9.01.     Supplemental  Indentures  Without  Consent of  Noteholders.  (a)  Without the consent of the Holders of any Notes but with prior notice to the Rating  Agencies and with the written  consent of the Credit Enhancer (which consent shall not be unreasonably withheld),  unless a Credit  Enhancer  Default  shall have  occurred and is  continuing,  the Issuer and the  Indenture  Trustee,  when authorized by an Issuer Request,  at any time and from time to time, may enter into one or more indentures  supplemental  hereto (which shall conform to the provisions of the TIA as in force at the date of the execution  thereof),  in form  satisfactory  to the Indenture
Trustee, for any of the following purposes:

(i)      to correct or  amplify  the  description  of any  property  at any time  subject to the lien of this  Indenture,  or better to assure,  convey and confirm unto the Indenture  Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)     to evidence the succession,  in compliance with the applicable  provisions  hereof,  of another person to the Issuer,  and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)    to add to the  covenants of the Issuer,  for the benefit of the Holders of the Notes or the Credit  Enhancer,  or to surrender any right or power herein conferred upon the Issuer;

(iv)     to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)      to cure any  ambiguity,  to  correct  any error or to  correct  or  supplement  any  provision  herein or in any  supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)     to make any other  provisions  with  respect to matters or  questions  arising  under this  Indenture  or in any  supplemental indenture;  provided,  that such action shall not  materially  and  adversely  affect the  interests of the Holders of the Notes or the
Credit Enhancer;

(vii)    to evidence and provide for the acceptance of the appointment  hereunder by a successor  trustee with respect to the Notes and to add to or change any of the  provisions  of this  Indenture as shall be necessary to  facilitate  the  administration  of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(viii)   to increase the Maximum Variable Funding Balance with the written consent of the Credit Enhancer; or

(ix)     to  modify,  eliminate  or add to the  provisions  of this  Indenture  to such  extent as shall be  necessary  to  effect  the qualification  of this Indenture  under the TIA or under any similar  federal  statute  hereafter  enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided,  however,  that no such  supplemental  indenture  shall be entered into unless the Indenture  Trustee and the Credit Enhancer shall have received an Opinion of Counsel to the effect that the  execution of such  supplemental  indenture  will not give rise to any material adverse tax consequence to the Noteholders.

         The  Indenture  Trustee is hereby  authorized  to join in the  execution of any such  supplemental  indenture  and to make any further appropriate agreements and stipulations that may be therein contained.

(b)      The Issuer and the  Indenture  Trustee,  when  authorized  by an Issuer  Request,  may, also without the consent of any of the
Holders  of the Notes but with  prior  notice to the  Rating  Agencies  and with the  consent  of the  Credit  Enhancer,  enter into an indenture or indentures  supplemental  hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the  provisions  of, this  Indenture  or of  modifying  in any manner the rights of the  Holders of the Notes under this  Indenture;
provided,  however,  that such action shall not, as evidenced by an Opinion of Counsel,  (i) adversely  affect in any material  respect the interests of any Noteholder or the Credit Enhancer or (ii) cause the Issuer to be subject to an entity level tax.

Section 9.02.     Supplemental  Indentures With Consent of  Noteholders.  The Issuer and the Indenture  Trustee,  when authorized by an
Issuer  Request,  also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Security  Balances of the Notes  affected  thereby and the Credit  Enhancer,  by Act (as defined in Section  10.03  hereof) of such
Holders delivered to the Issuer and the Indenture Trustee,  enter into an indenture or indentures  supplemental  hereto for the purpose of adding any provisions  to, or changing in any manner or eliminating  any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture;  provided,  however,  that no such  supplemental  indenture  shall, without the consent of the Holder of each Note affected thereby and the Credit Enhancer:

(i)      change the date of payment of any  installment  of  principal  of or  interest  on any Note,  or reduce the  principal  amount thereof or the Note Rate thereon,  change the  provisions of this  Indenture  relating to the  application  of  collections  on, or the proceeds of the sale of, the Trust Estate to payment of principal  of or interest on the Notes,  or change any place of payment  where, or the coin or  currency  in which,  any Note or the  interest  thereon  is  payable,  or impair  the right to  institute  suit for the enforcement of the provisions of this Indenture  requiring the  application of funds available  therefor,  as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)     reduce the  percentage  of the  Security  Balances of any Class of Notes,  the consent of the Holders of which is required for any such  supplemental  indenture,  or the  consent of the  Holders of which is  required  for any waiver of  compliance  with  certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)    modify or alter the  provisions of the proviso to the  definition of the term  "Outstanding"  or modify or alter the exception in the definition of the term "Noteholder";

(iv)     modify or alter the  provisions of this  Indenture  regarding the voting of Notes held by the Issuer,  the Depositor or any of them;

(v)      reduce the percentage of the Security  Balances of the Notes required to direct the Indenture  Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(vi)     modify any  provision  of this  Section 9.02 except to increase  any  percentage  specified  herein or to provide that certain additional  provisions of this  Indenture or the other Basic  Documents  cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vii)    modify any of the  provisions of this  Indenture in such manner as to affect the  calculation  of the amount of any payment of interest or principal  due on any Note on any Payment Date  (including  the  calculation  of any of the  individual  components of such calculation); or

(viii)   permit the creation of any lien ranking  prior to or on a parity with the lien of this  Indenture  with respect to any part of the Trust Estate or, except as otherwise  permitted or  contemplated  herein,  terminate the lien of this  Indenture on any property at any time  subject  hereto or  deprive  the Holder of any Note or the  Credit  Enhancer  of the  security  provided  by the lien of this
Indenture;

and provided,  further,  that any action  listed in clauses (i) through  (viii) above shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

         The  Indenture  Trustee  may in its  discretion  determine  whether or not any Notes  would be  affected  by any  supplemental indenture  and any such  determination  shall  be  conclusive  upon  the  Holders  of all  Notes,  whether  theretofore  or  thereafter authenticated and delivered hereunder.  The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act (as defined in Section 10.03 hereof) of  Noteholders  under this Section 9.02 to approve the  particular  form of any proposed  supplemental  indenture,  but it shall be  sufficient  if such Act shall  approve the  substance thereof.

         Promptly after the execution by the Issuer and the Indenture  Trustee of any supplemental  indenture  pursuant to this Section
9.02, the Indenture  Trustee shall mail to the Holders of the Notes to which such amendment or supplemental  indenture relates a notice setting  forth in general  terms the  substance  of such  supplemental  indenture.  Any failure of the  Indenture  Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         So long as there does not exist a failure by the Credit  Enhancer  to make a required  payment  under the  Policy,  the Credit
Enhancer  shall have the right to  exercise  all rights of the Holders of the Notes  under this  Indenture  without any consent of such
Holders,  and such Holders may exercise  such rights only with the prior  written  consent of the Credit  Enhancer,  except as provided herein.

Section 9.03.     Execution  of  Supplemental  Indentures.   In  executing,  or  permitting  the  additional  trusts  created  by,  any supplemental  indenture  permitted  by this  Article  IX or the  modification  thereby of the trusts  created  by this  Indenture,  the
Indenture  Trustee shall be entitled to receive,  and subject to Sections 6.01 and 6.02,  shall be fully  protected in relying upon, an
Opinion of Counsel  stating that the  execution  of such  supplemental  indenture is  authorized  or permitted by this  Indenture.  The
Indenture Trustee may, but shall not be obligated to, enter into any such supplemental  indenture that affects the Indenture  Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04.     Effect of  Supplemental  Indenture.  Upon the  execution of any  supplemental  indenture  pursuant to the  provisions hereof,  this  Indenture  shall be and shall be deemed to be modified  and amended in  accordance  therewith  with respect to the Notes affected  thereby,  and the respective  rights,  limitations of rights,  obligations,  duties,  liabilities  and immunities  under this
Indenture of the Indenture  Trustee,  the Issuer and the Holders of the Notes shall  thereafter be  determined,  exercised and enforced hereunder  subject in all respects to such  modifications  and  amendments,  and all the terms and conditions of any such  supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05.     Conformity  with Trust  Indenture Act. Every amendment of this Indenture and every  supplemental  indenture  executed pursuant to this Article IX shall  conform to the  requirements  of the TIA as then in effect so long as this  Indenture  shall then be qualified under the TIA.

Section 9.06.     Reference  in Notes to  Supplemental  Indentures.  Notes  authenticated  and  delivered  after the  execution  of any supplemental  indenture  pursuant to this  Article IX may,  and if required by the  Indenture  Trustee  shall,  bear a notation in form approved  by the  Indenture  Trustee as to any matter  provided  for in such  supplemental  indenture.  If the Issuer or the  Indenture
Trustee shall so determine,  new Notes so modified as to conform,  in the opinion of the Indenture  Trustee and the Issuer, to any such supplemental  indenture  may be prepared  and  executed by the Issuer and  authenticated  and  delivered  by the  Indenture  Trustee in exchange for Outstanding Notes.

ARTICLE X

                                                             MISCELLANEOUS

Section 10.01.    Compliance  Certificates  and  Opinions,  etc.  (a) Upon any  application  or request by the Issuer to the  Indenture
Trustee to take any action under any provision of this Indenture,  the Issuer shall furnish to the Indenture  Trustee and to the Credit
Enhancer (i) an Officer's  Certificate  stating that all conditions  precedent,  if any, provided for in this Indenture relating to the proposed  action  have been  complied  with and (ii) an  Opinion of  Counsel  stating  that in the  opinion  of such  counsel  all such conditions  precedent,  if any, have been complied  with,  except that, in the case of any such  application or request as to which the furnishing of such documents is  specifically  required by any provision of this Indenture,  no additional  certificate or opinion need be furnished.

         Every  certificate or opinion with respect to compliance  with a condition or covenant  provided for in this  Indenture  shall include:

(i)      a statement  that each  signatory of such  certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)     a brief  statement  as to the nature and scope of the  examination  or  investigation  upon which the  statements  or opinions contained in such certificate or opinion are based;

(iii)    a statement  that, in the opinion of each such  signatory,  such signatory has made such  examination or  investigation  as is necessary to enable such  signatory to express an informed  opinion as to whether or not such  covenant or condition  has been complied with;

(iv)     a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v)      if the signer of such  certificate or Opinion is required to be Independent,  the statement  required by the definition of the term "Independent".

(b)      (i) Prior to the deposit of any  Collateral  or other  property or securities  with the  Indenture  Trustee that is to be made the basis for the release of any property or securities  subject to the lien of this  Indenture,  the Issuer shall,  in addition to any obligation  imposed in Section  10.01(a) or elsewhere in this  Indenture,  furnish to the  Indenture  Trustee an Officer's  Certificate certifying  or stating the opinion of each person  signing such  certificate  as to the fair value  (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)     Whenever  the Issuer is  required to furnish to the  Indenture  Trustee an  Officer's  Certificate  certifying  or stating the opinion of any signer thereof as to the matters  described in clause (i) above, the Issuer shall also deliver to the Indenture  Trustee an  Independent  Certificate  as to the same matters,  if the fair value to the Issuer of the  securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the  commencement of the  then-current  fiscal year of the
Issuer,  as set forth in the certificates  delivered  pursuant to clause (i) above and this clause (ii), is 10% or more of the Security
Balances of the Notes,  but such a certificate  need not be furnished  with respect to any  securities so deposited,  if the fair value thereof to the Issuer as set forth in the related  Officer's  Certificate is less than $25,000 or less than one percent of the Security
Balances of the Notes.

(iii)    Whenever any property or securities are to be released from the lien of this  Indenture,  the Issuer shall also furnish to the
Indenture  Trustee an Officer's  Certificate  certifying or stating the opinion of each person signing such  certificate as to the fair value (within 90 days of such  release) of the property or  securities  proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)     Whenever  the Issuer is  required to furnish to the  Indenture  Trustee an  Officer's  Certificate  certifying  or stating the opinion of any signer  thereof as to the matters  described  in clause (iii)  above,  the Issuer  shall also  furnish to the  Indenture
Trustee an Independent  Certificate  as to the same matters if the fair value of the property or securities and of all other  property, other than property as contemplated by clause (v) below or securities  released from the lien of this Indenture since the  commencement of the  then-current  calendar year, as set forth in the certificates  required by clause (iii) above and this clause (iv),  equals 10%
or more of the Security  Balances of the Notes,  but such  certificate  need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related  Officer's  Certificate  is less than $25,000 or less than one percent of the then Security Balances of the Notes.

(v)      Notwithstanding  any provision of this  Indenture,  the Issuer may,  without  compliance  with the  requirements  of the other provisions of this Section 10.01,  (A) collect upon, sell or otherwise  dispose of the Home Equity Loans as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment  Account as and to the extent  permitted or required by the Basic Documents,  so long as the Issuer shall deliver to the Indenture Trustee every six months,  commencing  December 31, 2006, an
Officer's  Certificate  of the Issuer  stating  that all the  dispositions  of  Collateral  described  in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary  course of the Issuer's  business and that the proceeds  thereof were applied in accordance with the Basic Documents.

Section 10.02.    Form of Documents  Delivered to Indenture  Trustee.  In any case where  several  matters are required to be certified by, or covered by an opinion of, any specified  Person,  it is not  necessary  that all such matters be certified by, or covered by the opinion of, only one such  Person,  or that they be so certified  or covered by only one  document,  but one such Person may certify or give an opinion with respect to some  matters and one or more other such Persons as to other  matters,  and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based,  insofar as it relates to legal matters,  upon a certificate or opinion of, or  representations  by, counsel,  unless such officer knows, or in the exercise of reasonable care should know,  that the  certificate or opinion or  representations  with respect to the matters upon which his certificate or opinion is based are  erroneous.  Any such  certificate  of an Authorized  Officer or Opinion of Counsel may be based,  insofar as it relates to factual matters,  upon a certificate  or opinion of, or  representations  by, an officer or officers of the Seller or the Issuer,  stating that the information  with respect to such factual  matters is in the possession of the Seller or the Issuer,  unless such counsel knows, or in the exercise of reasonable  care should know, that the  certificate or opinion or  representations  with respect to such matters are erroneous.

         Where  any  Person  is  required  to  make,  give or  execute  two or more  applications,  requests,  consents,  certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this  Indenture,  in connection  with any  application or certificate  or report to the Indenture  Trustee,  it is provided  that the Issuer  shall  deliver any  document  as a condition  of the  granting  of such  application,  or as evidence of the
Issuer's  compliance with any term hereof, it is intended that the truth and accuracy,  at the time of the granting of such application or at the effective date of such  certificate  or report (as the case may be), of the facts and opinions  stated in such document shall in such case be  conditions  precedent  to the right of the  Issuer to have such  application  granted  or to the  sufficiency  of such certificate or report.  The foregoing shall not, however,  be construed to affect the Indenture  Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03.    Acts of Noteholders.  (a) Any request,  demand,  authorization,  direction,  notice,  consent, waiver or other action provided by this  Indenture  to be given or taken by  Noteholders  may be  embodied  in and  evidenced  by one or more  instruments  of substantially  similar  tenor  signed by such  Noteholders  in person or by agents  duly  appointed  in  writing;  and except as herein otherwise  expressly  provided such action shall become  effective when such  instrument or instruments  are delivered to the Indenture
Trustee,  and, where it is hereby expressly  required,  to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced  thereby) are herein  sometimes  referred to as the "Act" of the  Noteholders  signing such  instrument  or  instruments.
Proof of  execution  of any such  instrument  or of a writing  appointing  any such agent shall be  sufficient  for any purpose of this
Indenture and (subject to Section 6.01)  conclusive in favor of the Indenture  Trustee and the Issuer,  if made in the manner  provided in this Section 10.03.

(b)      The fact and date of the  execution  by any  person of any such  instrument  or writing  may be proved in any manner  that the
Indenture Trustee deems sufficient.

(c)      The ownership of Notes shall be proved by the Note Registrar.

(d)      Any request, demand,  authorization,  direction,  notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note  issued upon the  registration  thereof or in exchange  therefor  or in lieu  thereof,  in respect of anything done,  omitted or  suffered to be done by the  Indenture  Trustee or the Issuer in reliance  thereon,  whether or not  notation of such action is made upon such Note.

Section 10.04.    Notices,  etc.,  to  Indenture  Trustee,   Issuer,  Credit  Enhancer  and  Rating  Agencies.  Any  request,   demand,
authorization,  direction,  notice,  consent,  waiver or Act of Noteholders or other documents  provided or permitted by this Indenture shall be in writing and if such request,  demand,  authorization,  direction,  notice,  consent,  waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(i)      the  Indenture  Trustee by any  Noteholder or by the Issuer shall be sufficient  for every purpose  hereunder if made,  given, furnished or filed in writing to or with the Indenture  Trustee at the Corporate  Trust Office.  The Indenture  Trustee shall  promptly transmit any notice received by it from the Noteholders to the Issuer, or

(ii)     the Issuer by the Indenture  Trustee or by any Noteholder  shall be sufficient  for every purpose  hereunder if in writing and mailed  first-class,  postage  prepaid to the Issuer  addressed  to: Home  Equity Loan Trust  2006-HSA4,  in care of  Wilmington  Trust
Company,  or at any other address  previously  furnished in writing to the Indenture  Trustee by the Issuer.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

(iii)    the Credit  Enhancer  by the Issuer,  the  Indenture  Trustee or by any  Noteholders  shall be  sufficient  for every  purpose hereunder  to in writing  and mailed,  first-class  postage  pre-paid,  or  personally  delivered  or  telecopied  to:  MBIA  Insurance
Corporation,  113 King Street,  Armonk, New York 10504,  Attention:  IPM-SF, Re: Home Equity Loan Trust 2006-HSA4.  The Credit Enhancer
shall  promptly  transmit  any notice  received  by it from the  Issuer,  the  Indenture  Trustee or the  Noteholders  to the Issuer or
Indenture Trustee, as the case may be.

         Any consent or waiver under this Indenture or any Basic  Document by the Credit  Enhancer must be in writing and signed by the
Credit Enhancer to be effective.

         Notices  required to be given to the Rating  Agencies by the Issuer,  the  Indenture  Trustee or the Owner Trustee shall be in writing,  personally  delivered or mailed by certified mail, return receipt requested,  to (i) in the case of Standard & Poor's, at the following  address:  Standard & Poor's  Ratings  Services,  55 Water  Street,  New York,  New York  10041,  Attention  of Asset  Backed
Surveillance  Department and (ii) in the case of Moody's,  at the following address:  Moody's Investors  Service,  Inc., ABS Monitoring
Department,  99 Church Street,  New York, New York 10007; or as to each of the foregoing,  at such other address as shall be designated by written notice to the other parties.

Section 10.05.    Notices to Noteholders;  Waiver.  Where this Indenture  provides for notice to Noteholders of any event,  such notice shall be sufficiently  given (unless  otherwise herein expressly  provided) if in writing and mailed,  first-class,  postage prepaid to each Noteholder  affected by such event, at such Person's  address as it appears on the Note Register,  not later than the latest date, and not earlier than the earliest  date,  prescribed  for the giving of such notice.  In any case where notice to  Noteholders is given by mail,  neither the failure to mail such notice nor any defect in any notice so mailed to any particular  Noteholder shall affect the sufficiency  of such notice  with  respect to other  Noteholders,  and any notice that is mailed in the manner  herein  provided  shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

         Where this  Indenture  provides  for notice in any  manner,  such  notice may be waived in writing by any Person  entitled  to receive such notice,  either before or after the event,  and such waiver shall be the  equivalent of such notice.  Waivers of notice by
Noteholders  shall be filed with the  Indenture  Trustee but such  filing  shall not be a condition  precedent  to the  validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike,  work stoppage or similar  activity,  it shall be impractical  to mail notice of any event to Noteholders  when such notice is required to be given pursuant to any provision of this  Indenture,  then any manner of giving such  notice as shall be  satisfactory  to the  Indenture  Trustee  shall be deemed to be a sufficient giving of such notice.

         Where this  Indenture  provides  for notice to the Rating  Agencies,  failure to give such  notice  shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06.    Alternate  Payment and Notice  Provisions.  Notwithstanding  any  provision of this  Indenture or any of the Notes to the contrary,  the Issuer may enter into any agreement  with any Holder of a Note  providing for a method of payment,  or notice by the
Indenture  Trustee to such Holder,  that is different  from the methods  provided for in this  Indenture  for such payments or notices.
The Issuer shall furnish to the Indenture  Trustee a copy of each such  agreement and the Indenture  Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

Section 10.07.    Conflict with Trust  Indenture  Act. If any provision  hereof limits,  qualifies or conflicts with another  provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

         The  provisions of TIAss.ss.310 through 317 that impose duties on any Person  (including  the  provisions  automatically  deemed included  herein unless  expressly  excluded by this  Indenture)  are a part of and govern this  Indenture,  whether or not  physically contained herein.

Section 10.08.    Effect of  Headings.  The Article  and  Section  headings  herein are for  convenience  only and shall not affect the construction hereof.

Section 10.09.    Successors  and Assigns.  All covenants and  agreements in this  Indenture and the Notes by the Issuer shall bind its successors  and assigns,  whether so expressed  or not.  All  agreements  of the  Indenture  Trustee in this  Indenture  shall bind its successors, co-trustees and agents.

Section 10.10.    Separability.  In  case  any  provision  in  this  Indenture  or in the  Notes  shall  be held  invalid,  illegal  or unenforceable,  the validity,  legality,  and  enforceability  of the remaining  provisions  hereof shall not in any way be affected or impaired thereby.

Section 10.11.    Benefits of  Indenture.  Nothing in this  Indenture  or in the Notes,  express or implied,  shall give to any Person, other than the parties hereto and their successors  hereunder,  and the Noteholders,  the Credit Enhancer,  and any other party secured hereunder,  and any other  Person with an  ownership  interest in any part of the Trust  Estate,  any benefit or any legal or equitable right, remedy or claim under this Indenture.  The Credit Enhancer is a third-party beneficiary of this Indenture.

Section 10.12.    Legal  Holidays.  In any case  where  the date on  which  any  payment  is due  shall  not be a  Business  Day,  then
(notwithstanding  any other  provision of the Notes or this  Indenture)  payment need not be made on such date,  but may be made on the next  succeeding  Business  Day with the same force and effect as if made on the date on which  nominally  due,  and no interest  shall accrue for the period from and after any such nominal date.

Section 10.13.    GOVERNING  LAW.  THIS  INDENTURE  SHALL BE CONSTRUED IN  ACCORDANCE  WITH THE LAWS OF THE STATE OF NEW YORK,  WITHOUT
REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS  (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL  OBLIGATIONS LAW), AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.14.    Counterparts.  This  Indenture  may be executed  in any number of  counterparts,  each of which so executed  shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.15.    Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices,  such recording  is to be  effected  by the  Issuer and at its  expense  accompanied  by an  Opinion of Counsel  (which may be counsel to the
Indenture Trustee or any other counsel  reasonably  acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the  protection of the  Noteholders  or any other Person  secured  hereunder or for the  enforcement  of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.16.    Issuer Obligation.  No recourse may be taken, directly or indirectly,  with respect to the obligations of the Issuer, the Owner Trustee or the  Indenture  Trustee on the Notes or under this  Indenture or any  certificate  or other  writing  delivered in connection  herewith or therewith,  against (i) the Indenture Trustee or the Owner Trustee in its individual  capacity,  (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner,  beneficiary,  agent, officer,  director,  employee or agent of the
Indenture  Trustee or the Owner  Trustee in its  individual  capacity,  any holder of a  beneficial  interest in the Issuer,  the Owner
Trustee or the  Indenture  Trustee or of any  successor  or assign of the  Indenture  Trustee  or the Owner  Trustee in its  individual capacity,  except as any such Person may have expressly  agreed (it being  understood that the Indenture  Trustee and the Owner Trustee have no such obligations in their respective  individual  capacities) and except that any such partner,  owner or beneficiary  shall be fully liable,  to the extent  provided by applicable  law, for any unpaid  consideration  for stock,  unpaid  capital  contribution  or failure to pay any installment or call owing to such entity.  For all purposes of this  Indenture,  in the performance of any duties or obligations of the Issuer  hereunder,  the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 10.17.    No Petition.  The Indenture  Trustee,  by entering into this Indenture,  and each Noteholder,  by its acceptance of a
Note,  hereby  covenant  and agree  that they will not at any time  institute  against  the  Depositor  or the  Issuer,  or join in any institution  against  the  Depositor  or the  Issuer  of,  any  bankruptcy,  reorganization,  arrangement,  insolvency  or  liquidation proceedings,  or other  proceedings  under any  United  States  federal  or state  bankruptcy  or similar  law in  connection  with any obligations relating to the Notes, this Indenture or any of other the Basic Documents.

Section 10.18.    Inspection.  The Issuer agrees that, on reasonable prior notice, it shall permit any  representative of the Indenture
Trustee,  during the Issuer's  normal business  hours,  to examine all the books of account,  records,  reports and other papers of the
Issuer, to make copies and extracts therefrom,  to cause such books to be audited by Independent  certified public accountants,  and to discuss the  Issuer's  affairs,  finances  and accounts  with the  Issuer's  officers,  employees,  and  Independent  certified  public accountants,  all at such reasonable  times and as often as may be reasonably  requested.  The Indenture  Trustee shall and shall cause its  representatives  to hold in  confidence  all such  information  except to the extent  disclosure  may be  required by law (and all reasonable  applications for confidential  treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS  WHEREOF,  the Issuer and the  Indenture  Trustee have caused their names to be signed  hereto by their  respective officers thereunto duly authorized, all as of the day and year first above written.

                                                     HOME EQUITY LOAN TRUST 2006-HSA4,
                                                     as Issuer

                                                     By:      WILMINGTON TRUST COMPANY,
                                                              not in its individual capacity
                                                              but solely as Owner Trustee

                                                     By:         /s/ Robert J. Perkins
                                                          Name:  Robert J. Perkins
                                                          Title:  Sr. Financial Services Officer

                                                     JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                                     as Indenture Trustee

                                                     By:     /s/Joanne Murray
                                                          Name: Joanne Murray
                                                          Title:  Assistant Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
hereby accepts the appointment as
Paying Agent pursuant to Section 3.03
hereof and as Note Registrar pursuant
to Section 4.02 hereof.

By:    /s/Joanne Murray
     Name:  Joanne Murray
     Title:  Assistant Vice President

STATE OF DELAWARE                   )
                                    ) ss.:
COUNTY OF NEWCASTLE                 )

         On this 28th day of July,  2006,  before me personally  appeared Robert J. Perkins,  to me known,  who being by me duly sworn, did depose and say, that s/he resides at in Wilmington,  DE, that s/he is the Assistant  Vice  President of the Owner  Trustee,  one of
the corporations  described in and which executed the above  instrument;  that s/he knows the seal of said  corporation;  that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said  corporation;  and that s/he signed her/his name thereto by like order.

                                                     /s/Michele C. Harra
                                                     Notary Public

STATE OF TEXAS                      )
                                    ) ss.:
COUNTY OF HARRIS                    )

         On this 28th day of July,  2006,  before me personally  appeared Joanne Murray,  to me known,  who being by me duly sworn, did depose and say,  that s/he  resides at  _Houston,  TX_ that s/he is the  Assistant  Vice  President of JPMorgan  Chase Bank,  N.A.,  as
Indenture  Trustee,  one of the  corporations  described in and which executed the above  instrument;  that s/he knows the seal of said corporation;  that the seal  affixed  to said  instrument  is such  corporate  seal;  that it was so  affixed  by order of the Board of
Directors of said corporation; and that s/he signed her/his name thereto by like order.

                                                     /s/Mary Phu Yeung
                                                     Notary Public

NOTORIAL SEAL

                                                              EXHIBIT A-1

                                                         FORM OF CLASS A NOTES

                  UNLESS THIS TERM NOTE IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY,  A NEW YORK
CORPORATION  ("DTC"),  TO THE ISSUER OR ITS AGENT FOR  REGISTRATION  OF  TRANSFER,  EXCHANGE  OR  PAYMENT,  AND ANY TERM NOTE ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC (AND ANY PAYMENT IS
MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF DTC), ANY TRANSFER,  PLEDGE OR OTHER USE
HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  INASMUCH AS THE  REGISTERED  OWNER  HEREOF,  CEDE & CO., HAS AN INTEREST
HEREIN.

                  THE  PRINCIPAL  OF THIS TERM NOTE IS  PAYABLE IN  INSTALLMENTS  AS SET FORTH  HEREIN.  ACCORDINGLY,  THE  OUTSTANDING
PRINCIPAL AMOUNT OF THIS TERM NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                  THIS TERM NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER,  THE  DEPOSITOR,  THE MASTER  SERVICER,
THE INDENTURE  TRUSTEE,  THE TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE  AFFILIATES,  EXCEPT AS EXPRESSLY PROVIDED
IN THE INDENTURE OR THE BASIC DOCUMENTS.

                                                   HOME EQUITY LOAN TRUST 2006-HSA4
                                              Home Equity Loan-Backed Term Note, Class A

Registered                                                                    Principal Amount:  $[               ]

No. 1                                                                                          Note Rate:  Floating

CUSIP NO.

                  Home Equity Loan Trust  2006-HSA4,  a statutory  trust duly  organized  and  existing  under the laws of the State of
Delaware  (herein referred to as the "Issuer"),  for value received,  hereby promises to pay to Cede & Co. or registered  assigns,  the principal sum of $[ ], payable on each Payment Date in an amount equal to the  Percentage  Interest  evidenced by this Term Note of the aggregate  amount,  if any,  payable from the Payment Account in respect of principal on the Term Notes pursuant to Section 3.05 of the
Indenture  dated as of July 28, 2006 (the  "Indenture")  between the Issuer,  as Issuer,  and JPMorgan  Chase Bank,  N.A., as Indenture
Trustee (the  "Indenture  Trustee");  provided,  however,  that the entire unpaid  principal  amount of this Term Note shall be due and payable on the Payment Date in July 2036, to the extent not  previously  paid on a prior Payment Date.  Capitalized  terms used but not defined herein are defined in Appendix A of the Indenture.

                  Interest on the Class A Notes will be paid  monthly on each  Payment  Date at the Note Rate for the related  Interest
Period subject to limitations  which may result in Net WAC Cap Shortfalls (as further  described in the  Indenture).  The Note Rate for each  Interest  Period  will be a floating  rate equal to the least of (i) LIBOR plus 0.14% per annum,  (ii) 17.25% per annum and (iii)
the Net WAC Rate.  LIBOR for each  applicable  Interest  Period  will be  determined  on the  second  LIBOR  Business  Day  immediately preceding (i) the Closing Date in the case of the first Interest  Period and (ii) the first day of each  succeeding  Interest Period by the Indenture  Trustee as set forth in the Indenture.  All  determinations  of LIBOR by the Indenture  Trustee shall, in the absence of manifest error, be conclusive for all purposes,  and each holder of this Term Note, by accepting this Term Note,  agrees to be bound by such  determination.  Interest on this Term Note will accrue for each Payment Date from the most recent  Payment Date on which interest has been paid (in the case of the first Payment  Date,  from the Closing  Date) to but  excluding  such Payment Date.  Interest will be computed on the basis of the actual  number of days in each  Interest  Period and a year  assumed to consist of 360 days.  Principal of and interest on this Term Note shall be paid in the manner specified on the reverse hereof.

                  Principal of and  interest on this Term Note are payable in such coin or currency of the United  States of America as at the time of payment is legal tender for payment of public and private  debts.  All payments  made by the Issuer with respect to this
Term Note shall be applied  first to interest due and payable on this Term Note as provided  above and then to the unpaid  principal of this Term Note.

                  Reference is made to the further  provisions of this Term Note set forth on the reverse hereof,  which shall have the same effect as though fully set forth on the face of this Term Note.

                  Unless the certificate of  authentication  hereon has been executed by the Indenture Trustee whose name appears below by manual signature,  this Term Note shall not be entitled to any benefit under the Indenture  referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  This  Term  Note is one of a duly  authorized  issue  of Term  Notes of the  Issuer,  designated  as its Home  Equity
Loan-Backed  Term Notes,  all issued under the Indenture,  to which  Indenture and all  indentures  supplemental  thereto  reference is hereby made for a statement of the respective  rights and obligations  thereunder of the Issuer,  the Indenture Trustee and the holders of the Term Notes.  The Term Notes are subject to all terms of the Indenture.

                  The Term Notes and the  Variable  Funding  Notes  (collectively,  the  "Notes")  are and will be equally  and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

                  This Term Note is entitled to the benefits of an irrevocable and unconditional  financial  guaranty  insurance policy issued by MBIA Insurance Corporation.

                  Principal of and  interest on this Term Note will be payable on each Payment  Date,  commencing  August 25, 2006,  as described in the  Indenture.  "Payment  Date" means the  twenty-fifth  day of each month,  or, if any such date is not a Business  Day, then the next Business Day.

                  The entire  unpaid  principal  amount of this Term Note shall be due and payable in full on the Payment  Date in July
2036 pursuant to the  Indenture,  to the extent not  previously  paid on a prior Payment Date.  Notwithstanding  the  foregoing,  if an
Event of Default shall have occurred and be continuing,  then the Indenture Trustee or the holders of Notes  representing not less than a majority of the  Security  Balances  of all Notes with the consent of the Credit  Enhancer,  or the Credit  Enhancer  may declare the
Notes to be immediately  due and payable in the manner  provided in Section 5.02 of the Indenture.  All principal  payments on the Term
Notes shall be made pro rata to the holders of Term Notes entitled thereto.

                  Payments of interest  on this Term Note due and  payable on each  Payment  Date,  together  with the  installment  of principal,  if any,  to the  extent  not in full  payment of this Term  Note,  shall be made by check  mailed to the Person  whose name appears  as the  Registered  Holder of this  Term  Note (or one or more  Predecessor  Notes)  on the Note  Register  as of the close of business on each Record Date,  except that with respect to Term Notes  registered  on the Record Date in the name of the nominee of the
Depository Agency  (initially,  such nominee to be Cede & Co.),  payments will be made by wire transfer in immediately  available funds to the account  designated by such nominee.  Such checks shall be mailed to the Person  entitled  thereto at the address of such Person as it appears on the Note Register as of the  applicable  Record Date without  requiring  that this Term Note be submitted for notation of payment.  Any reduction in the principal  amount of this Term Note (or any one or more  Predecessor  Notes) effected by any payments made on any Payment Date shall be binding upon all future  holders of this Term Note and of any Term Note issued upon the  registration of transfer  hereof or in exchange  hereof or in lieu hereof,  whether or not noted hereon.  If funds are expected to be available,  as provided in the  Indenture,  for payment in full of the then  remaining  unpaid  principal  amount of this Term Note on a Payment Date, then the Indenture  Trustee,  in the name of and on behalf of the Issuer,  will notify the Person who was the Registered  Holder hereof as of the Record Date  preceding  such Payment Date by notice mailed or  transmitted  by facsimile  prior to such Payment Date, and the amount then due and payable shall be payable only upon  presentation  and surrender of this Term Note at the address  specified in such notice of final payment.

                  As provided in the Indenture and subject to certain  limitations  set forth  therein,  the transfer of this Term Note may be registered on the Note Register upon  surrender of this Term Note for  registration  of transfer at the Corporate  Trust Office, duly endorsed by, or accompanied by a written  instrument of transfer in form  satisfactory to the Indenture  Trustee duly executed by, the holder  hereof or such holder's  attorney duly  authorized in writing,  with such  signature  guaranteed by an "eligible  guarantor institution"  meeting the requirements of the Note Registrar,  which requirements include membership or participation in the Securities
Transfer Agent's  Medallion Program  ("STAMP") or such other "signature  guarantee  program" as may be determined by the Note Registrar in addition to, or in substitution  for, STAMP, all in accordance with the Securities  Exchange Act of 1934, as amended,  and thereupon one or more new Term Notes in authorized  denominations  and in the same  aggregate  principal  amount will be issued to the designated transferee or  transferees.  No service charge will be charged for any  registration of transfer or exchange of this Term Note, but the
Note  Registrar  shall require  payment of a sum sufficient to cover any tax or  governmental  charge that may be imposed in connection with any registration of transfer or exchange of this Term Note.

                  Each holder or Beneficial  Owner of a Term Note, by acceptance of a Term Note, or, in the case of a Beneficial  Owner of a Term Note, a beneficial  interest in a Term Note,  covenants  and agrees that no recourse  may be taken,  directly or  indirectly, with respect to the  obligations of the Issuer,  the Owner Trustee,  the Seller,  the Master  Servicer,  the Depositor or the Indenture
Trustee on the Term Notes or under the Indenture or any  certificate or other writing  delivered in connection  therewith,  against (i)
the  Indenture  Trustee or the Owner  Trustee in its  individual  capacity,  (ii) any owner of a  beneficial  interest in the Issuer or
(iii) any partner,  owner,  beneficiary,  agent,  officer,  director or employee of the  Indenture  Trustee or the Owner Trustee in its
individual  capacity,  any  holder of a  beneficial  interest  in the  Issuer,  the Owner  Trustee or the  Indenture  Trustee or of any
successor  or assign of the  Indenture  Trustee or the Owner  Trustee in its  individual  capacity,  except as any such Person may have expressly  agreed and except that any such partner,  owner or beneficiary  shall be fully liable,  to the extent provided by applicable law for any unpaid  consideration  for stock,  unpaid  capital  contribution  or failure to pay any  installment  or call owing to such entity.

                  Each holder or Beneficial  Owner of a Term Note,  by acceptance of a Term Note or, in the case of a Beneficial  Owner of a Term Note, a  beneficial  interest in a Term Note,  covenants  and agrees by accepting  the  benefits of the  Indenture  that such holder or  Beneficial  Owner of a Term  Note  will not at any time  institute  against  the  Depositor  or the  Issuer,  or join in any institution  against the Depositor,  the Seller,  the Master  Servicer,  GMAC Mortgage  Group,  Inc. or the Issuer of, any  bankruptcy, reorganization,  arrangement,  insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Term Notes, the Indenture or the Basic Documents.

                  The Issuer has entered into the Indenture and this Term Note is issued with the intention  that,  for federal,  state and local income,  single business and franchise tax purposes,  the Term Notes will qualify as indebtedness of the Issuer.  Each holder of a Term Note,  by  acceptance of a Term Note (and each  Beneficial  Owner of a Term Note by acceptance of a beneficial  interest in a
Term Note),  agrees to treat the Term Notes for  federal,  state and local  income,  single  business  and  franchise  tax  purposes as indebtedness of the Issuer.

                  Prior to the due presentment for  registration of transfer of this Term Note, the Issuer,  the Indenture  Trustee and any agent of the Issuer or the  Indenture  Trustee  may treat the Person in whose name this Term Note is  registered  (as of the day of determination  or as of such other date as may be specified in the  Indenture)  as the owner  hereof for all  purposes,  whether or not this Term Note be  overdue,  and none of the  Issuer,  the  Indenture  Trustee or any such  agent  shall be  affected  by notice to the contrary.

                  The Indenture  permits,  with certain  exceptions as therein provided,  the amendment thereof and the modification of the rights  and  obligations  of the  Issuer  and the  Indenture  Trustee  and the  rights of the  holders of the Term Notes  under the
Indenture at any time by the Issuer and the Indenture  Trustee with the consent of the holders of Notes  representing a majority of the
Security  Balances of all Notes at the time  Outstanding  and the Credit  Enhancer  and with prior notice to the Rating  Agencies.  The
Indenture also contains provisions  permitting the holders of Notes representing  specified percentages of the Security Balances of all
Notes,  on behalf of the holders of all the Notes,  to waive  compliance  by the Issuer with certain  provisions  of the  Indenture and certain past defaults  under the Indenture and their  consequences.  Any such consent or waiver by the holder of this Term Note (or any one of more  Predecessor  Notes) shall be conclusive  and binding upon such holder and upon all future holders of this Term Note and of any Term Note issued upon the  registration  of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Term Note.  The  Indenture  also  permits  the Issuer and the  Indenture  Trustee to amend or waive certain terms and  conditions  set forth in the Indenture  without the consent of holders of the Term Notes issued  thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

                  The term "Issuer" as used in this Term Note includes any successor or the Issuer under the Indenture.

                  The Issuer is permitted by the  Indenture,  under  certain  circumstances,  to merge or  consolidate,  subject to the rights of the Indenture Trustee and the holders of Term Notes under the Indenture.

                  The Term Notes are  issuable  only in  registered  form in  denominations  as provided in the  Indenture,  subject to certain limitations therein set forth.

                  This Term Note and the  Indenture  shall be construed in accordance  with the laws of the State of New York,  without reference to its conflict of law provisions and the obligations,  rights and remedies of the parties  hereunder and thereunder shall be determined in accordance with such laws.

                  No reference  herein to the Indenture  and no provision of this Term Note or of the Indenture  shall alter or impair, the  obligation  of the Issuer,  which is absolute  and  unconditional,  to pay the  principal of and interest on this Term Note at the times, place and rate, and in the coin or currency herein prescribed.

                  Anything  herein to the  contrary  notwithstanding,  except as  expressly  provided in the Basic  Documents,  none of
Wilmington Trust Company in its individual capacity,  JPMorgan Chase Bank, N.A., in its individual capacity,  any owner of a beneficial interest in the Issuer, or any of their respective partners,  beneficiaries,  agents, officers,  directors,  employees or successors or assigns shall be personally  liable for, nor shall  recourse be had to any of them for, the payment of principal of or interest on this
Term Note or  performance  of, or  omission  to  perform,  any of the  covenants,  obligations  or  indemnifications  contained  in the
Indenture.  The holder of this Term Note by its acceptance  hereof agrees that,  except as expressly  provided in the Basic  Documents, in the case of an Event of  Default  under  the  Indenture,  the  holder  shall  have no claim  against  any of the  foregoing  for any deficiency,  loss or claim  therefrom;  provided,  however,  that nothing  contained  herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities,  obligations and undertakings  contained in the Indenture or in this Term Note.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual  capacity, has caused this Term Note to be duly executed.

                                                     HOME EQUITY LOAN TRUST 2006-HSA4,

                                                     By       WILMINGTON TRUST COMPANY, not
                                                              in its individual capacity but solely as
                                                              Owner Trustee

Dated:  July 28, 2006

                                                     By: ________________________________________
                                                          Authorized Signatory

                                                     CERTIFICATE OF AUTHENTICATION

This is one of the Term Notes referred to in the within mentioned Indenture.

                                                     JPMORGAN CHASE BANK, N.A., not in
                                                     its individual capacity but solely as Indenture
                                                     Trustee

Dated:  July 28, 2006

                                                     By: __________________________________________
                                                          Authorized Signatory

                                                              ASSIGNMENT

Social Security or taxpayer I.D. or  other  identifying   number  of    assignee:
______________________________________________________________________________

      FOR  VALUE RECEIVED,  the undersigned hereby sells,  assigns and transfer  unto
___________________________________________________________________________________
                        (name and address of assignee)

the within Term Note and all rights thereunder, and hereby irrevocably constitutes and appoints
_____________________________________________________________,   attorney,   to  transfer said
Term  Note  on  the  books  kept  for registration thereof, with full power of substitution in the premises.

Dated:_______________                                   _______________________________________  */
                                                              Signature Guaranteed:

                                                         ______________________________________  */

____________________
*        NOTICE:  The signature to this assignment  must correspond with the name of the registered  owner as it appears on the face of the within Term Note in every particular,  without  alteration,  enlargement or any change whatever.  Such signature must be guaranteed by an "eligible  guarantor  institution"  meeting the  requirements of the Note Registrar,  which  requirements  include  membership or participation  in STAMP or such other  "signature  guarantee  program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                        STATEMENT OF INSURANCE

OBLIGATIONS:               $402,118,000
                           Home Equity Loan Trust 2006-HSA4
                           Home Equity Loan-Backed Term Notes, Series 2006-HSA4
                           and Home Equity Loan- Backed Variable Funding Notes, Series 2006-HSA4, in an amount not to exceed
                           $113,548,512

         MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") relating to the
Obligations containing the following provisions, the Policy being on file at the Corporate Trust Office of the Indenture Trustee.

                  The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Amount will be received from the Insurer by JPMorgan Chase Bank, National Association, or its successors, as indenture trustee for the Owners (the
"Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Amount.  The Insurer's obligations under the Policy with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee.  Insured Amounts will be made only at the time set forth in the Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Obligations, unless the acceleration is at the sole option of the Insurer.

                  Notwithstanding the foregoing, the Policy does not cover shortfalls, if any, attributable to the liability of the
Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Amount that is a Preference Amount on the Business Day following receipt on a
Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day.  Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such
Owner.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York,
New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after
12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day.  If any such
Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the
Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the
Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended
Notice.

                  Insured Amounts due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such
Insured Amount and legally available therefor.

                  The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

                  Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer under the Policy.

                  As used in the Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture dated as of July 28, 2006, among the Home Equity Loan Trust 2006-HSA4, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

                  "Business Day" means any day other than (a) a Saturday or a Sunday (b)  a day on which banking institutions in the
States of New York, California, Minnesota, Illinois or Delaware are required or authorized by law or executive order to be closed.

         "Deficiency Amount" means, for any Payment Date, an amount equal to the excess, if any, of: (a) Scheduled Payments over (b)
amounts on deposit in the Payment Account available to pay such Scheduled Payments and any other amounts available to the Indenture
Trustee for payment of such Scheduled Payments.

                   "Insured Amount" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the
Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Noteholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Scheduled Payments" means, with respect to each payment date, the payment to be made to Owners in an aggregate amount equal to (i) the Interest Distribution Amount due on the Obligations, (ii) for the Payment Date occurring in July 2036, the
Guaranteed Payment Amount, (iii) for any other Payment Date, the principal portion of any Liquidation Loss Amount to the extent not covered by the Overcollateralization Amount and after application of any excess interest, in each case in accordance  with the original terms of the Indenture and the Obligations when issued and without regard to any amendment or modification of the Indenture or the Obligations except amendments or modifications to which the Insurer has given its prior written consent.

                  Scheduled Payments will not include, nor shall coverage be provided under the Policy in respect of, any Relief Act
Shortfalls or any Net WAC Cap Shortfalls that may be incurred or that may be distributable to the Obligations.  Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the Issuer, an election by the Issuer to pay principal on an accelerated basis, the occurrence of an Event of Default under the Indenture or any other cause, unless the
Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration.  In the event the Insurer does not so elect, the Policy will continue to guarantee payment on the Obligations in accordance with their original terms.  Scheduled Payments shall not include any amounts due in respect of the
Obligations attributable to any increase in interest rate, penalty or other sum payable by the Issuer by reason of any default or event of default in respect of the Obligations, or by reason of any deterioration of the creditworthiness of the Issuer, nor shall
Scheduled  Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to an Owner.

                  Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

                  The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal
Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

                  THE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK,
WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

                  The Policy is not cancelable for any reason.  The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

                                                          MBIA INSURANCE CORPORATION

                                                              EXHIBIT A-2

                                                    FORM OF VARIABLE FUNDING NOTES

                  THIS VARIABLE FUNDING NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED,  OR
THE  SECURITIES  LAWS OF ANY STATE AND MAY NOT BE RESOLD OR  TRANSFERRED  UNLESS IT IS  REGISTERED  PURSUANT TO SUCH ACT AND LAWS OR IS
SOLD OR  TRANSFERRED  IN  TRANSACTIONS  WHICH  ARE  EXEMPT  FROM  REGISTRATION  UNDER  SUCH ACT AND UNDER  APPLICABLE  STATE LAW AND IS
TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

                  THE  PRINCIPAL OF THIS  VARIABLE  FUNDING  NOTE IS PAYABLE IN  INSTALLMENTS  AS SET FORTH  HEREIN.  ACCORDINGLY,  THE
OUTSTANDING PRINCIPAL AMOUNT OF THIS VARIABLE FUNDING NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                  THIS VARIABLE FUNDING NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER,  THE DEPOSITOR,  THE MASTER
SERVICER,  THE INDENTURE TRUSTEE, THE TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE  AFFILIATES,  EXCEPT AS EXPRESSLY
PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

                                                   HOME EQUITY LOAN TRUST 2006-HSA4
                                             Home Equity Loan-Backed Variable Funding Note

Registered                                                  Initial Maximum Variable
                                                            Funding Note Balance:  $0.00

No.VFN-1                                                                                       Note Rate:  Floating

                  Home Equity Loan Trust  2006-HSA4,  a statutory  trust duly  organized  and  existing  under the laws of the State of
Delaware  (herein  referred to as the "Issuer"),  for value  received,  hereby  promises to pay to Residential  Funding  Corporation or registered  assigns,  the principal amount set forth on Schedule A attached hereto (or otherwise owing hereunder as determined pursuant to the Indenture as defined  below),  payable on each Payment Date in an amount equal to the pro rata portion  allocable  hereto (based on the Security  Balances of all Variable  Funding  Notes  immediately  prior to such Payment Date) of the  aggregate  amount,  if any, payable  from the Payment  Account in respect of  principal on the Variable  Funding  Notes  pursuant to Section 3.05 of the  Indenture dated as of July 28, 2006 (the  "Indenture")  between the Issuer,  as Issuer,  and JPMorgan Chase Bank, N.A., as Indenture Trustee (the
"Indenture  Trustee");  provided,  however,  that the entire unpaid  principal  amount of this  Variable  Funding Note shall be due and payable on the Payment Date in July 2036 to the extent not  previously  paid on a prior  Payment Date.  Capitalized  terms used but not defined herein are defined in Appendix A of the Indenture.

                  Interest on the  Variable  Funding  Notes will be paid  monthly on each Payment Date at the Note Rate for the related
Interest Period subject to limitations  which may result in Net WAC Cap Shortfalls (as further  described in the  Indenture).  The Note
Rate for each Interest  Period will be a floating rate equal to the least of (i) LIBOR plus 0.14% per annum,  (ii) 17.25% per annum and
(iii) the Net WAC Rate.  LIBOR for each  applicable  Interest  Period will be determined on the second LIBOR  Business Day  immediately preceding (i) the Closing Date in the case of the first Interest  Period and (ii) the first day of each  succeeding  Interest Period by the Indenture  Trustee as set forth in the Indenture.  All  determinations  of LIBOR by the Indenture  Trustee shall, in the absence of manifest  error,  be conclusive for all purposes,  and each holder of this Variable  Funding Note, by accepting  this Variable  Funding
Note,  agrees to be bound by such  determination.  Interest on this  Variable  Funding  Note will accrue for each Payment Date from the most recent  Payment  Date on which  interest  has been paid (in the case of the First  Payment  Date,  from the  Closing  Date) to but excluding  such Payment Date.  Interest  will be computed on the basis of the actual number of days in each Interest  Period and a year assumed to consist of 360 days.  Principal of and interest on this Variable  Funding Note shall be paid in the manner  specified on the reverse hereof.

                  Principal of and interest on this Variable  Funding Note are payable in such coin or currency of the United States of
America as at the time of payment is legal  tender for  payment of public and  private  debts.  All  payments  made by the Issuer  with respect to this  Variable  Funding Note shall be applied  first to interest due and payable on this  Variable  Funding Note as provided above and then to the unpaid principal of this Variable Funding Note.

                  Reference is made to the further  provisions of this  Variable  Funding Note set forth on the reverse  hereof,  which shall have the same effect as though fully set forth on the face of this Variable Funding Note.

                  Unless the certificate of  authentication  hereon has been executed by the Indenture Trustee whose name appears below by manual  signature,  this Variable  Funding Note shall not be entitled to any benefit under the Indenture  referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  This Variable Funding Note is one of a duly authorized  issue of Variable Funding Notes of the Issuer,  designated as its Home Equity  Loan-Backed  Variable Funding Notes (herein called the "Variable Funding Notes"),  all issued under the Indenture,  to which  Indenture  and all  indentures  supplemental  thereto  reference  is hereby made for a statement  of the  respective  rights and obligations  thereunder of the Issuer,  the  Indenture  Trustee and the holders of the Variable  Funding  Notes.  The Variable  Funding
Notes are subject to all terms of the Indenture.

                  The  Variable  Funding  Notes and the Term Notes  (collectively,  the  "Notes")  are and will be equally  and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

                  This  Variable  Funding Note is entitled to the  benefits of an  irrevocable  and  unconditional  financial  guaranty insurance policy issued by MBIA Insurance Corporation.

                  Principal of and interest on this Variable Funding Note will be payable on each Payment Date,  commencing  August 25,
2006, as described in the Indenture.  "Payment Date" means the  twenty-fifth  day of each month,  or, if any such day is not a Business
Day, then the next Business Day.

                  The entire  unpaid  principal  amount of this  Variable  Funding Note shall be due and payable in full on the Payment
Date in July 2036  pursuant  to the  Indenture,  to the  extent  not  previously  paid on a prior  Payment  Date.  Notwithstanding  the foregoing,  if an Event of  Default  shall  have  occurred  and be  continuing,  then the  Indenture  Trustee  or the  holders of Notes representing  not less than a majority of the  Security  Balances of all Notes with the consent of the Credit  Enhancer,  or the Credit
Enhancer  may declare  the Notes to be  immediately  due and  payable in the manner  provided  in Section  5.02 of the  Indenture.  All principal payments on the Variable Funding Notes shall be made pro rata to the holders of Variable Funding Notes entitle thereto.

                  Payments  of  interest  on this  Variable  Funding  Note due and  payable on each  Payment  Date,  together  with the installment  of principal,  if any, to the extent not in full payment of this Variable  Funding Note,  shall be made by check mailed to the Person whose name appears as the Registered  Holder of this Variable  Funding Note (or one or more  Predecessor  Notes) on the Note
Register as of the close of business on each Record Date,  except that with respect to Variable  Funding Notes registered on the Record
Date in the name of the nominee of the  Depository  Agency  (initially,  such nominee to be Cede & Co.),  payments will be made by wire transfer  in  immediately  available  funds to the  account  designated  by such  nominee.  Such  checks  shall be mailed to the Person entitled  thereto at the address of such Person as it appears on the Note Register as of the applicable  Record Date without  requiring that this Variable  Funding Note be submitted for notation of payment.  Any reduction in the principal  amount of this Variable Funding
Note (or any one or more  Predecessor  Variable  Funding Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Variable  Funding Note and of any Variable  Funding Note issued upon the  registration of transfer hereof or in  exchange  hereof or in lieu  hereof,  whether or not noted  hereon.  If funds are  expected  to be  available,  as  provided in the
Indenture,  for payment in full of the then remaining  unpaid  principal  amount of this Variable  Funding Note on a Payment Date, then the Indenture  Trustee,  in the name of and on behalf of the Issuer,  will notify the Person who was the Registered Holder hereof as of the Record Date  preceding  such Payment Date by notice mailed or  transmitted  by facsimile  prior to such Payment Date and the amount then due and payable shall be payable only upon  presentation and surrender of this Variable  Funding Note at the address  specified in such notice of final payment.

                  As provided in the  Indenture and subject to certain  limitations  set forth  therein,  the transfer of this Variable
Funding Note may be registered on the Note Register upon surrender of this Variable  Funding Note for  registration  of transfer at the
Corporate  Trust Office,  duly endorsed by, and accompanied by a written  instrument of transfer in form  satisfactory to the Indenture
Trustee duly executed by, the holder hereof or such holder's  attorney duly  authorized in writing,  with such signature  guaranteed by an "eligible  guarantor  institution"  meeting the  requirements  of the Note  Registrar,  which  requirements  include  membership  or participation in the Securities  Transfer Agent's  Medallion Program  ("STAMP") or such other "signature  guarantee  program" as may be determined by the Note Registrar in addition to or in substitution  for, STAMP,  all in accordance with the Securities  Exchange Act of
1934,  as amended,  and  thereupon  one or more new  Variable  Funding  Notes in  authorized  denominations  and in the same  aggregate principal  amount will be issued to the designated  transferee or transferees.  No service charge will be charged for any  registration of transfer or exchange of this Variable  Funding Note, but the Note Registrar  shall require  payment of a sum sufficient to cover any tax or  governmental  charge that may be imposed in connection with any  registration of transfer or exchange of this Variable  Funding
Note.

                  Each holder or Beneficial  Owner of a Variable Funding Note, by acceptance of a Variable Funding Note or, in the case of a Beneficial  Owner of a Variable  Funding  Note, a beneficial  interest in a Variable  Funding  Note,  covenants and agrees that no recourse may be taken,  directly or indirectly,  with respect to the  obligations of the Issuer,  the Owner  Trustee,  the Seller,  the
Master  Servicer,  the Depositor or the Indenture  Trustee on the Variable  Funding Notes or under the Indenture or any  certificate or other writing delivered in connection  therewith,  against (i) the Indenture  Trustee or the Owner Trustee in its individual  capacity,
(ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner,  beneficiary,  agent, officer,  director or employee of the Indenture  Trustee or the Owner  Trustee in its  individual  capacity,  any holder of a beneficial  interest in the Issuer,  the
Owner Trustee or the Indenture  Trustee or of any successor or assign of the Indenture  Trustee or the Owner Trustee in its  individual capacity,  except as any such Person may have expressly  agreed and except that any such partner,  owner or beneficiary  shall be fully liable,  to the extent provided by applicable law, for any unpaid  consideration for stock,  unpaid capital  contribution or failure to pay any installment or call owing to such entity.

                  Each holder or Beneficial  Owner of a Variable Funding Note, by acceptance of a Variable Funding Note or, in the case of a Beneficial Owner of a Variable Funding Note, a beneficial  interest in a Variable Funding Note,  covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial  Owner of a Variable  Funding Note will not at any time institute  against the Depositor or the Issuer, or join in any institution  against the Depositor,  the Seller, the Master Servicer,  GMAC Mortgage Group,
Inc. or the Issuer of, any  bankruptcy,  reorganization,  arrangement,  insolvency or liquidation  proceedings  under any United States federal or state  bankruptcy or similar law in connection with any obligations  relating to the Variable  Funding Notes,  the Indenture or the Basic Documents.

                  The Issuer has entered into the  Indenture  and this Variable  Funding Note is issued with the  intention  that,  for federal,  state and local income,  single business and franchise tax purposes,  the Variable Funding Notes will qualify as indebtedness of the Issuer.  Each holder of a Variable  Funding  Note,  by acceptance  of a Variable  Funding Note (and each  Beneficial  Owner of a
Variable Funding Note, by acceptance of a beneficial  interest in a Variable Funding Note),  agrees to treat the Variable Funding Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

                  Prior to the due presentment for  registration of transfer of this Variable  Funding Note, the Issuer,  the Indenture
Trustee and any agent of the Issuer or the Indenture  Trustee may treat the Person in whose name this Variable  Funding Note (as of the day of  determination  or as of such other  date as may be  specified  in the  Indenture)  is  registered  as the owner  hereof for all purposes,  whether or not this Variable Funding Note be overdue,  and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

                  The Indenture  permits,  with certain  exceptions as therein provided,  the amendment thereof and the modification of the rights and  obligations of the Issuer and the Indenture  Trustee and the rights of the holders of the Variable  Funding Notes under the Indenture at any time by the Issuer and the Indenture  Trustee with the consent of the holders of Notes  representing a majority of the Security  Balances of all Notes at the time Outstanding and the Credit Enhancer and with prior notice to the Rating  Agencies.  The
Indenture also contains provisions  permitting the holders of Notes representing  specified percentages of the Security Balances of all
Notes,  on behalf of the holders of all the Notes,  to waive  compliance  by the Issuer with certain  provisions  of the  Indenture and certain past defaults  under the Indenture and their  consequences.  Any such consent or waiver by the holder of this Variable  Funding
Note (or any one of more  Predecessor  Variable  Funding  Notes) shall be  conclusive  and binding upon such holder and upon all future holders of this Variable  Funding Note and of any Variable  Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof  whether or not notation of such consent or waiver is made upon this  Variable  Funding  Note.  The  Indenture also permits the Indenture  Trustee to amend or waive certain terms and  conditions  set forth in the Indenture  without the consent of holders of the Variable Funding Notes issued thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

                  The term "Issuer" as used in this Variable Funding Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the  Indenture,  under  certain  circumstances,  to merge or  consolidate,  subject to the rights of the Indenture Trustee and the holders of Variable Funding Notes under the Indenture.

                  The Variable  Funding Notes are issuable  only in  registered  form in  denominations  as provided in the  Indenture, subject to certain limitations therein set forth.

                  This  Variable  Funding Note and the  Indenture  shall be construed in  accordance  with the laws of the State of New
York,  without  reference to its conflict of law  provisions,  and the  obligations,  rights and remedies of the parties  hereunder and thereunder shall be determined in accordance with such laws.

                  No reference  herein to the Indenture and no provision of this Variable  Funding Note or of the Indenture shall alter or impair the  obligation  of the Issuer,  which is absolute and  unconditional,  to pay the principal of and interest on this Variable
Funding Note at the times, place and rate, and in the coin or currency herein prescribed.

                  Anything  herein to the  contrary  notwithstanding,  except as  expressly  provided in the Basic  Documents,  none of
Wilmington Trust Company in its individual capacity,  JPMorgan Chase Bank, N.A., in its individual capacity,  any owner of a beneficial interest in the Issuer, or any of their respective partners,  beneficiaries,  agents, officers,  directors,  employees or successors or assigns shall be personally  liable for, nor shall  recourse be had to any of them for, the payment of principal of or interest on this
Variable Funding Note or performance of, or omission to perform,  any of the covenants,  obligations or  indemnifications  contained in the Indenture.  The holder of this Variable  Funding Note by its  acceptance  hereof agrees that,  except as expressly  provided in the
Basic  Documents,  in the case of an Event of Default under the Indenture,  the holder shall have no claim against any of the foregoing for any deficiency,  loss or claim therefrom;  provided,  however, that nothing contained herein shall be taken to prevent recourse to, and  enforcement  against,  the  assets of the  Issuer for any and all  liabilities,  obligations  and  undertakings  contained  in the
Indenture or in this Variable Funding Note.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual  capacity, has caused this Term Note to be duly executed.

                                                     HOME EQUITY LOAN TRUST 2006-HSA4,

                                                     By       WILMINGTON TRUST COMPANY, not
                                                              in its individual capacity but solely as
                                                              Owner Trustee

Dated:  July 28, 2006

                                                     By: ________________________________________
                                                          Authorized Signatory

                                                     CERTIFICATE OF AUTHENTICATION

This is one of the Term Notes referred to in the within mentioned Indenture.

                                                     JPMORGAN CHASE BANK, N.A., not in
                                                     its individual capacity but solely as Indenture
                                                     Trustee

Dated:  July 28, 2006

                                                     By: __________________________________________
                                                          Authorized Signatory

                                                              ASSIGNMENT

Social Security or taxpayer I.D. or  other  identifying   number  of    assignee:
______________________________________________________________________________

      FOR  VALUE RECEIVED,  the undersigned hereby sells,  assigns and transfer  unto
___________________________________________________________________________________
                        (name and address of assignee)

the within Term Note and all rights thereunder, and hereby irrevocably constitutes and appoints
_____________________________________________________________,   attorney,   to  transfer said
Term  Note  on  the  books  kept  for registration thereof, with full power of substitution in the premises.

Dated:_______________                                   _______________________________________  */
                                                              Signature Guaranteed:

                                                         ______________________________________  */

__________________
*        NOTICE:  The signature to this assignment  must correspond with the name of the registered  owner as it appears on the face of the within Term Note in every particular,  without  alteration,  enlargement or any change whatever.  Such signature must be guaranteed by an "eligible  guarantor  institution"  meeting the  requirements of the Note Registrar,  which  requirements  include  membership or participation  in STAMP or such other  "signature  guarantee  program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                        STATEMENT OF INSURANCE

OBLIGATIONS:               $402,118,000
                           Home Equity Loan Trust 2006-HSA4
                           Home Equity Loan-Backed Term Notes, Series 2006-HSA4
                           and Home Equity Loan- Backed Variable Funding Notes, Series 2006-HSA4, in an amount not to exceed
                           $113,548,512

         MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") relating to the
Obligations containing the following provisions, the Policy being on file at the Corporate Trust Office of the Indenture Trustee.

                  The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Amount will be received from the Insurer by JPMorgan Chase Bank, National Association, or its successors, as indenture trustee for the Owners (the
"Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Amount.  The Insurer's obligations under the Policy with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee.  Insured Amounts will be made only at the time set forth in the Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Obligations, unless the acceleration is at the sole option of the Insurer.

                  Notwithstanding the foregoing, the Policy does not cover shortfalls, if any, attributable to the liability of the
Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Amount that is a Preference Amount on the Business Day following receipt on a
Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day.  Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such
Owner.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York,
New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after
12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day.  If any such
Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the
Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the
Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended
Notice.

                  Insured Amounts due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such
Insured Amount and legally available therefor.

                  The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

                  Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer under the Policy.

                  As used in the Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture dated as of July 28, 2006, among the Home Equity Loan Trust 2006-HSA4, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

                  "Business Day" means any day other than (a) a Saturday or a Sunday (b)  a day on which banking institutions in the
States of New York, California, Minnesota, Illinois or Delaware are required or authorized by law or executive order to be closed.

         "Deficiency Amount" means, for any Payment Date, an amount equal to the excess, if any, of: (a) Scheduled Payments over (b)
amounts on deposit in the Payment Account available to pay such Scheduled Payments and any other amounts available to the Indenture
Trustee for payment of such Scheduled Payments.

                   "Insured Amount" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the
Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Noteholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Scheduled Payments" means, with respect to each payment date, the payment to be made to Owners in an aggregate amount equal to (i) the Interest Distribution Amount due on the Obligations, (ii) for the Payment Date occurring in July 2036, the
Guaranteed Payment Amount, (iii) for any other Payment Date, the principal portion of any Liquidation Loss Amount to the extent not covered by the Overcollateralization Amount and after application of any excess interest, in each case in accordance  with the original terms of the Indenture and the Obligations when issued and without regard to any amendment or modification of the Indenture or the Obligations except amendments or modifications to which the Insurer has given its prior written consent.

                  Scheduled Payments will not include, nor shall coverage be provided under the Policy in respect of, any Relief Act
Shortfalls or any Net WAC Cap Shortfalls that may be incurred or that may be distributable to the Obligations.  Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the Issuer, an election by the Issuer to pay principal on an accelerated basis, the occurrence of an Event of Default under the Indenture or any other cause, unless the
Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration.  In the event the Insurer does not so elect, the Policy will continue to guarantee payment on the Obligations in accordance with their original terms.  Scheduled Payments shall not include any amounts due in respect of the
Obligations attributable to any increase in interest rate, penalty or other sum payable by the Issuer by reason of any default or event of default in respect of the Obligations, or by reason of any deterioration of the creditworthiness of the Issuer, nor shall
Scheduled  Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to an Owner.

                  Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

                  The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal
Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

                  THE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK,
WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

                  The Policy is not cancelable for any reason.  The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

                                                          MBIA INSURANCE CORPORATION

                                                              SCHEDULE A
                                                                  to
                                                   HOME EQUITY LOAN TRUST 2006-HSA4
                                             Home Equity Loan-Backed Variable Funding Note

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                                                               EXHIBIT B

                                             [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                                        Description of Rule 144A Securities, including numbers:
                                            ______________________________________________
                                            ______________________________________________
                                            ______________________________________________
                                            ______________________________________________

                  The undersigned seller, as registered holder (the "Seller"),  intends to transfer the Rule 144A Securities  described above to the undersigned buyer (the "Buyer").

                  1.       In  connection  with such  transfer and in accordance  with the  agreements  pursuant to which the Rule 144A
Securities  were issued,  the Seller  hereby  certifies  the  following  facts:  Neither the Seller nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise  disposed of the Rule 144A Securities,  any interest in the Rule 144A Securities or any other  similar  security  to, or  solicited  any offer to buy or accept a transfer,  pledge or other  disposition  of the Rule 144A
Securities,  any interest in the Rule 144A  Securities or any other similar  security from, or otherwise  approached or negotiated with respect to the Rule 144A  Securities,  any interest in the Rule 144A  Securities or any other similar  security with, any person in any manner,  or made any general  solicitation  by means of general  advertising  or in any other manner,  or taken any other action,  that would  constitute a distribution  of the Rule 144A  Securities  under the Securities Act of 1933, as amended (the "1933 Act"),  or that would render the  disposition  of the Rule 144A  Securities a violation of Section 5 of the 1933 Act or require  registration  pursuant thereto,  and that the  Seller has not  offered  the Rule 144A  Securities  to any  person  other than the Buyer or another  "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2.       The Buyer warrants and represents to, and covenants  with, the Indenture  Trustee and the Issuer (as defined in the Indenture  (the  "Indenture"),  dated as of July 28, 2006,  between Home Equity Loan Trust  2006-HSA4,  as Issuer,  and JPMorgan
Chase Bank, N.A., as Indenture Trustee, pursuant to Section 4.02 of the Indenture, as follows:

                           a.       The Buyer  understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b.       The  Buyer  considers  itself a  substantial,  sophisticated  institutional  investor  having  such knowledge  and  experience  in  financial  and  business  matters  that it is  capable of  evaluating  the merits and risks of investment in the Rule 144A Securities.

                           c.       The Buyer has been furnished with all  information  regarding the Rule 144A  Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Master Servicer.

                           d.       Neither  the Buyer nor anyone  acting on its  behalf has  offered,  transferred,  pledged,  sold or otherwise  disposed of the Rule 144A  Securities,  any interest in the Rule 144A Securities or any other similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other disposition of the Rule 144A Securities,  any interest in the Rule 144A  Securities or any other similar  security from, or otherwise  approached or negotiated with respect to the Rule
         144A  Securities,  any interest in the Rule 144A Securities or any other similar  security with, any person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner, or taken any other action,  that would constitute a  distribution  of the Rule 144A  Securities  under the 1933 Act or that would render the  disposition of the Rule
         144A Securities a violation of Section 5 of the 1933 Act or require  registration  pursuant thereto,  nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e.       The Buyer is a "qualified  institutional buyer" as that term is defined in Rule 144A under the 1933
         Act and has completed  either of the forms of  certification  to that effect  attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance  on Rule 144A.  The Buyer is  acquiring  the Rule 144A  Securities  for its own account or the accounts of other qualified  institutional  buyers,  understands  that such Rule 144A Securities may be resold,  pledged or transferred only (i) to a person reasonably believed to be a qualified  institutional buyer that purchases for its own account or for the account of a qualified  institutional buyer to whom notice is given that the resale,  pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  3.       This document may be executed in one or more  counterparts  and by the different  parties hereto on separate counterparts,  each of which, when so executed,  shall be deemed to be an original; such counterparts,  together,  shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller                                         Print Name of Buyer

By: ____________________________________                     By:___________________________________________
     Name:                                                         Name:
     Title:                                                        Title:

Tax Payer Identification:                                    Tax Payer Identification:

No.                                                          No.

Date:                                                        Date:

                                                                                                                   ANNEX 1 TO EXHIBIT B

                                       QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                                        [For Buyers Other Than Registered Investment Companies]

         The  undersigned  hereby  certifies  as follows  in  connection  with the Rule 144A  Investment  Representation  to which this
Certification is attached:

                  1.       As indicated  below,  the undersigned is the President,  Chief Financial  Officer,  Senior Vice President or
other executive officer of the Buyer.

                  2.       In connection with purchases by the Buyer,  the Buyer is a "qualified  institutional  buyer" as that term is defined in Rule 144A under the  Securities  Act of 1933 ("Rule 144A")  because (i) the Buyer owned and/or  invested on a  discretionary basis $ ________________________________________ ** in securities  (except for the excluded  securities  referred to below) as of the end of the Buyer's most recent fiscal year (such amount being  calculated in  accordance  with Rule 144A) and (ii) the Buyer  satisfies the criteria in the category marked below.

-        Corporation,  etc.  The Buyer is a  corporation  (other than a bank,  savings and loan  association  or similar  institution),
         Massachusetts  or similar  business  trust,  partnership,  or charitable  organization  described in Section  501(c)(3) of the
         Internal Revenue Code.

-        Bank.  The Buyer (a) is a national  bank or  banking  institution  organized  under the laws of any  State,  territory  or the
         District  of  Columbia,  the  business  of which is  substantially  confined  to  banking  and is  supervised  by the State or territorial  banking  commission or similar  official or is a foreign bank or equivalent  institution,  and (b) has an audited net worth of at least  $25,000,000 as demonstrated  in its latest annual  financial  statements,  a copy of which is attached hereto.

-        Savings  and  Loan.  The Buyer (a) is a  savings  and loan  association,  building  and loan  association,  cooperative  bank, homestead  association  or similar  institution,  which is  supervised  and  examined by a State or Federal  authority  having supervision over any such  institutions or is a foreign savings and loan association or equivalent  institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

-        Broker-Dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

-        Insurance  Company.  The Buyer is an insurance  company  whose  primary and  predominant  business  activity is the writing of insurance  or the  reinsuring  of risks  underwritten  by  insurance  companies  and which is  subject to  supervision  by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

-        State or Local Plan. The Buyer is a plan  established  and maintained by a State,  its political  subdivisions,  or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

-        ERISA Plan. The Buyer is an employee  benefit plan within the meaning of Title I of the Employee  Retirement  Income  Security
         Act of 1974.

-        Investment Adviser.   The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

-        SBIC. The Buyer is a Small Business  Investment  Company  licensed by the U.S.  Small  Business  Administration  under Section
         301(c) or (d) of the Small Business Investment Act of 1958.

-        Business  Development  Company.  The  Buyer is a  business  development  company  as  defined  in  Section  202(a)(22)  of the
         Investment Advisers Act of 1940.

-        Trust Fund.  The Buyer is a trust fund whose trustee is a bank or trust company and whose  participants  are  exclusively  (a)
         plans  established and maintained by a State, its political  subdivisions,  or any agency or  instrumentality  of the State or its political  subdivisions,  for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the  Employee  Retirement  Income  Security  Act of 1974,  but is not a trust fund that  includes as  participants  individual retirement accounts or H.R. 10 plans.

_______________________
**       Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  3.       The term  "securities"  as used herein does not include (i) securities of issuers that are  affiliated  with the Buyer,  (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,  (iii) bank deposit notes and certificates of deposit, (iv) loan participations,  (v) repurchase  agreements,  (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4.       For purposes of determining  the aggregate  amount of securities  owned and/or  invested on a  discretionary basis by the Buyer,  the Buyer used the cost of such  securities to the Buyer and did not include any of the securities  referred to in the preceding  paragraph.  Further,  in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such  subsidiaries are consolidated  with the Buyer in its financial  statements  prepared in accordance with generally  accepted  accounting  principles  and if the  investments  of such  subsidiaries  are managed  under the Buyer's  direction.
However,  such securities were not included if the Buyer is a  majority-owned,  consolidated  subsidiary of another  enterprise and the
Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                  5.       The Buyer  acknowledges  that it is familiar with Rule 144A and understands  that the seller to it and other parties  related to the Rule 144A  Securities are relying and will continue to rely on the  statements  made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                           Will the Buyer be purchasing the Rule 144A
         Yes      No       Securities only for the Buyer's own account?

                  6.       If the answer to the foregoing  question is "no", the Buyer agrees that, in connection  with any purchase of securities  sold to the Buyer for the account of a third party  (including  any separate  account) in reliance on Rule 144A,  the Buyer will only  purchase for the account of a third party that at the time is a "qualified  institutional  buyer" within the meaning of Rule
144A.  In  addition,  the Buyer agrees that the Buyer will not  purchase  securities  for a third party unless the Buyer has obtained a current  representation  letter from such third party or taken other appropriate steps  contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7.       The Buyer  will  notify  each of the  parties  to which  this  certification  is made of any  changes in the information  and  conclusions  herein.  Until such notice is given,  the Buyer's  purchase of Rule 144A  Securities  will  constitute a reaffirmation of this certification as of the date of such purchase.

                                                     Print Name of Buyer

                                                     By: ________________________________
                                                          Name:
                                                          Title:

                                                     Date:

                                                                                                                   ANNEX 2 TO EXHIBIT B

                                       QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                                         [For Buyers That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment  Representation to which this certification is attached:

                  1.       As indicated  below, the undersigned is the President,  Chief Financial  Officer or Senior Vice President of
the Buyer or, if the Buyer is a "qualified  institutional  buyer" as that term is defined in Rule 144A under the Securities Act of 1933
("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2.       In connection  with  purchases by Buyer,  the Buyer is a "qualified  institutional  buyer" as defined in SEC
Rule 144A because (i) the Buyer is an  investment  company  registered  under the  Investment  Company Act of 1940,  and (ii) as marked below,  the Buyer alone,  or the Buyer's Family of Investment  Companies,  owned at least  $100,000,000  in securities  (other than the excluded  securities  referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of  determining  the amount of securities owned by the  Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

-        The Buyer owned  $________________ in securities (other than the excluded  securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

-        The  Buyer is part of a Family  of  Investment  Companies  which  owned in the  aggregate  $___________________                              in
         securities (other than the excluded  securities  referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3.       The term "Family of Investment  Companies" as used herein means two or more registered  investment companies
(or series  thereof) that have the same  investment  adviser or investment  advisers that are  affiliated  (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4.       The term  "securities"  as used herein does not include (i) securities of issuers that are  affiliated  with the Buyer or are part of the Buyer's Family of Investment  Companies,  (ii) bank deposit notes and certificates of deposit,  (iii) loan participations,  (iv) repurchase  agreements,  (v) securities owned but subject to a repurchase  agreement and (vi) currency,  interest rate and commodity swaps.

                  5.       The Buyer is familiar with Rule 144A and  understands  that each of the parties to which this  certification is made are  relying  and will  continue  to rely on the  statements  made  herein  because  one or more  sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer's own account.

                  6.       The undersigned  will notify each of the parties to which this  certification  is made of any changes in the information and conclusions  herein.  Until such notice,  the Buyer's  purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                                     Print Name of Buyer

                                                     By: ___________________________________
                                                          Name:
                                                          Title:

                                                     IF AN ADVISER:

                                                     Print Name of Buyer

                                                     Date: _________________________________

                                                               EXHIBIT C

                                                FORM OF INVESTOR REPRESENTATION LETTER

                                                        _______________ , 20__

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

JPMorgan Chase Bank, N.A.
600 Travis Street, 9th Floor
Houston, Texas 77002
Attention:  Corporate Trust Administration

                  Re:      Home Equity Loan-Backed Capped Funding Notes
                           Series 2006-HSA4

Ladies and Gentlemen:

                  __________________  (the "Purchaser") intends to purchase from _________ (the "Seller") $_______ Capped Funding Notes of Series 2006-HSA4 (the "Notes"),  issued pursuant to the Indenture (the  "Indenture"),  dated as of July 28, 2006 between Home Equity
Loan Trust 2006-HSA4,  as issuer (the "Issuer"),  and JPMorgan Chase Bank, N.A., as indenture  trustee (the "Indenture  Trustee").  All terms used herein and not  otherwise  defined  shall have the meanings set forth in the  Indenture.  The  Purchaser  hereby  certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

                  1.       The Purchaser  understands  that (a) the Notes have not been and will not be  registered or qualified  under the  Securities  Act of 1933,  as amended (the "Act") or any state  securities  law,  (b) the  Depositor is not required to so register or qualify the Notes,  (c) the Notes may be resold only if  registered  and qualified  pursuant to the  provisions of the Act or any state  securities  law, or if an exemption  from such  registration  and  qualification  is available,  (d) the
         Indenture  contains  restrictions  regarding  the transfer of the Notes and (e) the Notes will bear a legend to the  foregoing effect.

                  2.       The Purchaser is acquiring the Notes for its own account for  investment  only and not with a view to or for sale in connection with any  distribution  thereof in any manner that would violate the Act or any applicable state securities laws.

                  3.       The  Purchaser  is (a) a  substantial,  sophisticated  institutional  investor  having  such  knowledge  and experience  in financial and business  matters,  and, in  particular,  in such matters  related to  securities  similar to the
         Notes,  such that it is capable of evaluating  the merits and risks of investment in the Notes,  (b) able to bear the economic risks of such an investment and (c) an "accredited  investor"  within the meaning of Rule 501(a)  promulgated  pursuant to the
         Act.

                  4.       The Purchaser  has been  furnished  with,  and has had an  opportunity  to review (a) [a copy of the Private
         Placement  Memorandum,  dated __________________________ relating to the Notes (b)] a copy of the Indenture and [b] [c] such other  information  concerning the Notes,  the Home Equity Loans and the Depositor as has been requested by the Purchaser from the  Depositor or the Seller and is relevant to the  Purchaser's  decision to purchase the Notes.  The  Purchaser  has had any questions  arising from such review  answered by the Depositor or the Seller to the  satisfaction  of the  Purchaser.  [If the
         Purchaser  did not  purchase  the Notes from the  Seller in  connection  with the  initial  distribution  of the Notes and was provided with a copy of the Private  Placement  Memorandum  (the  "Memorandum")  relating to the original sale (the  "Original
         Sale") of the Notes by the Depositor,  the Purchaser  acknowledges that such Memorandum was provided to it by the Seller, that the  Memorandum  was prepared by the Depositor  solely for use in connection  with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Notes by the Purchaser from the Seller,  and the Purchaser  agrees that it will look  solely to the Seller and not to the  Depositor  with  respect to any  damage,  liability,  claim or expense arising out of,  resulting from or in connection  with (a) error or omission,  or alleged error or omission,  contained in the
         Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                  5.       The  Purchaser  has not and will not nor has it  authorized  or will it  authorize  any person to (a) offer, pledge,  sell,  dispose of or otherwise  transfer  any Note,  any  interest in any Note or any other  similar  security to any person in any manner,  (b)  solicit any offer to buy or to accept a pledge,  disposition  of other  transfer of any Note,  any interest in any Note or any other similar  security from any person in any manner,  (c) otherwise  approach or negotiate  with respect to any Note,  any  interest in any Note or any other  similar  security  with any person in any  manner,  (d) make any general  solicitation by means of general  advertising or in any other manner or (e) take any other action, that (as to any of
         (a) through (e) above) would  constitute a  distribution  of any Note under the Act, that would render the  disposition of any
         Note a violation of Section 5 of the Act or any state  securities  law, or that would require  registration  or  qualification pursuant  thereto.  The  Purchaser  will not sell or  otherwise  transfer  any of the  Notes,  except in  compliance  with the provisions of the Indenture.

                  6.       The Purchaser is not a non-United States person.

                                                     Very truly yours,

                                                     By: _______________________________________
                                                          Name:
                                                          Title:

                                                               EXHIBIT D

                                               FORM OF TRANSFEROR REPRESENTATION LETTER

                                                       __________________, 20___

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

JPMorgan Chase Bank, N.A.
600 Travis Street, 9th Floor
Houston, Texas 77002
Attention:  Corporate Trust Administration

                  Re:      Home Equity Loan-Backed Capped Funding Notes
                           Series 2006-HSA4

Ladies and Gentlemen:

                  ___________________(the  "Purchaser") intends to purchase from ______ (the "Seller") $_______ Capped Funding Notes of
Series  2006-HSA4 (the "Notes"),  issued  pursuant to the (the  "Indenture"),  dated as of July 28, 2006 between Home Equity Loan Trust
2006-HSA4,  as issuer (the "Issuer"),  and JPMorgan Chase Bank, N.A., as indenture  trustee (the "Indenture  Trustee").  All terms used herein and not  otherwise  defined shall have the meanings set forth in the  Indenture.  The Seller hereby  certifies,  represents  and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

                  Neither  the  Seller nor  anyone  acting on its behalf has (a)  offered,  pledged,  sold,  disposed  of or  otherwise transferred any Note, any interest in any Note or any other similar  security to any person in any manner,  (b) has solicited any offer to buy or to accept a pledge,  disposition or other  transfer of any Note, any interest in any Note or any other similar  security from any person in any manner,  (c) has otherwise  approached or negotiated  with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general  solicitation by means of general  advertising or in any other manner,  or (e) has taken any other  action,  that (as to any of (a) through (e) above) would  constitute a  distribution  of the Notes under the  Securities  Act of 1933 (the "Act"),  that would render the  disposition  of any Note a violation of Section 5 of the Act or any state  securities  law, or that would require  registration  or  qualification  pursuant  thereto.  The Seller will not act, in any manner set forth in the  foregoing  sentence with respect to any Note.  The Seller has not and will not sell or otherwise  transfer any of the Notes, except in compliance with the provisions of the Indenture.

                                                     Very truly yours,

                                                     (Seller)

                                                     By: ____________________________________
                                                     Name:
                                                     Title:

                                                              APPENDIX A

                                                              DEFINITIONS

                  Additional  Balance:  With respect to any Home Equity Loan, any future Draw made by the related Mortgagor pursuant to the related Loan  Agreement on and after the Cut-off Date;  provided,  however,  that if an  Amortization  Event occurs,  then any Draw after such Amortization Event shall not be acquired by the Trust and shall not be an Additional Balance.

                  Additional  Balance  Differential:  With respect to any Payment Date, unless and until an Amortization  Event occurs,
(x) up to and including the Payment Date  occurring in the calendar month during which the Revolving  Period ends, the amount,  if any, by which Additional  Balances  resulting from Draws under the Home Equity Loans during the related  Collection  Period exceed Principal
Collections  during such  Collection  Period and (y) after the Payment Date  occurring in the calendar month during which the Revolving
Period ends, the aggregate amount of Additional Balances conveyed to the Trust during the related Collection Period.

                  Additional  Certificate  Security  Balance:  With respect to the issuance of Capped Funding Notes pursuant to Section
4.01(d) of the Indenture,  the amount, if any,  required in accordance with the Opinion of Counsel in connection  therewith to be added to the Security  Balances of the  Certificates in accordance  with Section 3.12 of the Trust  Agreement.  In addition,  with respect to any Payment Date described in the second  sentence of Section 3.12(a) of the Trust  Agreement,  the  "Additional  Certificate  Security
Balance" shall include the amount of the excess described in such sentence.

                  Adjusted  Mortgage Rate: With respect to any Home Equity Loan and any date of  determination,  the Loan Rate borne by the related Home Equity Loan, less the rate at which the related Subservicing Fee accrues.

                  Affiliate:  With respect to any Person,  any other Person  controlling,  controlled  by or under common  control with such Person.  For purposes of this  definition,  "control" means the power to direct the management and policies of a Person,  directly or indirectly,  whether through ownership of voting securities,  by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  Aggregate Additional Balance  Differential:  With respect to any Payment Date and the Variable Funding Notes, the sum
of Additional Balance Differentials that have been added to the Security Balance of Variable Funding Notes prior to such Payment Date.

                  Aggregate  Security  Balance:  With  respect to any Payment  Date,  the  aggregate  of the  Security  Balances of all
Securities or specified Classes of Securities as of such date.

                  Amortization Event:  Any one of the following events:

                  (a)      the  failure  on the part of the Seller (i) to make any  payment  or deposit  required  to be made under the
         Purchase  Agreement  within five  Business  Days after the date such  payment or deposit is  required  to be made;  or (ii) to observe  or perform  in any  material  respect  any other  covenants  or  agreements  of the Seller set forth in the  Purchase
         Agreement,  which failure  continues  unremedied for a period of 60 days after written notice and such failure  materially and adversely affects the interests of the Securityholders or the Credit Enhancer;

                  (b)      if any  representation  or  warranty  made by the  Seller  in the  Purchase  Agreement  proves  to have been incorrect in any material  respect  when made and which  continues to be incorrect in any material  respect for a period of 45 days with  respect to any  representation  or warranty of the Seller made in Section  3.1(a) of the  Purchase  Agreement or 90 days with respect to any  representation  or warranty made in Section  3.1(b) of the Purchase  Agreement  after written notice and as a result of which the interests of the  Securityholders  or the Credit Enhancer are materially and adversely  affected;
         provided,  however,  that an  Amortization  Event shall not be deemed to occur if the Seller has  repurchased  or caused to be repurchased or substituted  for the related Home Equity Loan or all Home Equity Loans,  if applicable,  during such period (or within an  additional  60 days with the consent of the  Indenture  Trustee and the Credit  Enhancer)  in  accordance  with the provisions of the Indenture;

                  (c)      the  entry  against  the  Seller or the  Issuer  of a decree  or order by a court or  agency or  supervisory authority  having  jurisdiction in the premises for the appointment of a trustee,  conservator,  receiver or liquidator in any
         insolvency,  conservatorship,   receivership,  readjustment  of  debt,  marshalling  of  assets  and  liabilities  or  similar proceedings,  or for the winding up or  liquidation of its affairs,  and the  continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (d)      the  Seller  or  the  Issuer  shall  voluntarily  go  into  liquidation,  consent  to the  appointment  of a conservator,  receiver,  liquidator or similar  person in any  insolvency,  readjustment  of debt,  marshalling  of assets and liabilities or similar  proceedings of or relating to the Seller or the Issuer or of or relating to all or  substantially  all of its property,  or a decree or order of a court,  agency or supervisory  authority  having  jurisdiction in the premises for the  appointment  of a  conservator,  receiver,  liquidator  or  similar  person  in any  insolvency,  readjustment  of  debt, marshalling of assets and  liabilities  or similar  proceedings,  or for the  winding-up or liquidation of its affairs,  shall have been  entered  against  the Seller or the Issuer and such  decree or order  shall have  remained  in force  undischarged, unbonded or unstayed  for a period of 60 days;  or the Seller or the Issuer  shall admit in writing its  inability  to pay its debts  generally  as they become  due,  file a petition to take  advantage  of any  applicable  insolvency  or  reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (e)      the Issuer becomes  subject to regulation by the  Commission as an investment  company within the meaning of the Investment Company Act of 1940, as amended;

                  (f)      a Servicing  Default  relating to the Master  Servicer  occurs under the Servicing  Agreement and the Master
         Servicer is the Seller;

                  (g)      the  occurrence  of a draw on the Policy and the failure of the Credit  Enhancer to be  reimbursed  for such draw, which failure continues unremedied for a period of 90 days after written notice to the Master Servicer; or

                  (h)      the Issuer is determined to be an association taxable as a corporation for federal income tax purposes.

                  In the case of any event  described in (a),  (b), (f) or (g), an  Amortization  Event will be deemed to have occurred only if, after any applicable grace period described in such clauses,  any of the Indenture  Trustee,  the Credit Enhancer or, with the consent of the Credit  Enhancer,  Securityholders  evidencing  not less than 51% of the Security  Balance of each of the Term Notes and the  Certificates,  by written  notice to the Seller,  the Master  Servicer,  the Depositor and the Owner Trustee (and to the Indenture
Trustee,  if given by the Credit Enhancer or the  Securityholders),  declare that an Amortization  Event has occurred as of the date of such  notice.  In the case of any event  described  in clauses  (c),  (d),  (e) or (h),  an  Amortization  Event will be deemed to have occurred without any notice or other action on the part of the Indenture  Trustee,  the Noteholders or the Credit Enhancer  immediately upon the  occurrence  of such  event;  provided,  that any  Amortization  Event may be waived and deemed of no effect  with the written consent of the Credit Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.

                  Appraised  Value:  With respect to any Mortgaged  Property,  the lesser of (i) the appraised  value of such Mortgaged
Property  based upon the appraisal  made at the time of the  origination  of the related Home Equity Loan,  and (ii) the sales price of the Mortgaged  Property at such time of origination,  except in the case of a Mortgaged Property securing a refinanced or modified Home
Equity Loan as to which it is either the appraised  value based upon the appraisal  made at the time of  origination  of the loan which was refinanced or modified or the appraised value  determined in an appraisal at the time of refinancing or  modification,  as the case may be.

                  Assignment of Mortgage:  With respect to any Mortgage,  an assignment,  notice of transfer or equivalent  instrument, in recordable form,  sufficient under the laws of the  jurisdiction in which the related  Mortgaged  Property is located to reflect the conveyance of the Mortgage,  which  assignment,  notice of transfer or equivalent  instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same jurisdiction.

                  Authorized Newspaper:  A newspaper of general circulation in the Borough of Manhattan,  The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

                  Authorized  Officer:  With respect to the Issuer,  any officer of the Owner  Trustee who is authorized to act for the
Owner  Trustee in matters  relating to the Issuer and who is  identified  on the list of  Authorized  Officers  delivered  by the Owner
Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

                  Bankruptcy Loss: With respect to any Home Equity Loan, a Deficient  Valuation or a Debt Service Reduction;  provided, however,  that neither a Deficient  Valuation nor a Debt Service  Reduction  shall be deemed a Bankruptcy Loss hereunder so long as the
Master Servicer has notified the Indenture  Trustee and the Credit Enhancer in writing that the Master Servicer is diligently  pursuing any remedies that may exist in connection  with the  representations  and  warranties  made  regarding the related Home Equity Loan and either (A) the related  Home  Equity  Loan is not in default  with regard to payments  due  thereunder  or (B)  delinquent  payments of principal and interest under the related Home Equity Loan and any premiums on any applicable  primary hazard  insurance  policy and any related  escrow  payments  in respect of such Home  Equity  Loan are being  advanced  on a current  basis by the Master  Servicer  or a
Subservicer, in either case without giving effect to any Debt Service Reduction.

                  Basic Documents:  The Trust Agreement,  the Indenture,  the Purchase Agreement,  the Insurance Agreement, the Policy,
the Servicing Agreement, the Custodial Agreement,  the Insurance Agreement,  the Indemnification  Agreement and the other documents and certificates delivered in connection with any of the above.

                  Beneficial  Owner:  With respect to any Term Note, the Person who is the  beneficial  owner of such Note as reflected on the books of the  Depository  or on the books of a Person  maintaining  an account  with such  Depository  (directly as a Depository
Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

                  Billing Cycle:  With respect to any Home Equity Loan and Due Date, the calendar month preceding such Due Date.

                  Book-Entry Custodian:  The custodian appointed pursuant to Section 4.06 of the Indenture.

                  Book-Entry  Notes:  Beneficial  interests in the Notes,  ownership  and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

                  Business  Day:  Any day other  than (i) a Saturday  or a Sunday or (ii) a day on which  banking  institutions  in the
States of New York, California, Minnesota, Illinois or Delaware are required or authorized by law or executive order to be closed.

                  Capped  Funding Note: Any Capped Funding Note issued in connection  with an exchange  pursuant to Section  4.01(d) of the Indenture.

                  Cash  Liquidation:  As to any defaulted Home Equity Loan other than a Home Equity Loan as to which an REO Acquisition occurred,  a determination by the Master Servicer that it has received all Insurance Proceeds,  Liquidation Proceeds and other payments or cash recoveries which the Master Servicer  reasonably and in good faith expects to be finally  recoverable with respect to such Home
Equity Loan.

                  Certificate  Distribution  Account:  The account or accounts  created and maintained by the Certificate  Paying Agent pursuant to Section  3.10(c) of the Trust  Agreement.  The Certificate  Paying Agent will make all  distributions  on the  Certificates from money on deposit in the Certificate Distribution Account.

                  Certificate  Distribution  Amount:  For any Payment  Date,  the amount  remaining  in the Payment  Account  following distributions pursuant to clauses (i) through (ix) of Section 3.05(a) of the Indenture.

                  Certificate  of Trust:  The  Certificate  of Trust filed for the Trust  pursuant to Section  3810(a) of the Statutory
Trust Statute.

                  Certificate Paying Agent:  The meaning specified in Section 3.10 of the Trust Agreement.

                  Certificate  Percentage Interest:  With respect to any Payment Date, the Certificate Percentage Interest as stated on the face of such Certificate, which percentage may be recalculated in accordance with Section 3.12 of the Trust Agreement.

                  Certificate  Principal Balance: As of any Payment Date, with respect to any Certificate,  an amount equal to the then applicable Certificate Percentage Interest of such Certificate multiplied by the Overcollateralization Amount.

                  Certificate  Register:  The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

                  Certificate Registrar:  Initially, the Indenture Trustee, in its capacity as Certificate Registrar.

                  Certificateholder:  The Person in whose name a Certificate  is registered in the  Certificate  Register  except that, any  Certificate  registered  in the name of the Issuer,  the Owner  Trustee or the  Indenture  Trustee or any Affiliate of any of them shall be deemed not to be outstanding  and the registered  holder will not be considered a  Certificateholder  or a holder for purposes of giving any  request,  demand,  authorization,  direction,  notice,  consent or waiver  under the  Indenture  or the Trust  Agreement provided that, in determining  whether the Indenture  Trustee or the Owner Trustee shall be protected in relying upon any such request, demand,  authorization,  direction,  notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned  shall be so  disregarded.  Owners of  Certificates  that have been  pledged in good faith may be regarded as Holders if the pledgee  establishes to the satisfaction of the Indenture Trustee or the Owner Trustee,  as the case may be, the pledgee's right so to act with  respect to such  Certificates  and that the pledgee is not the Issuer,  any other  obligor  upon the  Certificates  or any
Affiliate of any of the foregoing Persons.

                  Certificates:  The Class SB Certificates.

                  Class:  Collectively, all of the Notes or Certificates bearing the same designation.

                  Class A Notes:  The Class A Home Equity  Loan-Backed Term Notes,  Series  2006-HSA4,  in  substantially  the form set forth in Exhibit A-1 to the Indenture.

                  Class  Principal  Balance:  For each  Class of Notes,  the  initial  Security  Balance  thereof  as  reduced  on each successive Payment Date by principal distributed in respect thereof on such Payment Date pursuant to Section 3.05 of the Indenture.

                  Class SB Certificates:  The Class SB Home Equity  Loan-Backed  Certificates,  Series 2006-HSA4,  substantially in the form of Exhibit A to the Trust Agreement.

                  Closing Date:  July 28, 2006.

                  Code:  The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  Collateral:  The meaning specified in the Granting Clause of the Indenture.

                  Collection  Period:  With respect to any Home Equity Loan and any Payment Date, the calendar month preceding any such
Payment Date.

                  Combined  Loan-to-Value  Ratio:  With respect to any Home Equity Loan and any date,  the  percentage  equivalent of a fraction,  the numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding  principal  balance as of the date of the origination  of such Home Equity Loan (or any  subsequent  date as of which such  outstanding  principal  balance may be  determined in connection  with an increase or decrease in the Credit  Limit,  to reduce the amount of primary  insurance for such Home Equity Loan or to approve a subordinate  lien) and of all other mortgage loans,  if any, that are secured by liens on the Mortgaged  Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  Commission:  The Securities and Exchange Commission.

                  Corporate Trust Office: With respect to the Indenture Trustee,  Certificate  Registrar,  Certificate Paying Agent and
Paying Agent,  the principal  corporate  trust office of the Indenture  Trustee and Note Registrar at which at any particular  time its corporate trust business shall be  administered,  which office at the date of the execution of this instrument is located at 600 Travis
Street,  9th Floor,  Houston,  Texas 77002,  Attention:  Worldwide  Securities  Services/Structured  Finance Services.  For purposes of
Section 4.15 of the Indenture,  however,  such term shall mean the Indenture  Trustee's agent, Chase Manhattan Trust Company,  National
Association,  located at 1650 Market  Street,  Suite 5210,  Philadelphia,  Pennsylvania  19103,  or such other office as the  Indenture
Trustee shall  designate.  With respect to the Owner  Trustee,  the principal  corporate  trust office of the Owner Trustee at which at any  particular  time its  corporate  trust  business  shall be  administered,  which office at the date of the execution of this Trust
Agreement is located at Rodney  Square  North,  1100 North Market  Street,  Wilmington,  Delaware  19890,  Attention:  Corporate  Trust
Administration.

                  Credit Enhancer:  MBIA Insurance Corporation, or any successor thereto.

                  Credit  Enhancer  Default:  If the Credit  Enhancer  fails to make a payment  required under the Policy in accordance with its terms.

                  Credit  Enhancer  Premium Rate:  The rate at which the Premium (as defined in the Insurance  Agreement) is calculated with respect to the Policy.

                  Credit  Limit:  With respect to any Home Equity  Loan,  the maximum  Loan  Balance  permitted  under the terms of the related Loan Agreement.

                  Credit Limit Increase:  As defined in Section 3.01 of the Servicing Agreement.

                  Credit Repository:  Equifax, Transunion and Experian, or their successors in interest.

                  Credit Score: With respect to any Home Equity Loan, the numerical  designation  obtained from credit reports provided by any  credit  reporting  organization  used to assess a  borrower's  credit-worthiness  and the  relative  degree of risk a  borrower represents to a lender, as determined in accordance with the applicable underwriting criteria.

                  Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in full.

                  Custodial  Account:  The  account or accounts  created  and  maintained  by the Master  Servicer  pursuant to Section
3.02(b) of the Servicing  Agreement,  in which the Master Servicer shall deposit or cause to be deposited certain amounts in respect of the Home Equity Loans.

                  Custodial  Agreement:  The  Custodial  Agreement,  dated as of July 28,  2006,  among the  Custodian,  the  Indenture
Trustee, the Issuer and the Master Servicer.

                  Custodian:  Wells Fargo Bank, National Association, and its successors and assigns.

                  Cut-off Date:  July 1, 2006.

                  Cut-off Date Loan  Balance:  With respect to any Home Equity Loan,  the unpaid  principal  balance  thereof as of the close of business on the last day of the Billing Cycle immediately prior to the Cut-off Date.

                  Debt Service  Reduction:  With respect to any Home Equity  Loan, a reduction in the  scheduled  payment for such Home
Equity Loan by a court of competent  jurisdiction  in a proceeding  under the  Bankruptcy  Code that becomes final and  non-appealable, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  Default:  Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

                  Deficiency Amount:  As defined in the Policy.

                  Deficient  Valuation:  With respect to any Home Equity Loan, a valuation by a court of competent  jurisdiction of the
Mortgaged  Property  in an amount  less than the then  outstanding  indebtedness  under the Home Equity Loan and any senior lien on the
Mortgaged  Property,  or any reduction in the amount of principal to be paid in connection with any scheduled  payment that constitutes a permanent  forgiveness of principal,  which valuation or reduction  results from a proceeding  under the Bankruptcy Code that becomes final and non-appealable.

                  Definitive Notes:  The meaning specified in Section 4.06 of the Indenture.

                  Deleted Loan:  A Home Equity Loan replaced or to be replaced with an Eligible Substitute Loan.

                  Delinquency  Percentage:  With respect to any Payment Date, the percentage equivalent of a fraction (A) the numerator of which is the Loan  Balance of the Home Equity  Loans that are  Delinquent  for 60 days or more as of such  Payment  Date and (B) the denominator  of which  is the Pool  Balance,  in each  case as of the  beginning  of the  related  Collection  Period,  expressed  as a percentage.

                  Delinquent:  As used herein,  a Home Equity Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment  due on any  scheduled  due date  remains  unpaid as of the close of business  on the next  following  monthly due date.
Since the  determination  as to whether a Home Equity Loan falls into these  categories is made as of the close of business on the last business day of each month,  a Home Equity Loan with a payment due on July 1 that  remained  unpaid as of the close of business on July
31 would  still be  considered  current as of July 31. If that  payment  remained  unpaid as of the close of business on August 31, the
Home Equity Loan would then be considered  30-59 days  delinquent.  Delinquency  information  as of the Cut-off Date is determined  and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

                  Depositor:  Residential Funding Mortgage Securities II, Inc., a Delaware corporation, or its successor in interest.

                  Depository or Depository  Agency:  The  Depository  Trust Company or a successor  appointed by the Indenture  Trustee with the approval of the  Depositor.  Any  successor to the  Depository  shall be an  organization  registered  as a "clearing  agency"
pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

                  Depository  Participant:  A Person for whom,  from time to time,  the  Depository  effects  book-entry  transfers and pledges of securities deposited with the Depository.

                  Derivative  Contract:  Any ISDA Master Agreement,  together with the related Schedule and Confirmation,  entered into by the Owner Trustee and a Derivative Counterparty in accordance with Section 5.07 of the Trust Agreement.

                  Derivative  Counterparty:  Any  counterparty  to a  Derivative  Contract  as  provided  in Section  5.07 of the Trust
Agreement.

                  Determination  Date:  With respect to any Payment  Date,  the 20th day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

                  Draw:  With respect to any Home Equity Loan, a borrowing by the related Mortgagor under the related Loan Agreement.

                  Draw Period:  With respect to each Home Equity Loan,  the period  consisting of either the first five, ten or fifteen years after the date of origination of such Home Equity Loan, during which the related Mortgagor is permitted to make Draws.

                  Due Date:  With respect to any Home Equity Loan,  the day of the month the Minimum  Monthly  Payment or fixed monthly payment is due as set forth in the related Mortgage Note.

                  Eligible  Account:  An account  that is any of the  following:  (i)  maintained  with a  depository  institution  the short-term  debt  obligations  of which have been rated by each Rating  Agency in its highest  rating  category  available,  or (ii) an account or accounts in a  depository  institution  in which such  accounts  are fully  insured to the limits  established  by the FDIC, provided  that any deposits  not so insured  shall,  to the extent  acceptable  to each Rating  Agency,  as  evidenced  in writing,  be maintained  such that (as evidenced by an Opinion of Counsel  delivered to the Indenture  Trustee and each Rating Agency) the Indenture
Trustee has a claim with respect to the funds in such account or a perfected  first security  interest  against any  collateral  (which shall be limited to Permitted  Investments)  securing such funds that is superior to claims of any other depositors or creditors of the depository  institution  with which such  account is  maintained,  or (iii) in the case of the  Custodial  Account,  either (A) a trust account or accounts  maintained at the corporate trust department of the Indenture Trustee or (B) an account or accounts  maintained at the corporate trust  department of the Indenture  Trustee,  as long as its short term debt obligations are rated P-1 by Moody's and A-1 by Standard & Poor's (or the  equivalent) or better by each Rating Agency and its long term debt  obligations are rated A by Standard &
Poor's (or the equivalent) or better by each Rating Agency,  or (iv) in the case of the Custodial  Account and the Payment  Account,  a trust account or accounts  maintained  in the corporate  trust  division of the Indenture  Trustee,  or (v) an account or accounts of a depository  institution  acceptable  to each Rating  Agency (as evidenced in writing by each Rating Agency that use of any such account as the  Custodial  Account or the Payment  Account will not reduce the rating  assigned to any of the  Securities by such Rating Agency
(if determined  without regard to the Policy) below the lower of the then-current  rating or the rating assigned to such Securities (if determined without regard to the Policy) as of the Closing Date by such Rating Agency).

                  Eligible  Substitute  Loan: A Home Equity Loan  substituted  by the Seller for a Deleted Loan which must, on the date of such substitution,  as confirmed in an Officer's  Certificate  delivered to the Indenture Trustee, (i) have an outstanding principal balance,  after  deduction  of the  principal  portion of the  monthly  payment due in the month of  substitution  (or in the case of a substitution of more than one Home Equity Loan for a Deleted Home Equity Loan, an aggregate outstanding  principal balance,  after such deduction),  not in excess of the  outstanding  principal  balance of the Deleted Loan (the amount of any  shortfall to be deposited by the Seller in the  Custodial  Account in the month of  substitution);  (ii) comply with each  representation  and warranty set forth in
Section  3.1(b) of the Purchase  Agreement  (other than clauses  (xiii),  (xxiv)(B),  (xxv)(B),  (xxvi),  (xxvii),  (xxxiv) and (xxxvi)
thereof)  as of the date of  substitution;  (iii) have a Loan Rate,  Net Loan Rate and Gross  Margin no lower than and not more than 1%
per  annum  higher  than  the  Loan  Rate,  Net Loan  Rate  and  Gross  Margin,  respectively,  of the  Deleted  Loan as of the date of substitution;  (iv) have a Combined  Loan-to-Value  Ratio at the time of  substitution  no higher than that of the Deleted  Loan at the time of  substitution;  (v) have a remaining  term to stated  maturity  not greater than (and not more than one year less than) that of the Deleted Loan and (vi) not be 30 days or more delinquent.

                  ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

                  Event of Default:  With respect to the  Indenture,  any one of the  following  events  (whatever  the reason for such
Event of Default and whether it shall be voluntary  or  involuntary  or be effected by  operation  of law or pursuant to any  judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i)      a default  in the  payment of any  interest  on any Note when the same  becomes  due and  payable,  and such default shall continue for a period of five days; or

                  (ii)     a default in the payment of the principal of or any  installment  of the principal of any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

                  (iii)    there occurs a default in the  observance or  performance of any covenant or agreement of the Issuer made in the Indenture,  or any  representation  or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered  pursuant  hereto or in connection  herewith  proving to have been incorrect in any material  respect as of the time when the same shall have been made which has a material adverse effect on  Securityholders  or the Credit  Enhancer,  and such default shall continue or not be cured, or the circumstance or condition in respect of which such  representation  or warranty was incorrect  shall not have been eliminated or otherwise  cured,  for a period of 30 days after there shall have been given, by registered or certified  mail,  to the Issuer by the  Indenture  Trustee or to the Issuer and the Indenture  Trustee by the
         Holders of at least 25% of the outstanding  Security Balance of the Notes or the Credit Enhancer,  a written notice specifying such  default or  incorrect  representation  or warranty  and  requiring  it to be remedied  and stating that such notice is a notice of default hereunder; or

                  (iv)     there  occurs the filing of a decree or order for relief by a court having  jurisdiction  in the premises in respect of the Issuer or any  substantial  part of the Trust Estate in an  involuntary  case under any  applicable  federal or state  bankruptcy,  insolvency  or other  similar law now or  hereafter  in effect,  or  appointing  a  receiver,  liquidator, assignee,  custodian,  trustee,  sequestrator  or  similar  official  of the Issuer or for any  substantial  part of the Trust
         Estate,  or ordering the  winding-up or liquidation of the Issuer's  affairs,  and such decree or order shall remain  unstayed and in effect for a period of 60 consecutive days; or

                  (v)      there  occurs the  commencement  by the Issuer of a  voluntary  case under any  applicable  federal or state bankruptcy,  insolvency  or other  similar  law now or  hereafter  in effect,  or the consent by the Issuer to the entry of an order for  relief in an  involuntary  case under any such law,  or the  consent  by the  Issuer to the  appointment  or taking possession by a receiver,  liquidator,  assignee,  custodian,  trustee,  sequestrator or similar official of the Issuer or for any  substantial  part of the  assets of the Trust  Estate,  or the  making by the Issuer of any  general  assignment  for the benefit of creditors,  or the failure by the Issuer  generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

                  Event of Liquidation:  Following the occurrence of an Event of Default under the Indenture,  the determination by the
Indenture  Trustee,  as evidenced by a written notice provided to the Owner Trustee,  the Depositor and the Credit  Enhancer,  that all conditions precedent to the sale or liquidation of the Trust Estate pursuant to Section 5.04 of the Indenture have been satisfied.

                  Event of Servicer  Termination:  With respect to the Servicing  Agreement,  a Servicing Default as defined in Section
7.01 of the Servicing Agreement.

                  Exchange  Act:  The  Securities  Exchange  Act of  1934,  as  amended,  and the  rules  and  regulations  promulgated thereunder.

                  Excluded  Amount:  For any Payment  Date on or after the  occurrence  of an  Amortization  Event,  the portion of the balance  with  respect  to each Home  Equity  Loan  attributable  to all Draws not  transferred  to the Trust,  and the  portion of the
Principal  Collections  (other than Net  Liquidation  Proceeds to the extent that the Excluded  Amount of  Liquidation  Proceeds is not included in Net Liquidation  Proceeds) and Interest  Collections  thereon for each Collection  Period allocated to such Excluded Amount based on a pro rata  allocation  between the related  Excluded  Amount and the Loan Balance in  proportion  to the  respective  amounts outstanding as of the end of the calendar month preceding such Collection Period.
                  Expenses:  The meaning specified in Section 7.02 of the Trust Agreement.

                  Fannie Mae: Fannie Mae, formerly the Federal National Mortgage Association, or any successor thereto.

                  FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

                  Final Scheduled Payment Date:  The Payment Date in July 2036.

                  Foreclosure  Profit:  With respect to a Liquidated  Home Equity Loan, the amount,  if any, by which (i) the aggregate of Liquidation  Proceeds net of Liquidation  Expenses  exceeds (ii) the related Loan Balance (plus accrued and unpaid interest  thereon at the  applicable  Loan Rate from the date  interest was last paid through the date of receipt of the final  Liquidation  Proceeds) of such Liquidated Home Equity Loan immediately prior to the final recovery of its Liquidation Proceeds.

                  Form 10-K Certification:  As defined in Section 4.04(b) of the Servicing Agreement.

                  Freddie Mac:  Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  Grant: Pledge, bargain, sell, warrant,  alienate,  remise,  release,  convey, assign,  transfer,  create, and grant a lien upon and a security  interest in and right of set-off against,  deposit,  set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument  shall include all rights,  powers and options (but none of the  obligations)
of the granting party  thereunder,  including the immediate and continuing  right to claim for,  collect,  receive and give receipt for principal  and  interest  payments  in respect of such  collateral  or other  agreement  or  instrument  and all other  moneys  payable thereunder,  to give and receive  notices and other  communications,  to make waivers or other  agreements,  to exercise all rights and options,  to bring  proceedings  in the name of the granting  party or  otherwise,  and  generally to do and receive  anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  Gross Margin:  With respect to any Home Equity Loan,  the  percentage  set forth as the "Margin" for such Home Equity
Loan on the Home Equity Loan Schedule.

                  Guaranteed  Payment  Amount:  The  aggregate  outstanding  Security  Balance of the Notes on the Payment Date in July
2036,  after giving  effect to all other  distributions  of principal on the Notes on such Payment Date from all sources other than the
Policy.

                  Holder:  Any of the Noteholders or Certificateholders.

                  Home Equity Loan: Each  adjustable-rate,  home equity revolving line of credit loan,  including  Additional Balances, if any, together with the Related Documents, included in the Trust Estate.

                  Home Equity Loan  Schedule:  The initial  schedule of Home Equity Loans as of the Cut-off Date set forth in Exhibit A of the Servicing  Agreement,  which schedule sets forth as to each Home Equity Loan (as  applicable)  (i) the Cut-off Date Loan Balance
("Principal Bal"), (ii) the Credit Limit, (iii) the Gross Margin  ("Margin"),  (iv) the Maximum Rate ("Ceiling"),  if any, (v) the lien position of the related Mortgaged  Property,  (vi) the Depositor's Home Equity Loan identifying  number,  (vii) the Subservicer's  Home
Equity Loan  identifying  number (viii) the city,  state and zip code of the Mortgaged  Property,  (ix) a code  indicating  whether the
Mortgaged Property is  owner-occupied,  (x) the type of residential  dwelling  constituting the Mortgaged  Property,  (xi) the original number of months to maturity,  (xii) the  remaining  number of months to maturity  from the Cut-off  Date,  (xiii) as to any first lien
Home Equity Loan, the Loan-to-Value  Ratio at origination and as to any second lien Home Equity Loan, the Combined  Loan-to-Value Ratio at origination  of such second lien Home Equity Loan,  (xiv) the Loan Rate in effect as of the Cut-off Date,  (xv) the stated  maturity date, (xvi) the prior  encumbrance  principal  balance (denoted as "Senior Lien" on the Home Equity Loan Schedule),  if any, (xvii) the
Credit Score,  (xviii) the  Mortgagor's  debt-to-income  ratio,  (xix) a code  indicating the product type,  (xx) a code indicating the purpose of the Home Equity Loan, (xxi) the Mortgage Note date, (xxii) the teaser expiration date, and (xxiii) the Appraised Value.

                  Indemnified Party:  The meaning specified in Section 7.02 of the Trust Agreement.

                  Indenture:  The indenture,  dated as of the Closing Date,  between the Issuer, as debtor,  and the Indenture Trustee, as indenture trustee.

                  Indenture  Trustee:  JPMorgan  Chase Bank,  National  Association  and its  successors  and assigns or any  successor indenture trustee appointed pursuant to the terms of the Indenture.

                  Indenture Trustee Information:  As specified in Section 9.05(a)(i)(A) of the Servicing Agreement.

                  Independent:  When used with respect to any specified  Person,  the Person (i) is in fact  independent of the Issuer, any other obligor on the Notes,  the Seller,  the Depositor and any Affiliate of any of the foregoing  Persons,  (ii) does not have any direct  financial  interest or any  material  indirect  financial  interest  in the Issuer,  any such other  obligor,  the Seller,  the
Depositor or any Affiliate of any of the foregoing  Persons and (iii) is not connected  with the Issuer,  any such other  obligor,  the
Seller,  the  Depositor or any Affiliate of any of the  foregoing  Persons as an officer,  employee,  promoter,  underwriter,  trustee, partner, director or person performing similar functions.

                  Independent  Certificate:  A certificate or opinion to be delivered to the Indenture  Trustee under the circumstances described in, and otherwise  complying  with, the  applicable  requirements  of Section 10.01 of the Indenture,  made by an Independent appraiser or other expert  appointed by an Issuer Order and approved by the Indenture  Trustee in the exercise of reasonable  care, and such opinion or  certificate  shall state that the signer has read the  definition  of  "Independent"  in this  Indenture  and that the signer is Independent within the meaning thereof.

                  Index:  With respect to any Home Equity Loan,  the prime rate from time to time for the  adjustment  of the Loan Rate set forth as such on the related Loan Agreement.

                  Initial Certificates:  The Home Equity Loan-Backed Certificates,  Series 2006-HSA4,  issued on the Closing Date, each evidencing undivided beneficial interests in the Issuer and executed by the Owner Trustee.

                  Initial Security  Balance:  With respect to the Initial  Certificates,  $0.00,  the Term Notes,  $402,118,000 and the
Variable Funding Notes, $0.00.

                  Insolvency  Event:  With  respect to a  specified  Person,  (a) the filing of a decree or order for relief by a court having  jurisdiction  in the premises in respect of such Person or any  substantial  part of its property in an involuntary  case under any  applicable  bankruptcy,  insolvency  or other  similar law now or  hereafter  in effect,  or  appointing  a receiver,  liquidator, assignee,  custodian,  trustee,  sequestrator  or similar  official for such Person or for any  substantial  part of its  property,  or ordering the  winding-up or liquidation of such Person's  affairs,  and such decree or order shall remain  unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable  bankruptcy,  insolvency or other  similar law now or hereafter in effect,  or the consent by such Person to the entry of an order for relief in an  involuntary case  under any such law,  or the  consent  by such  Person to the  appointment  of or taking  possession  by a  receiver,  liquidator, assignee,  custodian,  trustee,  sequestrator or similar official for such Person or for any substantial  part of its property,  or the making by such Person of any  general  assignment  for the benefit of  creditors,  or the failure by such Person  generally  to pay its debts as such debts become due or the  admission  by such Person in writing (as to which the  Indenture  Trustee  shall have notice) of its inability to pay its debts  generally,  or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

                  Insurance  Agreement:  The Insurance and Indemnity  Agreement,  dated as of July 28, 2006, among the Master Servicer, the Seller, the Depositor, the Issuer and the Credit Enhancer, including any amendments and supplements thereto.

                  Insurance  Proceeds:  Proceeds paid in respect of the Home Equity Loans pursuant to any insurance  policy  covering a
Home Equity Loan or amounts  required to be paid by the Master  Servicer  pursuant to the next to last  sentence of Section  3.04(a) of the  Servicing  Agreement,  to the extent such  proceeds are payable to the  mortgagee,  any  Subservicer,  the Master  Servicer or the
Indenture Trustee and are not applied to the restoration of the related  Mortgaged  Property or released to the Mortgagor in accordance with the procedures that the Master  Servicer would follow in servicing  mortgage loans held for its own account or required to be paid to any holder of a mortgage senior to such Home Equity Loan.

                  Interest  Collections:  With respect to any Payment Date,  the sum of all payments by or on behalf of Mortgagors  and any other amounts constituting interest (including without limitation such portion of principal  prepayments,  Insurance Proceeds,  Net
Liquidation  Proceeds and Repurchase  Prices as is allocable to interest on the applicable  Home Equity Loans) as is paid by the Seller or the Master  Servicer or is collected by the Master  Servicer under the Home Equity Loans  (exclusive of the pro rata portion thereof attributable  to any Excluded  Amounts not conveyed to the Trust following an  Amortization  Event),  reduced by the Servicing Fees for the  related  Collection  Period  and by any fees  (including  annual  fees) or late  charges or  similar  administrative  fees paid by
Mortgagors  during the related  Collection  Period with respect to the Home Equity Loans. The terms of the related Loan Agreement shall determine the portion of each payment in respect of such Home Equity Loan that constitutes principal or interest.

                  Interest  Distribution  Amount:  With respect to any Payment  Date,  an amount equal to interest  accrued  during the related Interest Period on the Notes on their respective  Security Balance  immediately prior to that Payment Date, at the related Note
Rate, minus the amount of any Relief Act Shortfalls on the Home Equity Loans during the related Collection Period.

                  Interest  Period:  With respect to any Payment Date other than the first  Payment Date,  the period  beginning on the preceding  Payment Date and ending on the day  preceding  such Payment  Date,  and in the case of the first  Payment  Date,  the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

                  Interest Rate  Adjustment  Date:  With respect to each Home Equity Loan,  the date or dates on which the Loan Rate is adjusted in accordance with the related Loan Agreement.

                  Interim Certification:  The meaning specified in Section 2.1(c) of the Purchase Agreement.

                  Issuer or Trust:  The Home Equity Loan Trust 2006-HSA4, a Delaware statutory trust, or its successor in interest.

                  Issuer  Request:  A written order or request signed in the name of the Issuer by any one of its  Authorized  Officers and delivered to the Indenture Trustee.

                  LIBOR: For any Interest Period other than the first Interest  Period,  the rate for United States dollar deposits for one month which appears on the Telerate  Screen Page 3750 as of 11:00 A.M.,  London,  England  time,  on the second LIBOR  Business Day prior to the first day of such  Interest  Period.  With  respect  to the first  Interest  Period,  the rate for  United  States  dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M.,  London,  England time, two LIBOR Business Days prior to the  Closing  Date.  If such rate does not appear on such page (or such other page as may replace  that page on that  service, or if such service is no longer offered,  such other service for displaying LIBOR or comparable rates as may be reasonably  selected by the  Indenture  Trustee after  consultation  with the Master  Servicer and the Credit  Enhancer),  the rate will be the Reference  Bank
Rate. If no such  quotations can be obtained and no Reference Bank Rate is available,  LIBOR will be LIBOR  applicable to the preceding
Payment Date.

                  LIBOR  Business  Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London, England are required or authorized by law to be closed.

                  Lien:  Any  mortgage,  deed  of  trust,  pledge,  conveyance,   hypothecation,   assignment,  participation,  deposit
arrangement,  encumbrance,  lien  (statutory  or  other),  preference,  priority  right or  interest  or other  security  agreement  or preferential  arrangement  of any kind or nature  whatsoever,  including,  without  limitation,  any  conditional  sale or other  title retention  agreement,  any financing lease having  substantially the same economic effect as any of the foregoing and the filing of any financing  statement under the UCC (other than any such financing  statement filed for  informational  purposes only) or comparable law of any  jurisdiction  to evidence  any of the  foregoing;  provided,  however,  that any  assignment  pursuant  to Section  6.02 of the
Servicing Agreement shall not be deemed to constitute a Lien.

                  Limited Repurchase Right Holder:  RFC Asset Holdings II, Inc. or it successor.

                  Liquidated  Home Equity Loan:  With respect to any Payment Date,  any Home Equity Loan in respect of which the Master
Servicer has  determined,  in accordance  with the servicing  procedures  specified in the  Servicing  Agreement,  as of the end of the
related Collection Period that substantially all Liquidation  Proceeds which it reasonably expects to recover,  if any, with respect to the  disposition of the related Home Equity Loan have been  recovered.  The Master Servicer will treat any Home Equity Loan that is 180 days or more Delinquent as having been finally liquidated.

                  Liquidation  Expenses:  Out-of-pocket  expenses  (exclusive  of  overhead)  which are incurred by or on behalf of the
Master  Servicer in  connection  with the  liquidation  of any Home Equity Loan and not  recovered  under any  insurance  policy,  such expenses including,  without limitation,  legal fees and expenses,  any unreimbursed  amount expended  (including,  without limitation, amounts  advanced to correct  defaults  on any  mortgage  loan which is senior to such Home  Equity  Loan and amounts  advanced to keep current or pay off a mortgage  loan that is senior to such Home Equity  Loan)  respecting  the related Home Equity Loan and any related and unreimbursed  expenditures for real estate property taxes or for property  restoration,  preservation or insurance against casualty loss or damage.

                  Liquidation  Loss  Amounts:  With respect to any Payment Date and any Home Equity Loan that became a Liquidated  Home
Equity Loan during the related  Collection  Period,  the  unrecovered  portion of the related Loan  Balance  thereof at the end of such
Collection  Period,  after giving effect to the Net  Liquidation  Proceeds  applied in reduction of the Loan  Balance.  If a Bankruptcy
Loss has  occurred  with respect to any Home Equity  Loan,  the amount of the  Bankruptcy  Loss will be treated as a  Liquidation  Loss
Amount.

                  Liquidation  Loss  Distribution  Amount:  With  respect  to any  Payment  Date,  the  aggregate  of (A)  100%  of the
Liquidation Loss Amounts during the related  Collection  Period,  plus (B) any such Liquidation  Loss Amounts  remaining  undistributed from any  preceding  Payment  Date,  provided  that any  Liquidation  Loss  Amount  shall not be  distributed  to the  extent  that the
Liquidation  Loss Amount was  previously  paid on the Class A Notes and the  Variable  Funding  Notes by means of a draw on the Policy, from  collections  on the Home Equity Loans,  or was reflected in the reduction of the  Overcollateralization  Amount;  provided,  that nothing in the foregoing  proviso shall limit the Credit  Enhancer's  right to be reimbursed  for any  Liquidation  Loss Amounts to the extent paid by a draw on the Policy.

                  Liquidation  Proceeds:  Proceeds  (including  Insurance Proceeds but not including amounts drawn under the Policy) if any received in connection with the liquidation of any Home Equity Loan or related REO,  whether  through  trustee's sale,  foreclosure sale or otherwise or any Subsequent Recoveries with respect to a Liquidated Home Equity Loan.

                  Loan  Agreement:  With respect to any Home Equity Loan,  the credit line account  agreement,  executed by the related
Mortgagor and any amendment or modification thereof.

                  Loan  Balance:  With  respect to any Home Equity  Loan,  other than a Home Equity Loan which has become a  Liquidated
Home Equity Loan, and as of any day, the related  Cut-off Date Loan Balance,  plus (i) any Additional  Balances in respect of such Home
Equity  Loan  conveyed  to the Trust,  minus (ii) all  collections  credited  as  principal  in respect of any such Home Equity Loan in accordance with the related Loan Agreement  (except for any such  collections that are allocable to any Excluded Amount) and applied in reduction of the Loan Balance thereof.  For purposes of this  definition,  a Liquidated Home Equity Loan shall be deemed to have a Loan
Balance  equal to the Loan  Balance of the related  Home Equity  Loan  immediately  prior to the final  recovery of  substantially  all related Liquidation Proceeds and a Loan Balance of zero thereafter.

                  Loan Rate:  With  respect to any Home Equity Loan and any day,  the per annum rate of interest  applicable  under the related Loan Agreement.

                  Lost  Note  Affidavit:  With  respect  to any Home  Equity  Loan as to which the  original  Loan  Agreement  has been permanently  lost or destroyed and has not been replaced,  an affidavit from the Seller or the related  Program Seller  certifying that the original Loan Agreement has been lost, misplaced or destroyed (together with a copy of the related Loan Agreement).

                  Master Servicer:  Residential Funding Corporation, a Delaware corporation, and its successors and assigns.

                  Master Servicing Fee: With respect to any Home Equity Loan and any Collection  Period,  the product of (i) the Master
Servicing Fee Rate divided by 12 and (ii) the related Loan Balance as of the first day of such Collection Period.

                  Master Servicing Fee Rate:  With respect to any Home Equity Loan, 0.08% per annum.

                  Maximum Rate:  With respect to each Home Equity Loan with respect to which the related Loan Agreement  provides for a lifetime rate cap, the maximum Loan Rate  permitted over the life of such Home Equity Loan under the terms of such Loan  Agreement,  as set forth on the Home Equity Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.

                  Maximum  Variable Funding  Balance:  The maximum  Security  Balance of the Variable Funding Notes,  which shall be an amount equal to $113,548,512 or such greater amount as may be permitted pursuant to Section 9.01 of the Indenture.

                  MERS:  Mortgage Electronic  Registration  Systems,  Inc., a corporation  organized and existing under the laws of the
State of Delaware, or any successor thereto.

                  MERS(R)System:  The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN:  The Mortgage Identification Number for Home Equity Loans registered with MERS on the MERS(R)System.

                  Minimum Monthly  Payment:  With respect to any Home Equity Loan and any month, the minimum amount required to be paid by the related Mortgagor in such month.

                  MOM Loan:  With respect to any Home Equity  Loan,  MERS acting as the  mortgagee of such Home Equity Loan,  solely as nominee for the originator of such Home Equity Loan and its successors and assigns, at the origination thereof.

                  Moody's:  Moody's Investors Service, Inc. or its successor in interest.

                  Mortgage:  The  mortgage,  deed of trust or other  instrument  creating  a first or  second  lien on an estate in fee simple interest in real property securing a Home Equity Loan.

                  Mortgage  File:  The file  containing  the Related  Documents  pertaining  to a  particular  Home Equity Loan and any additional documents required to be added to the Mortgage File pursuant to the Purchase Agreement or the Servicing Agreement.

                  Mortgage Note: With respect to a Home Equity Loan, the mortgage note pursuant to which the related  Mortgagor  agrees to pay the indebtedness evidenced thereby and secured by a Mortgage on a related Mortgaged Property, as modified or amended.

                  Mortgaged  Property:  The underlying  property,  including real property and  improvements  thereon,  securing a Home
Equity Loan.

                  Mortgagor:  The obligor or obligors under a Loan Agreement.

                  Net  Liquidation  Proceeds:  With respect to any Liquidated  Home Equity Loan,  Liquidation  Proceeds  (excluding any draws under the Policy) net of  Liquidation  Expenses (but not including the portion,  if any, of such net amount that exceeds the Loan
Balance of the Home Equity Loan at the end of the Collection  Period  immediately  preceding the  Collection  Period in which such Home
Equity Loan became a  Liquidated  Home Equity Loan,  plus  accrued and unpaid  interest on such Loan Balance from the date last paid to the date of receipt of final Liquidation Proceeds).

                  Net Loan Rate:  With  respect to any Home Equity Loan and any day,  the related  Loan Rate less:  (1) 0.58% per annum and (2) the Credit Enhancer Premium Rate.

                  Net Principal  Collections:  With respect to any Payment Date, the excess,  if any, of Principal  Collections for the related  Collection  Period over the amount of Additional  Balances  created during the related  Collection  Period and conveyed to the
Trust Estate.

                  Net WAC Cap  Shortfall:  On any Payment Date, an amount by which interest that would have accrued on the Notes at the applicable Note Rate during the related  Interest Period (without  application of the Net WAC Rate) exceeds interest accrued thereon at the Net WAC Rate.

                  Net WAC Rate:  With  respect to any  Payment  Date,  a per annum rate equal to the  weighted  average of the Net Loan
Rates of the Home Equity  Loans as of the  beginning  of the related  Collection  Period,  weighted by the  outstanding  Loan  Balances thereof,  adjusted by  multiplying  the Net WAC Rate by a fraction,  the numerator of which is 30 and the  denominator  of which is the actual number of days in the related Interest Period.

                  Non-United States Person:  Any Person other than a United States Person.

                  Note Owner:  The Beneficial Owner of a Note.

                  Note  Rate:  With  respect to the Class A Notes and the  Variable  Funding  Notes,  the least of (x) a per annum rate equal to LIBOR plus 0.14%, (y) 17.25% per annum and (z) the Net WAC Rate.

                  Note  Register:  The register  maintained  by the Note  Registrar in which the Note  Registrar  shall provide for the registration of Notes and of transfers and exchanges of Notes.

                  Note Registrar:  The Indenture Trustee, in its capacity as Note Registrar.

                  Noteholder:  The Person in whose name a Note is registered in the Note Register,  except that, any Note registered in the name of the  Depositor,  the Issuer or the Indenture  Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the  registered  holder will not be  considered a Noteholder or holder for purposes of giving any request,  demand,  authorization, direction,  notice,  consent or waiver under the Indenture or the Trust Agreement  provided that, in determining  whether the Indenture
Trustee shall be protected in relying upon any such request, demand,  authorization,  direction,  notice, consent or waiver, only Notes that the Indenture  Trustee or the Owner Trustee knows to be so owned shall be so  disregarded.  Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee  establishes to the satisfaction of the Indenture  Trustee or the Owner Trustee the  pledgee's  right so to act with respect to such Notes and that the pledgee is not the Issuer,  any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

                  Notes:  Collectively,  the Term Notes and the Variable  Funding Notes issued and  outstanding at any time pursuant to the Indenture.

                  Officer's  Certificate:  With  respect  to the Master  Servicer,  a  certificate  signed by the  President,  Managing
Director,  a Director,  a Vice  President  or an Assistant  Vice  President,  of the Master  Servicer  and  delivered to the  Indenture
Trustee.  With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer,  under the circumstances  described in, and otherwise  complying  with,  the  applicable  requirements  of Section 10.01 of the  Indenture,  and delivered to the Indenture
Trustee.  Unless otherwise specified,  any reference in the Indenture to an Officer's  Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

                  Opinion of Counsel:  A written  opinion of counsel.  Any Opinion of Counsel for the Master  Servicer  may be provided by in-house  counsel for the Master  Servicer if reasonably  acceptable to the Indenture  Trustee,  the Credit  Enhancer and the Rating
Agencies or counsel for the Depositor, as the case may be.

                  Original  Trust  Agreement:  The Trust  Agreement,  dated as of July 26,  2006,  between  the Owner  Trustee  and the
Depositor.

                  Outstanding:  With  respect  to the  Notes,  as of  the  date  of  determination,  all  Notes  theretofore  executed, authenticated and delivered under this Indenture except:

                           (i)      Notes  theretofore  cancelled  by the Note  Registrar or  delivered  to the  Indenture  Trustee for cancellation; and

                           (ii)     Notes in  exchange  for or in lieu of which  other  Notes  have been  executed,  authenticated  and delivered  pursuant to the Indenture unless proof  satisfactory to the Indenture  Trustee is presented that any such Notes are held by a holder in due course;

provided,  however,  that for purposes of effectuating  the Credit  Enhancer's right of subrogation as set forth in Section 4.12 of the
Indenture  only, all Notes that have been paid with funds provided under the Policy shall be deemed to be Outstanding  until the Credit
Enhancer has been reimbursed with respect thereto.

                  Overcollateralization  Amount:  With respect to any Payment Date, the amount by which the Pool Balance after applying payments received in the related  Collection  Period exceeds the aggregate  Security Balance of the Notes on such Payment Date (in each case, after  application of Net Principal  Collections or Principal  Collections,  as the case may be, for such date and acquisition by the Trust of  Additional  Balances on such Payment  Date and any  payments in respect of  Liquidation  Loss  Amounts).  On each Payment
Date, the  Overcollateralization  Amount  available to cover  Liquidation Loss Amounts on such Payment Date, if any, shall be deemed to be reduced by an amount equal to any  Liquidation  Loss Amounts for such  Payment Date on the Home Equity  Loans,  except to the extent that such  Liquidation  Loss Amounts were covered on such Payment Date by P&I  Collections on the Home Equity Loans pursuant to Section
3.05(a) of the Indenture.

                  Overcollateralization  Floor:  An amount  equal to 0.50% of the  aggregate  Cut-off  Date Loan  Balances  of the Home
Equity Loans.

                  Overcollateralization  Increase  Amount:  With respect to any Payment Date  beginning on the Payment Date in November
2006,  an amount  equal to the lesser of (i) P&I  Collections  on the Home Equity  Loans  remaining  after  application  of clauses (i)
through (v) of Section  3.05(a) of the  Indenture  and (ii) the excess,  if any, of (x) the Required  Overcollateralization  Amount for
that Payment Date over (y) the Overcollateralization Amount for that Payment Date.

                  Ownership  Interest:  As to any Certificate,  any ownership or security interest in such  Certificate,  including any interest in such Certificate as the  Certificateholder  thereof and any other interest  therein,  whether direct or indirect,  legal or beneficial, as owner or as pledgee.

                  Owner Trust Estate:  The corpus of the Issuer created by the Trust Agreement which consists of the Home Equity Loans.

                  Owner  Trustee:  Wilmington  Trust Company not in its  individual  capacity but solely as Owner Trustee of the Trust, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

                  Paying  Agent:  Any paying agent or  co-paying  agent  appointed  pursuant to Section  3.03 of the  Indenture,  which initially shall be the Indenture Trustee.

                  Payment  Account:  The account  established  by the Indenture  Trustee  pursuant to Section 8.02 of the Indenture and
Section 5.01 of the Servicing  Agreement.  Amounts  deposited in the Payment  Account will be distributed  by the Indenture  Trustee in accordance with Section 3.05 of the Indenture.

                  Payment Date:  The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

                  Percentage  Interest:  With  respect to any Note and any Payment  Date,  the  percentage  obtained  by  dividing  the
Security  Balance of such Note by the  aggregate  of the  Security  Balances of all Notes  (including  the Term Notes and the  Variable
Funding  Notes) or all Notes of the same Class,  as applicable,  prior to such Payment Date.  With respect to any  Certificate  and any
Payment Date, the Percentage Interest stated on the face of such Certificate.

                  Permitted Investments:  One or more of the following:

(i)      obligations  of or  guaranteed  as to timely  payment  of  principal  and  interest  by the  United  States  or any  agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)     repurchase  agreements on  obligations  specified in clause (i) maturing not more than one month from the date of  acquisition thereof,  provided that the unsecured  short-term debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)    federal funds,  certificates of deposit,  demand deposits,  time deposits and bankers'  acceptances  (which shall each have an original  maturity  of not more than 90 days and,  in the case of  bankers'  acceptances,  shall in no event have an  original maturity  of more than 365 days or a remaining  maturity of more than 30 days)  denominated  in United  States  dollars of any
         U.S. depository  institution or trust company  incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign  depository  institution or trust company;  provided that the debt obligations of such depository institution  or trust  company  at the date of  acquisition  thereof  have been  rated by each  Rating  Agency in its  highest short-term  rating  available;  and,  provided  further that, if the original  maturity of such  short-term  obligations  of a domestic  branch of a foreign  depository  institution or trust company shall exceed 30 days,  the  short-term  rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

(iv)     commercial  paper and demand notes  (having  original  maturities of not more than 365 days) of any  corporation  incorporated under the laws of the United  States or any state  thereof  which on the date of  acquisition  has been  rated by each  Rating
         Agency in its highest  short-term  rating  available;  provided that such commercial paper shall have a remaining  maturity of not more than 30 days;

(v)      any mutual fund, money market fund, common trust fund or other pooled investment  vehicle,  the assets of which are limited to instruments that otherwise would constitute Permitted  Investments  hereunder and have been rated by each Rating Agency in its highest  short-term rating available (in the case of Standard & Poor's such rating shall be either AAAm or AAAm-G),  including any such fund that is managed by the Indenture  Trustee or any  affiliate of the Indenture  Trustee or for which the Indenture
         Trustee or any of its affiliates acts as an adviser; and

(vi)     other  obligations or securities  that are acceptable to each Rating Agency as a Permitted  Investment  hereunder and will not reduce the rating  assigned to any Class of Notes by such Rating Agency  (without  giving effect to any Policy (if any) in the case of Insured Notes (if any)) below the  then-current  rating assigned to such Notes by such Rating Agency,  as evidenced in writing;

                  provided,  however,  that no instrument  shall be a Permitted  Investment if it  represents,  either (1) the right to receive only interest  payments with respect to the underlying  debt instrument or (2) the right to receive both principal and interest payments  derived from obligations  underlying such instrument and the principal and interest  payments with respect to such instrument provide a yield to maturity  greater than 120% of the yield to maturity at par of such  underlying  obligations.  References  herein to the highest  rating  available  on  unsecured  long-term  debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's,  and for purposes of this Agreement,  any references  herein to the highest rating  available on unsecured  commercial paper and short-term debt obligations  shall mean the following:  A-1 in the case of Standard & Poor's,  P-1 in the case of Moody's and
F-1 in the case of Fitch;  provided,  however, that any Permitted Investment that is a short-term debt obligation rated A-1 by Standard
& Poor's  must  satisfy the  following  additional  conditions:  (i) the total  amount of debt from A-1 issuers  must be limited to the investment  of  monthly  principal  and  interest  payments  (assuming  fully  amortizing  collateral);  (ii) the  total  amount of A-1 investments  must not represent more than 20% of the aggregate  outstanding  Security Balance of the Notes and each investment must not mature  beyond 30 days;  (iii) the terms of the debt must have a  predetermined  fixed dollar  amount of principal due at maturity that cannot vary;  and (iv) if the  investments  may be liquidated  prior to their  maturity or are being relied on to meet a certain yield, interest  must be tied to a single  interest  rate index plus a single  fixed spread (if any) and must move  proportionately  with that index.

                  Person:  Any legal individual,  corporation,  limited liability  company,  partnership,  joint venture,  association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Plan:  An  employee  benefit or other plan  subject  to the  prohibited  transaction  restrictions  or the  fiduciary responsibility requirements of ERISA or Section 4975 of the Code.

                  Plan  Investor:  A Plan, any Person  acting,  directly or indirectly,  on behalf of any such Plan or any Person using the "plan assets," within the meaning of the Department of Labor regulations at 29 C.F.R.ss.2510.3-101, of a Plan.

                  Policy: The financial  guaranty  insurance policy (Policy No. 48335) issued by the Credit Enhancer,  dated as of July
28, 2006, with respect to the Notes.

                  Pool Balance:  With respect to any date, the aggregate of the Loan Balances of all Home Equity Loans as of such date.

                  Predecessor  Note: With respect to any particular  Note,  every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this  definition,  any Note  authenticated  and delivered under
Section 4.03 of the Indenture in lieu of a mutilated,  lost,  destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  Principal  Collection  Distribution  Amount:  For any Payment Date, (i) at any time during the Revolving  Period,  so long as an Amortization Event has not occurred,  the Net Principal  Collections and (ii) following an Amortization Event or at any time after the end of the Revolving Period,  the Principal  Collections;  provided,  however,  on any Payment Date with respect to which the
Overcollateralization   Amount  that  would  result  if  determined   without   application  of  this  proviso   exceeds  the  Required
Overcollateralization  Amount, the Principal  Collection  Distribution Amount will be reduced by the amount of such excess to an amount not less than zero.

                  Principal  Collections:  With respect to any Payment Date and any Home Equity Loan,  the  aggregate of the  following amounts:

                  (i)      the total  amount of payments  made by or on behalf of the  Mortgagor,  received  and applied as payments of principal on the Home Equity Loan during the related Collection Period, as reported by the related Subservicer;

                  (ii)     any Net  Liquidation  Proceeds,  allocable as a recovery of principal,  received in connection with the Home
         Equity Loan during the related Collection Period;

                  (iii)    if the Home Equity Loan was  purchased  by the Master  Servicer  pursuant to Section  3.15 of the  Servicing
         Agreement or was repurchased by the Seller pursuant to the Purchase Agreement during the related  Collection  Period,  100% of the Loan  Balance  of the Home  Equity  Loan as of the date of such  purchase  or  repurchase  and if a Home  Equity  Loan was substituted for a Deleted Loan, the amount deposited by the Seller as a Substitution Adjustment Amount; and

                  (iv)     any other amounts  received as payments on or proceeds of the Home Equity Loan during the Collection  Period to the extent applied in reduction of the principal amount thereof;

provided that Principal  Collections shall not include any Foreclosure  Profits, and shall be reduced by any amounts withdrawn from the
Custodial  Account  pursuant to clauses  (c),  (d) and (j) of Section  3.03 of the  Servicing  Agreement,  and  provided  further  that
Principal Collections shall not include any portion of such amounts that are allocable to any Excluded Amount.

                  Principal  Prepayment:  Any payment of principal by a Mortgagor,  which is received in advance of its  scheduled  Due
Date and is not  accompanied by an amount as to interest  representing  scheduled  interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

                  Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

                  Program Guide:  Together, the Seller's Seller Guide and Servicing Guide, as in effect from time to time.

                  Program Seller:  With respect to any Home Equity Loan, the Person that sold such Home Equity Loan to the Seller.

                  Prospectus Supplement:  The prospectus supplement dated July 26, 2006, relating to the Term Notes.

                  Purchase  Agreement:  The Home Equity Loan Purchase  Agreement,  dated as of the Closing Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Home Equity Loans.

                  Purchase Price:  The meaning specified in Section 2.2(a) of the Purchase Agreement.

                  Purchaser:  Residential Funding Mortgage Securities II, Inc., a Delaware corporation, and its successors and assigns.

                  P&I  Collections:  On any Payment Date, the sum of the Interest  Collections  for that Payment Date and so long as an
Amortization Event has not occurred and if during the Revolving Period,  the Net Principal  Collections for that Payment Date, or if an
Amortization Event has occurred or the Revolving Period has ended, the Principal Collections for the applicable Payment Date.

                  Rating  Agency:  Any  nationally  recognized  statistical  rating  organization,  or its  successor,  that  rated the
Securities at the request of the Depositor at the time of the initial  issuance of the  Securities.  Initially,  Moody's and Standard &
Poor's.  If such  organization  or a  successor  is no  longer  in  existence,  "Rating  Agency"  shall be such  nationally  recognized statistical rating organization,  or other comparable Person,  designated by the Depositor,  notice of which designation shall be given to the Indenture  Trustee.  References  herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's or P-1 or better in the case of Moody's and in the case of any other  Rating  Agency shall mean such equivalent  ratings.  References  herein to the highest  long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

                  Record  Date:  With  respect to the Notes and any  Payment  Date,  the close of  business  on the  Business  Day next preceding such Payment Date.

                  Reference Bank Rate:  With respect to any Interest  Period,  as follows:  the arithmetic  mean (rounded  upwards,  if necessary,  to the nearest one sixteenth of a percent) of the offered  rates for United States dollar  deposits for one month which are offered by the Reference  Banks as of 11:00 A.M.,  London,  England  time,  on the second LIBOR  Business Day prior to the first day of such Interest  Period to prime banks in the London  interbank  market for a period of one month in amounts  approximately  equal to the sum of the  outstanding  Security  Balance of the Notes;  provided that at least two such  Reference  Banks provide such rate. If fewer than two offered rates appear,  the Reference Bank Rate will be the  arithmetic  mean of the rates quoted by one or more major banks in
New York City,  selected by the Indenture  Trustee after  consultation  with the Master Servicer and the Credit  Enhancer,  as of 11:00
a.m.,  New York  time,  on such  date for loans in U.S.  Dollars  to  leading  European  Banks  for a period  of one  month in  amounts approximately  equal to the aggregate  Security  Balance of the Notes. If no such  quotations can be obtained,  the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

                  Reference Banks:  Three major banks which are engaged in transactions in the London interbank markets selected by the
Indenture Trustee, after consultation with the Master Servicer and the Credit Enhancer.

                  Registered Holder:  The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

                  Regulation AB: Subpart 229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.ss.ss.229.1100-229.1123,  as such may be amended from time to time, and subject to such  clarification and  interpretation as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                  Related Documents:  With respect to each Home Equity Loan, the documents  specified in Section 2.1(c) of the Purchase
Agreement and any documents  required to be added to such  documents  pursuant to the Purchase  Agreement,  the Trust  Agreement or the
Servicing Agreement.

                  Relief Act  Shortfalls:  With  respect to any  Payment  Date,  for any Home  Equity Loan as to which there has been a reduction  in the amount of interest  collectible  thereon  for the related  Collection  Period as a result of the  application  of the
Servicemembers  Civil Relief Act or any other similar  federal or state law, the shortfall,  if any, equal to (i) one month's  interest on the Loan Balance of such Home Equity Loan at the  applicable  Loan Rate,  without  application  of such Act,  over (ii) the interest collectible on such Home Equity Loan during such Collection Period.

                  REO:  A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

                  REO  Acquisition:  The acquisition by the Master  Servicer on behalf of the Indenture  Trustee for the benefit of the
Noteholders and the Credit Enhancer of any REO Property pursuant to Section 3.07 of the Servicing Agreement.

                  REO Disposition:  As to any REO Property,  a determination by the Master Servicer that it has received  substantially all Insurance  Proceeds,  Liquidation  Proceeds,  REO Proceeds and other payments and recoveries  (including  proceeds of a final sale)
which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

                  REO Proceeds:  Proceeds,  net of expenses,  received in respect of any REO Property  (including,  without limitation, proceeds from the rental of the related  Mortgaged  Property)  which proceeds are required to be deposited  into the Custodial  Account only upon the related REO Disposition.

                  REO  Property:  A  Mortgaged  Property  acquired  by the  Master  Servicer  through  foreclosure  or  deed in lieu of foreclosure in connection with a defaulted Home Equity Loan.

                  Repurchase  Event:  With respect to any Home Equity Loan,  either (i) a discovery  that, as of the Closing Date,  the related Mortgage was not a valid lien on the related  Mortgaged  Property subject only to (A) the lien of any prior mortgage  indicated
on the Home Equity  Loan  Schedule,  (B) the lien of real  property  taxes and  assessments  not yet due and  payable,  (C)  covenants, conditions,  and  restrictions,  rights of way,  easements  and other  matters  of public  record as of the date of  recording  of such
Mortgage  and such  other  permissible  title  exceptions  as are  listed in the  Program  Guide and (D) other  matters  to which  like properties are commonly  subject which do not materially  adversely  affect the value,  use,  enjoyment or marketability of the related
Mortgaged  Property or (ii) with respect to any Home Equity Loan as to which the Seller  delivers a Lost Note  Affidavit,  a subsequent default on such Home Equity Loan if the  enforcement  thereof or of the related  Mortgage is materially  and adversely  affected by the absence of such original Loan Agreement.

                  Repurchase  Price:  With  respect to any Home Equity  Loan  required to be  repurchased  on any date  pursuant to the
Purchase Agreement or purchased by the Master Servicer or the Limited Repurchase Right Holder pursuant to the Servicing  Agreement,  an amount equal to the sum of (i) 100% of the Loan Balance thereof  (without  reduction for any amounts charged off) (or, in the case of a purchase by the Limited  Repurchase  Right Holder pursuant to Section 5.07 of the Trust  Agreement,  the fair market value thereof,  if greater) and (ii) unpaid  accrued  interest at the Loan Rate (or with respect to the last day of the month in the month of  repurchase, the Loan  Rate  will be the Loan Rate in effect as to the  second  to last day in such  month)  on the  outstanding  principal  balance thereof  from the Due Date to which  interest  was last paid by the  Mortgagor  to the first  day of the month  following  the month of purchase.  No portion of any Repurchase Price shall be included in any Excluded Amount for any Payment Date.

                  Request for Release:  The form  attached as Exhibit 4 to the Custodial  Agreement or an electronic  request in a form acceptable to the Custodian.

                  Required  Insurance  Policy:  With  respect to any Home Equity  Loan,  any  insurance  policy which is required to be maintained  from time to time under the  Servicing  Agreement,  the Program Guide or the related  Subservicing  Agreement in respect of such Home Equity Loan.

                  Required  Overcollateralization  Amount:  With respect to any Payment Date prior to the Stepdown  Date,  1.65% of the aggregate  Cut-off Date Loan Balances of the Home Equity  Loans.  With respect to any Payment Date on or after the Stepdown  Date,  the lesser of (a) the initial  Required  Overcollateralization  Amount and (b) 3.30% of the Pool  Balance  for the Home Equity  Loans after application of Interest  Collections  and Principal  Collections  received during the related  Collection  Period but not less than the
Overcollateralization  Floor;  provided  that, if a Trigger  Event has occurred and is  continuing  on such Payment Date,  the Required
Overcollateralization Amount will equal the Required Overcollateralization Amount for the immediately preceding Payment Date.

                  The Required  Overcollateralization  Amount may be reduced with the prior written consent of the Credit Enhancer, but without  the  consent of the  Holders  of the Notes so long as written  confirmation  is  obtained  from each  Rating  Agency  that the reduction will not reduce the rating  assigned to any Class of Notes by that Rating Agency below the lower of the  then-current  rating or the rating assigned to those Notes as of the Closing Date by that Rating Agency without taking into account the Policy.

                  Responsible  Officer:  With  respect to the  Indenture  Trustee,  any officer of the  Indenture  Trustee  with direct responsibility  for the  administration of the Indenture and also, with respect to a particular  matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  Revolving Period:  The period commencing on the Closing Date and ending on July 31, 2011.

                  Rolling  Three Month  Delinquency  Percentage:  With  respect to any  Payment  Date and the Home  Equity  Loans,  the
arithmetic average of the Delinquency Percentages determined for such Payment Date and for each of the two preceding Payment Dates.

                  Scheduled Payments:  As defined in the Policy.

                  Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  Securitization  Transaction:  Any  transaction  involving  a sale or other  transfer of  mortgage  loans  directly or indirectly  to an  issuing  entity  in  connection  with an  issuance  of  publicly  offered  or  privately  placed,  rated or  unrated mortgage-backed securities.

                  Security:  Any of the Certificates or Notes.

                  Security  Balance:  With respect to any Payment Date and the Term Notes,  the Initial  Security Balance thereof prior to such Payment Date reduced by all payments of  principal  thereon  prior to such Payment  Date.  With respect to any Payment Date and the Variable Funding Notes,  the Initial Security Balance thereof prior to such Payment Date (i) increased by the Aggregate  Additional
Balance  Differential  immediately  prior to such Payment Date and (ii)  reduced by all payments of principal  thereon and  Liquidation
Loss Amounts  allocated  thereto prior to such Payment Date.  With respect to any Payment Date and the  Certificates,  the  Certificate
Principal Balance thereof.

                  Securityholder or Holder:  Any Noteholder or a Certificateholder.

                  Seller:  Residential Funding Corporation, a Delaware corporation, and its successors and assigns.

                  Seller's Agreement:  The agreement between the Seller, as purchaser, and the related Program Seller, as seller.

                  Servicing  Agreement:  The Servicing  Agreement,  dated as of the Closing Date,  between the Indenture  Trustee,  the
Issuer and the Master Servicer.

                  Servicing  Certificate:  A certificate prepared by a Servicing Officer on behalf of the Master Servicer in accordance with Section 4.01 of the Servicing Agreement.

                  Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of  Regulation  AB, as such may be amended from time to time.

                  Servicing Default:  The meaning specified in Section 7.01 of the Servicing Agreement.

                  Servicing  Fee:  With respect to any Home Equity Loan,  the sum of the related  Master  Servicing Fee and the related
Subservicing Fee.

                  Servicing Fee Rate:  With respect to any Home Equity Loan, the sum of the related  Master  Servicing Fee Rate and the related Subservicing Fee Rate.

                  Servicing  Officer:  Any officer of the Master  Servicer  involved in, or  responsible  for, the  administration  and servicing  of the Home  Equity  Loans  whose name and  specimen  signature  appear on a list of  servicing  officers  furnished  to the
Indenture Trustee (with a copy to the Credit Enhancer) by the Master Servicer, as such list may be amended from time to time.

                  Servicing Trigger:  As of any Payment Date, for purposes of Section 7.04 of the Servicing  Agreement,  the occurrence of any of the following scenarios:

                  (a)      the Sixty-Plus Delinquency Percentage is greater than 27.00% for the then-current Payment Date; or

                  (b)      on or after the Payment Date in February 2009, the aggregate  amount of Liquidation Loss Amounts on the Home
Equity Loans as a percentage of the Cut-Off Date Loan Balance exceeds the applicable amount set forth below:

                  February 2009 to July 2009:                 2.00% with respect to February 2009, plus
an additional 1/6th of 1.50% for each  month thereafter.

                  August 2009 to July 2010:                   3.50% with respect to August 2009, plus an
additional 1/12th of 2.00% for each  month thereafter.

                  August 2010 to July 2011:                   5.50% with respect to August 2010, plus an
additional 1/12th of 1.25% for each month thereafter.

                  August 2011 to July 2012:                   6.75% with respect to August 2011, plus an
additional 1/12th of 0.75% for each  month   thereafter.

                  August 2012 and thereafter:                 7.50%.

                  Single Certificate:  A Certificate in the denomination of a Certificate Percentage Interest of 10.0000%.

                  Sixty-Plus  Delinquency  Percentage:  With  respect to any Payment  Date and the Home Equity  Loans,  the  arithmetic average,  for each of the three Payment Dates ending with such Payment Date, of the fraction,  expressed as a percentage,  equal to (x)
the aggregate  Loan Balance of the Home Equity Loans that are 60 or more days  delinquent in payment of principal and interest for that
Payment Date,  including Home Equity Loans in foreclosure  and REO, over (y) the aggregate Loan Balance of all of the Home Equity Loans immediately preceding that Payment Date.

                  Standard & Poor's:  Standard & Poor's  Ratings  Services,  a  division  of The  McGraw-Hill  Companies,  Inc.  or its successor in interest.

                  Stated  Value:  With respect to any Home Equity Loan,  the value of the  Mortgaged  Property as stated by the related
Mortgagor in his or her application.

                  Statutory  Trust  Statute:  Chapter 38 of Title 12 of the Delaware Code, 12 Del. Codess.ss.3801 et seq., as the same may be amended from time to time.

                  Stepdown  Date: The later of (a) the Payment Date in February 2009 and (b) the Payment Date on which the Pool Balance of the Home Equity Loans after applying  payments  received in the related  Collection Period is less than 50% of the aggregate Cut-off
Date Loan Balances of the Home Equity Loans.

                  Subsequent  Recoveries:  As of any Payment Date, amounts received by the Master Servicer (net of any related expenses permitted  to be  reimbursed  pursuant to the  Servicing  Agreement)  specifically  related to a Home Equity Loan that was treated as a
Liquidated Home Equity Loan prior to the related Collection Period, and that resulted in a Liquidated Loss Amount.

                  Subservicer:  Any Person with whom the Master Servicer has entered into a Subservicing  Agreement as a Subservicer by the Master Servicer.

                  Subservicing  Account:  An Eligible  Account  established  or maintained by a Subservicer  as provided for in Section
3.02(c) of the Servicing Agreement.

                  Subservicing  Agreement:  The written contract between the Master Servicer and any Subservicer  relating to servicing and administration of certain Home Equity Loans as provided in Section 3.01 of the Servicing Agreement.

                  Subservicing  Fee: With respect to any Collection  Period,  the fee retained  monthly by the Subservicer  (or, in the case of a  nonsubserviced  Home Equity Loan, by the Master  Servicer) equal to the product of (i) the  Subservicing Fee Rate divided by
12 and (ii) the Pool Balance as of the first day of such Collection Period.

                  Subservicing Fee Rate:  With respect to each Home Equity Loan, 0.50% per annum.

                  Substitution  Adjustment  Amounts:  With respect to any Eligible Substitute Loan and any Deleted Loan, the amount, if any, as determined by the Master Servicer,  by which the aggregate  principal  balance of all such Eligible  Substitute Loans as of the date of  substitution  is less than the  aggregate  principal  balance of all such Deleted  Loans (after  application  of the principal portion of the monthly  payments due in the month of  substitution  that are to be distributed  to the Payment  Account in the month of substitution).

                  Teaser Loan:  Any Home Equity Loan which,  as of the Cut-off  Date,  has a Loan Rate that is less than the sum of the
Index at the time of origination plus the applicable Gross Margin.

                  Telerate  Screen Page 3750: The display  designated as page 3750 on the Moneyline  Telerate  Capital  Markets Reports
(or (i) such other page as may replace  page 3750 on that  service for the purpose of  displaying  London  interbank  offered  rates of major banks) or (ii) if such service is no longer  offered,  such other  service for  displaying  LIBOR or  comparable  rates as may be selected by the Indenture Trustee after consultation with the Master Servicer and the Credit Enhancer.

                  Term Notes: The Class A Notes.

                  Transfer: Any direct or indirect transfer,  sale, pledge,  hypothecation or other form of assignment of any Ownership
Interest in a Certificate.

                  Transfer Date:  As defined in Section 3.15(c) of the Servicing Agreement.

                  Transfer Notice Date:  As defined in Section 3.15(c) of the Servicing Agreement.

                  Transferee:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  Transferor:  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  Treasury  Regulations:  Regulations,  including  proposed  or  temporary  Regulations,  promulgated  under  the Code.
References herein to specific  provisions of proposed or temporary  regulations  shall include  analogous  provisions of final Treasury
Regulations or other successor Treasury Regulations.

                  Trigger  Event:  A Trigger  Event is in effect with respect to any Payment Date and the Notes if any of the following conditions are met:

                  (i)      if the Payment Date is  occurring on or after the Payment Date in February  2009 and before the Payment Date in August 2009,  the aggregate  amount of  Liquidation  Loss Amounts on the Home Equity Loans since the Cut-off Date exceeds 1.50% plus
1/6th of 0.50% for each Payment Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

                  (ii)     if the Payment  Date is occurring on or after the Payment Date in August 2009 and before the Payment Date in
August 2010,  the  aggregate  amount of  Liquidation  Loss  Amounts on the Home Equity Loans since the Cut-off Date exceeds  2.00% plus
1/12th of 0.50% for each Payment Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

                  (iii)    if the Payment  Date is occurring on or after the Payment Date in August 2010 and before the Payment Date in
August 2011 the  aggregate  amount of  Liquidation  Loss Amounts on the Home Equity  Loans since the Cut-off  Date  exceeds  2.50% plus
1/12th of 0.50% for each Payment Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

                  (iv)     if the Payment  Date is occurring on or after the Payment Date in August 2011 and before the Payment Date in
August 2012,  the  aggregate  amount of  Liquidation  Loss  Amounts on the Home Equity Loans since the Cut-off Date exceeds  3.00% plus
1/12th of 0.50% for each Payment Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

                  (v)      if the Payment  Date is  occurring on or after the Payment  Date in August  2012,  the  aggregate  amount of
Liquidation  Loss Amounts on the Home Equity Loans since the Cut-off Date exceeds 3.50% of the aggregate  Cut-off Date Loan Balances of the Home Equity Loans; or

                  (vi)     if on any Payment Date on or after the Stepdown  Date,  the Rolling  Three Month  Delinquency  Percentage is
equal to or in excess of 3.50%.

                  Trust:  The Home Equity Loan Trust 2006-HSA4 to be created pursuant to the Trust Agreement.

                  Trust Agreement:  The Amended and Restated Trust Agreement,  dated as of the Closing Date,  between the Owner Trustee and the Depositor.

                  Trust Estate:  The meaning specified in the Granting Clause of the Indenture.

                  Trust  Indenture  Act or TIA: The Trust  Indenture  Act of 1939,  as amended  from time to time,  as in effect on any relevant date.

                  UCC: The Uniform  Commercial Code, as amended from time to time, as in effect in the States of New York,  Delaware or
Minnesota, as applicable.

                  Underwriters:  Citigroup Global Markets Inc. and Residential Funding Securities, LLC.

                  Undercollateralization  Amount:  Initially equal to  approximately  $1,999,628.67.  With respect to any Payment Date, the amount,  if any, by which the aggregate  Security Balance of the Notes on such Payment Date exceeds the Pool Balance as of the last day of the related  Collection Period (after  application of Net Principal  Collections or Principal  Collections,  as the case may be, for such date).

                  Uninsured  Cause:  Any cause of damage to property  subject to a Mortgage such that the complete  restoration of such property is not fully reimbursable by the hazard insurance policies.

                  United States Person: A citizen or resident of the United States, a corporation,  partnership or other entity created or organized  in, or under the laws of, the United  States,  any state  thereof,  or the District of Columbia  (except in the case of a partnership,  to the extent provided in Treasury  regulations) or any political  subdivision thereof, or an estate that is described in
Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

                  Variable Funding Notes: The Notes designated as the "Variable  Funding Notes" in the Indenture,  including any Capped
Funding Notes.